Exhibit 99.1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. PART 2 (EXPLANATORY STATEMENT) OF THIS DOCUMENT COMPRISES AN EXPLANATORY STATEMENT UNDER SECTION 897 OF THE COMPANIES ACT.

The Scheme, if implemented, will result in the cancellation of the listing of the RPS Shares on the Official List and of trading of the RPS Shares on the London Stock Exchange’s Main Market for listed securities.

If you are in any doubt about the action you should take, you should consult your stockbroker, bank manager, solicitor, accountant, or other independent professional adviser duly authorised under the Financial Services and Markets Act 2000 if you are in the United Kingdom, or from another appropriately authorised financial adviser if you are taking advice in a territory outside the United Kingdom.

If you sell or have sold or otherwise transferred all of your RPS Shares, please send this document, together with any accompanying documents (but not any accompanying personalised documents) at once to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee. However, such documents should not be forwarded, distributed, or transmitted (in whole or in part) in, into or from any jurisdiction where to do so would constitute a violation of the relevant laws of that jurisdiction. If you have sold or transferred part only of your RPS Shares, you should retain these documents and consult the stockbroker, bank or other agent through whom the sale or transfer was effected. If you have recently purchased or been transferred RPS Shares, notwithstanding receipt of this document and any accompanying documents from the transferor, you should contact RPS’ Registrar, Equiniti, by telephoning the helpline, details of which are set out on page 15 of this document, to obtain personalised Forms of Proxy.

The release, publication or distribution of this document and accompanying documents, in whole or in part, directly or indirectly, in, into or from jurisdictions other than the United Kingdom may be restricted by the laws of those jurisdictions and therefore persons into whose possession these documents come should inform themselves about, and observe, any such restrictions. Any failure to comply with the restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by law, RPS, Tetra Tech and Tetra Tech, Inc. disclaim any responsibility or liability for the violation of such restrictions by such persons.

Neither this document nor any of the accompanying documents do or are intended to constitute or form part of any offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in relation to the Tetra Tech Acquisition or the Scheme or otherwise, in any jurisdiction in which such offer, invitation or solicitation is unlawful. This document is not a prospectus or a prospectus equivalent document. This document does not constitute an offer to sell or the solicitation of an offer to buy any securities in the United States. Securities may not be offered or sold in the United States unless registered under the US Securities Act (as defined below), and applicable state securities laws or exempt from such registration.

RECOMMENDED CASH ACQUISITION

OF

RPS GROUP PLC (“RPS”)

BY

TETRA TECH UK HOLDINGS LIMITED

(“TETRA TECH”)

(A WHOLLY-OWNED SUBSIDIARY OF TETRA TECH, INC. (“TETRA TECH, INC.”))

to be effected by means of a scheme of arrangement under Part 26 of the Companies Act

RPS Shareholders should read carefully the whole of this document, any information incorporated into this document by reference from another source and the accompanying Forms of Proxy. Your attention is drawn to the letter from the Chairman of RPS in Part 1 (Letter from the Chairman of RPS) of this document, which contains the unanimous recommendation of the RPS Directors that you vote in favour of the Scheme at the Court Meeting and the Resolution at the General Meeting. A letter from Gleacher Shacklock explaining the Tetra Tech Acquisition and the Scheme in greater detail appears in Part 2 (Explanatory Statement) of this document and constitutes an explanatory statement in compliance with section 897 of the Companies Act.

The Scheme will require the approval of the Scheme Shareholders at the Court Meeting to be held at the offices of DLA Piper UK LLP at 160 Aldersgate Street, London EC1A 4HT at 10.00 a.m. on Thursday 3 November 2022. The Scheme will also require the approval of RPS Shareholders of the Resolution at the General Meeting to be held at the same place at 10.15 a.m. on Thursday 3 November 2022 (or as soon thereafter as the Court Meeting has concluded or been adjourned). Notices of the Shareholder Meetings are set out in Part 9 (Notice of Court Meeting) and Part 10 (Notice of General Meeting) respectively of this document.

The action to be taken by RPS Shareholders in respect of the Shareholder Meetings is set out on pages 12 to 14 of this document. Please read this information carefully.

RPS Shareholders are asked to complete and return the enclosed Forms of Proxy (or appoint a proxy electronically or online as referred to in this document) in accordance with the instructions printed thereon as soon as possible, but in any event so as to be received by RPS’ Registrars, Equiniti, not later than 48 hours before the relevant Shareholder Meeting (or, in the case of any adjournment, not later than 48 hours before the time fixed for the adjourned Meeting, in each case excluding any part of such 48 hour period falling on a day that is not a working day).

In the case of the Court Meeting, if the BLUE Form of Proxy for the Court Meeting is not lodged by 10.00 a.m. on Tuesday 1 November 2022, it may be presented in person to the Chair of the Court Meeting or the Equiniti representative who will be present at the Court Meeting, any time prior to the commencement of the Court Meeting.

In the case of the General Meeting, if the PINK Form of Proxy for the General Meeting is not lodged by 10.15 a.m. on Tuesday 1 November 2022 (by post or transmission of a proxy appointment or voting instruction online, through CREST or via Equiniti’s online facility), it will be invalid.

RPS Shareholders who hold RPS Shares in CREST may also appoint a proxy using CREST or online by following the instructions set out in the Forms of Proxy and on pages 12 to 14 (Action to be taken) of this Document.

Any changes to the arrangements for the Court Meeting and the General Meeting will be communicated to Scheme Shareholders and RPS Shareholders before the Shareholder Meetings, through RPS’ website at https://www.rpsgroup.com/ and by announcement through a Regulatory Information Service.

COURT MEETING AND GENERAL MEETING

Further details regarding attending the Court Meeting and General Meeting and the appointment of a proxy for each relevant Shareholder Meeting, are set out on pages 12 to 14 (Action to be Taken) of this document.

It is important that, for the Court Meeting, as many votes as possible are cast so that the Court may be satisfied that there is a fair and reasonable representation of the opinion of Scheme Shareholders. Whether or not you intend to attend and/or vote at the Shareholder Meetings, you are therefore strongly encouraged to complete, sign and return your Forms of Proxy or transmit a proxy instruction (either electronically or through CREST) as soon as possible and, in any event, by no later than 10.00 a.m. on Tuesday 1 November 2022 in the case of the Court Meeting and by 10.15 a.m. on Tuesday 1 November 2022 in the case of the General Meeting (or in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned meeting, in each case excluding any part of such 48 hour period falling on a day that is not a working day).

Completing and returning the Forms of Proxy, completing and transmitting a CREST Proxy Instruction or appointing a proxy electronically will not prevent you from attending and voting in person at either Shareholder Meeting, or any adjournment of either Shareholder Meeting, if you so wish and are so entitled.

If you have any questions relating to this document (or any information incorporated into this document by reference from another source), the Shareholder Meetings or the completion and return of the Forms of Proxy, please telephone the helpline, details of which are set out on page 15 of this document.

Certain terms used in this document are defined in Part 8 (Definitions). References to times in this document are to London, United Kingdom time unless otherwise stated.

IMPORTANT NOTICES

Merrill Lynch International (“BofA Securities”), a subsidiary of Bank of America Corporation, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for Tetra Tech, Inc. and Tetra Tech in connection with the matters set out in this document and for no one else and will not be responsible to anyone other than Tetra Tech, Inc. and Tetra Tech for providing the protections afforded to its clients or for providing advice in relation to the subject matter of this document or any other matters referred to in this document. Neither BofA Securities, nor any of its affiliates, owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of BofA Securities in connection with this document, any statement contained herein or otherwise.

Gleacher Shacklock LLP (“Gleacher Shacklock”), which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting exclusively as financial adviser to RPS and no one else in connection with the Tetra Tech Acquisition and will not be responsible to anyone other than RPS for providing the protections afforded to clients of Gleacher Shacklock nor for providing advice in connection with the Tetra Tech Acquisition or any matter referred to herein.

AEC Advisors LLC (“AEC Advisors”), which provides M&A advice under an exemption from registration issued by the United States Securities and Exchange Commission (“SEC”), is acting exclusively as financial adviser to RPS and no one else in connection with the Tetra Tech Acquisition and shall not be responsible to anyone other than RPS for providing the protections afforded to clients of AEC Advisors nor for providing advice in connection with the Tetra Tech Acquisition or any matter referred to herein. No representation or warranty, express or implied, is made by AEC Advisors as to the contents of this document.

The statements contained in this document are made as at the date of this document, unless some other time is specified in relation to them, and service of this document shall not give rise to any implication that there has been no change in the facts set forth in this document since such date. Nothing in this document shall be deemed to be a forecast, projection or estimate of the future financial performance of Tetra Tech, Tetra Tech, Inc. or RPS except where otherwise stated.

The Tetra Tech Acquisition shall be subject to the applicable requirements of the Takeover Code, the Takeover Panel, the Listing Rules, the London Stock Exchange and the Financial Conduct Authority.

The statements contained in this document are not to be construed as legal, business, financial or tax advice.

Overseas Shareholders

This document has been prepared in accordance with and for the purpose of complying with English law, the Takeover Code, the Market Abuse Regulation, the Disclosure Guidance and Transparency Rules and the Listing Rules and information disclosed may not be the same as that which would have been disclosed if this document had been prepared in accordance with the laws of jurisdictions outside England and Wales.

The release, publication, or distribution of this document in or into certain jurisdictions other than the United Kingdom may be restricted by law. Persons who are not resident in the United Kingdom or who are subject to other jurisdictions should inform themselves of, and observe, any applicable requirements. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any jurisdiction other than the United Kingdom. To the fullest extent permitted by applicable law, the companies and persons involved in the Tetra Tech Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person. This document does not constitute an offer or invitation to purchase or subscribe for any securities or a solicitation of an offer to buy any securities pursuant to this document or otherwise in any jurisdiction in which such offer or solicitation is unlawful.

Unless otherwise determined by Tetra Tech or Tetra Tech, Inc., or required by the Takeover Code, and permitted by applicable law and regulation, the Tetra Tech Acquisition will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Tetra Tech Acquisition by any such use, means, instrumentality or form (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this document and all documents relating to the Tetra Tech Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction, and persons receiving this document and all documents relating to the Tetra Tech Acquisition (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from such jurisdictions where to do so would violate the laws in that jurisdiction. Doing so may render invalid any related purported vote in respect of the Tetra Tech Acquisition. To the fullest extent permitted by applicable law, the companies and persons involved in the Tetra Tech Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person. If the Tetra Tech Acquisition is implemented (with the consent of the Takeover Panel) by way of a Takeover Offer (unless otherwise permitted by applicable law and regulation), the Takeover Offer may not be made, directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including, but not limited to, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and the Takeover Offer may not be capable of acceptance by any such use, means, instrumentality or facilities.

The availability of the Tetra Tech Acquisition to RPS Shareholders who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions in which they are resident. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable requirements. In particular, the ability of persons who are not resident in the United Kingdom to vote their Scheme Shares with respect to the Scheme at the Court Meeting, or to appoint another person as proxy to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Tetra Tech Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person.

If any Overseas Shareholder remains in any doubt, it should consult an appropriate independent professional adviser in its relevant jurisdiction without delay.

Additional information for US investors

RPS Shareholders in the United States should note that the Tetra Tech Acquisition relates to shares of an English company and is proposed to be effected by means of a scheme of arrangement provided for under, and governed by, the laws of England and Wales. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act.

Accordingly, the Tetra Tech Acquisition is subject to the disclosure and procedural requirements applicable in the United Kingdom to schemes of arrangement which differ from the disclosure requirements of United States tender offer and proxy solicitation rules.

However, if Tetra Tech were to elect to implement the Tetra Tech Acquisition by means of a Takeover Offer, such Takeover Offer shall be made in compliance with all applicable United States laws and regulations, including any applicable exemptions under the US Exchange Act, including Section 14(e) of the US Exchange Act and Regulation 14E thereunder. Such a takeover would be made in the United States by Tetra Tech and no one else.

In the event that the Tetra Tech Acquisition is implemented by way of a Takeover Offer, in accordance with normal United Kingdom practice and pursuant to Rule 14e-5(b) of the US Exchange Act, Tetra Tech or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, shares or other securities of RPS outside the United States, other than pursuant to such Takeover Offer, during the period in which such Takeover Offer would remain open for acceptance. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. If such purchases or arrangements to purchase were to be made, they would be made outside the United States and would comply with applicable law, including United Kingdom laws and the US Exchange Act. Any such purchases by Tetra Tech or its or its nominees, or its brokers (acting as agents), will not be made at prices higher than the price of the Tetra Tech Acquisition provided in this document unless the price of the Tetra Tech Acquisition is increased accordingly. Any information about such purchases or arrangements to purchase shall be disclosed as required in the United Kingdom, shall be reported to a Regulatory Information Service and shall be available on the London Stock Exchange website at www.londonstockexchange.com.

This document does not constitute or form a part of any offer to sell or issue, or any solicitation of any offer to purchase, subscribe for or otherwise acquire, any securities in the United States. Neither the Tetra Tech Acquisition nor this document have been approved by the SEC, any state securities commission in the United States or any other US regulatory authority, nor have such authorities approved or disapproved or passed judgment upon the fairness or the merits of the Tetra Tech Acquisition, or determined if this document is adequate, accurate or complete. Any representation to the contrary is a criminal offence in the United States.

Each RPS Shareholder is urged to consult their independent professional adviser immediately regarding the tax consequences of the Tetra Tech Acquisition applicable to them, including under applicable United States state and local, as well as overseas and other, tax laws.

Except where otherwise indicated, financial information relating to RPS and/or the RPS Group included in this document has been or shall have been prepared in accordance with accounting standards applicable in the United Kingdom and may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States.

Tetra Tech, Inc. is incorporated under the laws of Delaware and RPS is organised under the laws of England and Wales. Some or all of the officers and directors of Tetra Tech, Inc. Tetra Tech and RPS may be residents of countries other than the United States. In addition, most of the assets of RPS are located outside the United States. As a result, it may be difficult for US shareholders of RPS to effect service of process within the United States upon Tetra Tech, Inc., Tetra Tech and RPS or their respective officers or directors or to enforce against them a judgment of a US court predicated upon the federal or state securities laws of the United States.

Additional information for Canadian investors

Holders of RPS Shares resident or located in Canada should note that the Tetra Tech Acquisition relates to shares of an English company and is proposed to be implemented by means of a scheme of arrangement provided for under the laws of England and Wales (although Tetra Tech reserves the right to implement the Tetra Tech Acquisition by way of a Takeover Offer, subject to the Takeover Panel’s consent). A transaction implemented by means of a scheme of arrangement is not subject to the provisions of Canadian provincial securities laws applicable to takeover bids. Accordingly, the Tetra Tech Acquisition is subject to applicable disclosure and other procedural requirements and practices applicable in the United Kingdom, which differ from those applicable to takeover bids under Canadian provincial securities laws. Except where otherwise indicated, the financial information included in this document has been prepared in accordance with accounting standards applicable in the United Kingdom and thus may not be comparable to financial information of Canadian companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in Canada. If the Tetra Tech Acquisition is implemented by way of a Takeover Offer, that offer will be made in compliance with (or pursuant to available exemptions from) the applicable requirements of Canadian provincial securities laws. The receipt of cash pursuant to the Tetra Tech Acquisition by a Canadian holder as consideration for the transfer of its RPS Shares pursuant to the Scheme may be a taxable transaction for Canadian federal income tax purposes and under applicable Canadian provincial income tax laws, as well as foreign and other tax laws. Each RPS Shareholder is urged to consult their independent professional adviser immediately regarding the tax consequences of the Tetra Tech Acquisition applicable to them. RPS is located in a country other than Canada, and some or all of its officers and directors may be residents of a country other than Canada. It may be difficult for Canadian holders of RPS Shares to enforce judgments obtained in Canada against any person that is incorporated, continued or otherwise organised under the laws of a foreign jurisdiction or resides outside Canada, even if the party has appointed an agent for service of process.

Cautionary note regarding forward-looking statements

This document (including information incorporated by reference in this document), oral statements made regarding the Tetra Tech Acquisition, and other information published by RPS, Tetra Tech or any member of the Wider Tetra Tech Group or Wider RPS Group contains statements which are, or may be deemed to be, “forward-looking statements” under applicable securities laws. Such forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which RPS, Tetra Tech, any member of the Wider Tetra Tech Group, the Wider RPS Group or the Enlarged Group shall operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements.

The forward-looking statements contained in this document relate to future events, including RPS, Tetra Tech, any member of the Wider Tetra Tech Group, the Wider RPS Group or the Enlarged Group’s future prospects, developments and business strategies, the expected timing and scope of the Tetra Tech Acquisition, certain plans and objectives of the boards of directors of RPS, Tetra Tech, any member of the Wider Tetra Tech Group or Wider RPS Group, expectations regarding whether the Tetra Tech Acquisition will be completed, including whether any conditions to Completion will be satisfied, and the anticipated timing for Completion, the expected effects of the Tetra Tech Acquisition on RPS, Tetra Tech, any member of the Wider Tetra Tech Group or Wider RPS Group; as well as the financial condition, results of operations and businesses of Tetra Tech, any member of the Wider Tetra Tech Group, RPS or the Wider RPS Group following the implementation of the Tetra Tech Acquisition, and other statements other than historical facts. These include statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, economic performance, synergies, indebtedness, financial condition, dividend policy, losses and future prospects of RPS, Tetra Tech, the Wider Tetra Tech Group, the Wider RPS Group and/or the Enlarged Group; (ii) business and management strategies and the expansion and growth of RPS’, Tetra Tech’s, any member of the Wider Tetra Tech Group’s, the Wider RPS Group’s and/or the Enlarged Group’s operations, benefits and potential synergies resulting from the Tetra Tech Acquisition; (iii) expectations regarding the integration of the Wider RPS Group and timing thereof; (iv) expectations regarding anticipated cost savings, operating efficiencies and operational, competitive and cost synergies, and the manner of achieving such synergies; and (v) the effects of global economic conditions and governmental regulation on RPS’, Tetra Tech’s, any member of the Wider Tetra Tech Group’s, the Wider RPS Group’s or the Enlarged Group’s businesses. In some cases, these forward-looking statements can be identified by the use of forward looking terminology, including the terms “believes”, “estimates”, “will look to”, “would look to”, “plans”, “prepares”, “anticipates”, “expects”, “is expected to”, “is subject to”, “budget”, “scheduled”, “forecasts”, “synergy”, “strategy”, “goal”, “cost-saving”, “projects”, “intends”, “may”, “will”, “shall” or “should” or their negatives or other variations or comparable terminology. Such forward-looking statements reflect current beliefs of management of RPS, Tetra Tech, Inc. or Tetra Tech, as applicable, and are based on certain factors and assumptions, which by their nature are subject to inherent risks and uncertainties. While RPS, Tetra Tech, Inc. and Tetra Tech consider these factors and assumptions to be reasonable based on information available as at the date hereof, actual events or results could differ materially from the results, predictions, forecasts, conclusions or projections expressed or implied in the forward-looking statements.

By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that shall occur in the future. These events and circumstances include changes in, and assumptions about, the global, political, economic, business, competitive, market and regulatory forces and conditions, future exchange and interest rates, changes in tax rates, future business combinations or disposals, any epidemic, pandemic or disease outbreak, the satisfaction of the conditions to Completion on the proposed terms and schedule, the state of the global economy and the economies of the regions in which RPS, Tetra Tech, the Wider Tetra Tech Group and/or the Wider RPS Group operate, the state of and access to global and local capital and credit markets, the availability of borrowings to be drawn down under, and the utilisation of, various elements and components of Tetra Tech’s financing plan in accordance with their respective terms; the sufficiency of Tetra Tech’s, the Wider Tetra Tech Group’s or the Wider RPS Group’s liquidity and working capital requirements for the foreseeable future; the ability of the Wider Tetra Tech Group and the Wider RPS Group to successfully integrate their respective businesses, processes, systems and operations and retain key employees, the Enlarged Group’s ability to make acquisitions and its ability to integrate or manage such acquired businesses, and the anticipated impacts of the COVID-19 pandemic and the Russia-Ukraine war on RPS’, Tetra Tech’s, the Wider Tetra Tech Group’s, the Wider RPS Group’s or the Enlarged Group’s businesses, operating results, cash flows and/or financial condition, including the effect of measures implemented as a result of the COVID-19 pandemic and the Russia-Ukraine war and, as relates to Tetra Tech and Tetra Tech, Inc. specifically, risks, uncertainties and assumptions relating to the potential failure to realise anticipated benefits from the Tetra Tech Acquisition, currency exchange risk and foreign currency exposure related to the purchase price of the Tetra Tech Acquisition, the absence of deal protection mechanisms under the Tetra Tech Acquisition, Tetra Tech’s and Tetra Tech, Inc.’s reliance upon information provided by RPS in connection with the Tetra Tech Acquisition and publicly available information, risks associated with historical and pro forma financial information, potential undisclosed costs or liabilities associated with the Tetra Tech Acquisition, Tetra Tech, Tetra Tech, Inc. or RPS being adversely impacted during the pendency of the Tetra Tech Acquisition, and change of control and other similar provisions and fees; Tetra Tech’s and Tetra Tech, Inc.’s ability to retain and attract new business, achieve synergies and maintain market position arising from successful integration plans relating to the Tetra Tech Acquisition, Tetra Tech’s and Tetra Tech, Inc.’s ability to otherwise complete the integration of RPS within anticipated time periods and at expected cost levels, Tetra Tech’s and Tetra Tech, Inc.’s ability to attract and retain key employees in connection with the Tetra Tech Acquisition, management’s estimates and expectations in relation to future economic and business conditions and other factors in relation to the Tetra Tech Acquisition and resulting impact on growth and accretion in various financial metrics, the realisation of the expected strategic, financial and other benefits of the Tetra Tech Acquisition in the timeframe anticipated, the accuracy and completeness of public and other disclosure (including financial disclosure) by RPS. If any one or more of these risks or uncertainties materialises or if any one or more of the assumptions prove incorrect, actual results may differ materially from those expected, estimated or projected. Accordingly, Tetra Tech and RPS can give no assurance that such expectations, estimations or projections will prove to be correct and such forward-looking statements should therefore be construed in the light of such factors. Tetra Tech and RPS caution that the foregoing list of risk factors is not exhaustive. Neither RPS nor any of Tetra Tech or any member of the Wider Tetra Tech Group or the Wider RPS Group, nor any of their respective associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this document shall actually occur or that actual results will be consistent with forward-looking statements. Given these risks and uncertainties, readers should not place any reliance on forward-looking statements.

Specifically, statements of estimated cost savings and synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to may not be achieved, may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. Due to the scale of the Enlarged Group, there may be additional changes to the Enlarged Group’s operations. As a result, and given the fact that the changes relate to the future, the resulting cost synergies may be materially greater or less than those estimated.

The forward-looking statements speak only at the date of this document. All subsequent oral or written forward-looking statements attributable to any member of the Tetra Tech Group or RPS Group, or any of their respective associates, directors, officers, employees or advisers, are expressly qualified in their entirety by the cautionary statement above.

Tetra Tech and RPS expressly disclaim any obligation to update such statements other than as required by law or by the rules of any competent regulatory authority, whether as a result of new information, future events or otherwise.

No profit forecasts or estimates

No statement in this document (or any information incorporated by reference into this document from another source) is intended as a profit forecast or estimate for any period and no statement in this document should be interpreted to mean that earnings or earnings per ordinary share for Tetra Tech or RPS, as appropriate, for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per ordinary share for Tetra Tech or RPS, as appropriate.

Disclosure requirements of the Takeover Code

Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company; and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th Business Day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th Business Day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company; and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the Business Day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror, and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Takeover Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Electronic communications

Please be aware that addresses, electronic addresses and certain information provided by RPS Shareholders, persons with information rights and other relevant persons for the receipt of communications from RPS may be provided to Tetra Tech or Tetra Tech, Inc. during the Offer Period as required under Section 4 of Appendix 4 of the Takeover Code.

Publication on websites and availability of hard copies

This document, together with any information incorporated into this document by reference to another source, will be available (subject to any applicable restrictions relating to persons resident in Restricted Jurisdictions), free of charge, on the following websites during the course of the Tetra Tech Acquisition:

*	https://www.tetratech.com/investor-offer; and

*	https://www.rpsgroup.com/tetra-tech-offer

RPS Shareholders, persons with information rights in RPS, participants in the RPS Share Plans and any other person to whom this document has been sent, may request a hard copy of this document (and any information incorporated in this document by reference to another source), free of charge: (i) by telephoning Equiniti on +44 (0)345 504 9911; or (ii) by submitting a request in writing to Equiniti Limited, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, United Kingdom. Calls are charged at the standard geographic rate and will vary by provider. Calls outside the United Kingdom will be charged at the applicable international rate. Lines will be open between 8.30 a.m. to 5.30 p.m., Monday to Friday excluding public holidays in England and Wales. Different charges may apply to calls from mobile telephones. Calls may be recorded and randomly monitored for security and training purposes. The helpline cannot provide advice on the merits of the Tetra Tech Acquisition nor give any financial, legal or tax advice. For persons who receive a copy of this document in electronic form or via a website notification, a hard copy of this document and any such information incorporated in it by reference to another source will not be sent unless so requested. In accordance with Rule 30.3 of the Takeover Code, a person so entitled may also request that all future documents, announcements and information to be sent to them in relation to the Tetra Tech Acquisition should be in hard copy form.

Rounding

Certain figures included in this document have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Incorporation of information by reference into this document

Part 4 (Financial and Ratings Information) of this document sets out which sections of certain documents are incorporated by reference into, and form part of, this document.

Time

All times shown in this document are London times, unless otherwise stated.

General

If you are in any doubt about the contents of this document or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor, accountant or from an independent financial adviser duly authorised under the Financial Services and Markets Act 2000 (as amended).

Date

This document is dated 11 October 2022.

ACTION TO BE TAKEN

For the reasons set out in this document, the RPS Directors, who have been so advised by Gleacher Shacklock and AEC Advisors as to the financial terms of the Tetra Tech Acquisition, consider the terms of the Tetra Tech Acquisition to be fair and reasonable and consider the terms of the Tetra Tech Acquisition to be in the best interests of RPS Shareholders as a whole. In providing their financial advice to the RPS Directors, Gleacher Shacklock and AEC Advisors have taken into account the commercial assessments of the RPS Directors. Gleacher Shacklock is providing independent financial advice to the RPS Directors for the purposes of Rule 3 of the Takeover Code.

Accordingly, in order to implement the Tetra Tech Acquisition, the RPS Directors unanimously recommend that you vote in favour of the Scheme at the Court Meeting and the Resolution proposed at the General Meeting, and that you take the action described below. The RPS Directors have withdrawn their recommendation of the WSP Offer.

These pages should be read in conjunction with the rest of this document and, in particular, paragraph 13.12 (Action to be taken) of Part 2 (Explanatory Statement) of this document and the notices of the Court Meeting and the General Meeting at Part 9 (Notice of Court Meeting) and Part 10 (Notice of General Meeting) respectively of this document.

Any changes to the arrangements for the Court Meeting and the General Meeting will be communicated to Scheme Shareholders and RPS Shareholders before the Shareholder Meetings, including through RPS’ website at https://www.rpsgroup.com/ and by announcement through a Regulatory Information Service.

DOCUMENTS

Please check you have received the following with this document:

*	a BLUE Form of Proxy for use at the Court Meeting;
*	a PINK Form of Proxy for use at the General Meeting; and
*	a reply-paid envelope for use in the United Kingdom only for return of the Forms of Proxy.

If you have not received these documents, please contact RPS’ Registrars, Equiniti, on the helpline, details of which are set out on page 15 of this document.

VOTING AT THE COURT MEETING AND THE GENERAL MEETING

The Scheme will require the approval of the Scheme Shareholders at the Court Meeting to be held at the offices of DLA Piper UK LLP at 160 Aldersgate Street, London EC1A 4HT at 10.00 a.m. on Thursday 3 November 2022. The Scheme will also require the approval of RPS Shareholders of the Resolution at the General Meeting to be held at the same place at 10.15 a.m. on Thursday 3 November 2022 (or as soon thereafter as the Court Meeting has concluded or been adjourned). Notices of the Shareholder Meetings are set out in Part 9 (Notice of Court Meeting) and Part 10 (Notice of General Meeting) respectively of this document. Upon the Scheme becoming Effective, it will be binding on all Scheme Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the General Meeting (and, if they attended and voted, whether or not they voted in favour).

Scheme Shareholders and RPS Shareholders are strongly encouraged to submit proxy appointments and instructions for the Court Meeting and the General Meeting as soon as possible, using any of the methods (by post, online or electronically through CREST) set out below.

RPS Shareholders are entitled to appoint a proxy in respect of some or all of their RPS Shares and may also appoint more than one proxy, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by such holder. RPS Shareholders who wish to appoint more than one proxy in respect of their holding of RPS Shares should contact Equiniti for further Forms of Proxy or photocopy the Forms of Proxy as required.

The completion and return of the Forms of Proxy by post (or transmission of a proxy appointment or voting instruction online, through CREST or via Equiniti’s online facility) will not prevent you from attending and voting at the Court Meeting or the General Meeting, if you are entitled to and wish to do so.

Scheme Shareholders and RPS Shareholders are required to submit or amend proxy voting instructions in respect of the relevant Shareholder Meeting not later than 48 hours before the relevant Shareholder Meeting (excluding any part of such 48 hour period falling on a day that is not a working day) (or in the case of any adjournment, not later than 48 hours before the time fixed for the adjourned Shareholder Meeting). In the case of the Court Meeting only, Scheme Shareholders who have not cast or amended their proxy voting instructions by this time may be presented in person to the Chair of the Court Meeting or the Equiniti representative who will be present at the Court Meeting, any time prior to the commencement of the Court Meeting (or any adjournment thereof).

(a)      Sending Forms of Proxy by Post

Whether or not you plan to attend the Shareholder Meetings, please complete the enclosed Forms of Proxy in accordance with the instructions printed on them and return them to: Equiniti Limited, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA as soon as possible and, in any event, so as to be received by no later than:

*	10.00 a.m. on Tuesday 1 November 2022 in the case of the BLUE Form of Proxy for the Court Meeting; and

*	10.15 a.m. on Tuesday 1 November 2022 in the case of the PINK Form of Proxy for the General Meeting,

or in the case of any adjournment, not later than 48 hours before the time fixed for the adjourned meeting, in each case excluding any part of such 48 hour period falling on a day that is not a working day. A reply- paid envelope is provided for use in the United Kingdom only.

Forms of Proxy returned by fax will not be accepted.

If the BLUE Form of Proxy for the Court Meeting is not lodged by the relevant time, it may be presented in person to the Chair of the Court Meeting or the Equiniti representative who will be present at the Court Meeting, any time prior to the commencement of the Court Meeting (or any adjournment thereof).

If the PINK Form of Proxy for the General Meeting is not lodged by the relevant time, it will be invalid.

(b)      Electronic appointment of proxies through CREST

If you hold your RPS Shares in CREST and wish to appoint a proxy or proxies for the Shareholder Meetings (or any adjournment(s)) by using the CREST electronic proxy appointment service, you may do so by using the procedures set out in the CREST Manual (please also refer to the accompanying notes on the notices of each Shareholder Meeting set out in Part 9 (Notice of Court Meeting) and Part 10 (Notice of General Meeting) respectively of this document). In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear’s specifications and must contain the information required for such instructions, as described in the CREST Manual.

Proxies submitted electronically through CREST (CREST Participant ID RA19) must be sent as soon as possible, and in any event, so as to be received by no later than 10.00 a.m. on Tuesday 1 November 2022 in the case of the Court Meeting and by 10.15 a.m. on Tuesday 1 November 2022 in the case of the General Meeting (or in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned meeting, in each case excluding any part of such 48 hour period falling on a day that is not a working day). No message received through the CREST network after this time will be accepted. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which Equiniti is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

CREST personal members or other CREST sponsored members, and those CREST members who have appointed a voting service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.

CREST members and, where applicable, their CREST sponsors or voting service providers, should note that Euroclear does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider(s), to procure that his or her CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

In the case of the Court Meeting only, if the CREST proxy or instruction is not received by this time, the BLUE Form of Proxy may be presented in person to the Chair of the Court Meeting or the Equiniti representative who will be present at the Court Meeting, any time prior to the commencement of the Court Meeting (or any adjournment thereof).

In the case of the General Meeting only, if the CREST proxy or instruction is not received by this time, it will be invalid.

(c)       Online appointment of proxies

RPS Shareholders entitled to attend and vote at the Shareholder Meetings may appoint a proxy electronically by logging on to www.sharevote.co.uk (“Sharevote”), selecting “Register for the Share Portal” and entering “RPS” in the box provided. To use Sharevote, you will need the Voting ID, Task ID and Shareholder Reference Number contained on the proxy card. Shareholders who have registered with Equiniti’s online portfolio service, Shareview, can appoint their proxy electronically by logging onto their portfolio at www.shareview.co.uk using their usual user ID and password by clicking on the “My Investments” page, then clicking on the link to vote, then following the on-screen instructions.

For an electronic proxy to be valid, your appointment must be received by Equiniti by no later than 10.00 a.m. on Tuesday 1 November 2022 in the case of the Court Meeting and by 10.15 a.m. on Tuesday 1 November 2022 in the case of the General Meeting (or in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned meeting, in each case excluding any part of such 48 hour period falling on a day that is not a working day).

Any electronic communication found to contain a computer virus will not be accepted.

In the case of the Court Meeting only, if the electronic proxy appointment is not received by this time, the BLUE Form of Proxy may be presented in person to the Chair of the Court Meeting or the Equiniti representative who will be present at the Court Meeting, any time prior to the commencement of the Court Meeting (or any adjournment thereof).

In the case of the General Meeting only, if the electronic proxy appointment is not received by this time, it will be invalid.

Completing and returning the Forms of Proxy, or completing and transmitting a CREST Proxy Instruction or appointing a proxy electronically will not prevent you from attending and voting in person at the Shareholder Meetings, or any adjournment of the Shareholder Meetings, if you so wish and are so entitled.

IT IS IMPORTANT THAT, FOR THE COURT MEETING, AS MANY VOTES AS POSSIBLE ARE CAST SO THAT THE COURT MAY BE SATISFIED THAT THERE IS A FAIR AND REASONABLE REPRESENTATION OF THE OPINION OF SCHEME SHAREHOLDERS. WHETHER OR NOT YOU INTEND TO ATTEND AND/OR VOTE AT THE SHAREHOLDER MEETINGS, YOU ARE THEREFORE STRONGLY ENCOURAGED TO COMPLETE, SIGN AND RETURN YOUR FORMS OF PROXY OR TRANSMIT A PROXY INSTRUCTION (EITHER ELECTRONICALLY OR THROUGH CREST) AS SOON AS POSSIBLE AND, IN ANY EVENT, BY NO LATER THAN 10.00 A.M. ON TUESDAY 1 NOVEMBER 2022 IN THE CASE OF THE COURT MEETING AND BY 10.15 A.M. ON TUESDAY 1 NOVEMBER 2022 IN THE CASE OF THE GENERAL MEETING (OR IN THE CASE OF ANY ADJOURNMENT, NOT LATER THAN 48 HOURS BEFORE THE TIME FIXED FOR THE HOLDING OF THE ADJOURNED MEETING, IN EACH CASE EXCLUDING ANY PART OF SUCH 48 HOUR PERIOD FALLING ON A DAY THAT IS NOT A WORKING DAY).

RPS SHARE PLANS

Participants in the RPS Share Plans will be contacted separately regarding the effect of the Scheme on their rights under the RPS Share Plans and, where required, appropriate proposals will be made to such participants. A summary of the effect of the Scheme on outstanding RPS Options and the appropriate proposals being made, where required, to the holders of RPS Options is set out in paragraph 10 (Effect of the Tetra Tech Acquisition on RPS Share Plans) of Part 2 (Explanatory Statement) of this document.

HELPLINE

If you have any questions relating to this document (or any information incorporated into this document by reference from another source), the Shareholder Meetings or the completion and return of the Forms of Proxy, please telephone Equiniti on +44 (0)345 504 9911. Calls are charged at the standard geographic rate and will vary by provider. Calls outside the United Kingdom will be charged at the applicable international rate. Lines will be open between 8.30 a.m. to 5.30 p.m., Monday to Friday excluding public holidays in England and Wales. Different charges may apply to calls from mobile telephones. Calls may be recorded and randomly monitored for security and training purposes. The helpline cannot provide advice on the merits of the Tetra Tech Acquisition or give any financial, legal or tax advice.

EXPECTED TIMETABLE OF PRINCIPAL EVENTS

The following indicative timetable sets out the expected dates for implementation of the Scheme based on RPS’, Tetra Tech’s and Tetra Tech, Inc.'s current expected dates for implementation of the Scheme and is subject to change. If any of the dates and/or times in this expected timetable change, the revised dates and/ or times will be notified to RPS Shareholders by announcement through a Regulatory Information Service.

Event	Time and/or date(1)
Publication of this document	Tuesday 11 October 2022
Latest time for lodging Forms of Proxy for the:
Court Meeting (BLUE Form of Proxy)	10.00 a.m. on Tuesday 1 November 2022(2)
General Meeting (PINK Form of Proxy)	10.15 a.m. on Tuesday 1 November 2022(3)
Voting Record Time	6.30 p.m. on Tuesday 1 November 2022(4)
Court Meeting	10.00 a.m. on Thursday 3 November 2022
General Meeting	10.15 a.m. on Thursday 3 November 2022(5)

The following times and dates associated with the Scheme are indicative only and will depend, among other things, on the date on which: (i) the Conditions are either satisfied or (if capable of waiver) waived in respect of the Scheme; (ii) the Court sanctions the Scheme; and (iii) the Court Order(s) sanctioning the Scheme are delivered to the Registrar of Companies. RPS will give adequate notice of any change(s) by issuing an announcement through a Regulatory Information Service (with such announcement being made available on RPS’ website at https://www.rpsgroup.com/) and, if required by the Takeover Panel, send notice of the change(s) to Shareholders and other persons with information rights and, for information only, to participants in the RPS Share Plans. Further updates and changes to these times will be notified in the same way. Please see also note (1) below.

Court Hearing to seek sanction of the Scheme	a date no later than 30 days after the satisfaction (or, if applicable, waiver) of the Conditions (other than Condition 2.3), prior to the Longstop Date (“D”)(6)
Last day of dealings in, and for registration of transfers of, and disablement in CREST of, RPS Shares	D+1 Business Day
Scheme Record Time
Disablement of CREST in respect of RPS Shares	6.00 p.m. on D+1 Business Day
Suspension of listing of, and dealings in, RPS Shares	6.00 p.m. on D+1 Business Day
Effective Date of Scheme(7)	by 7.30 a.m. on D+2 Business Days
Cancellation of listing and admission to trading of RPS Shares	D+2 Business Days
7.30 a.m. on the next Business Day after the Effective Date
Latest date for despatch of cheques and crediting of CREST accounts and processing electronic transfers for cash consideration due under the Scheme	Within 14 days of the Effective Date
Long-stop Date	9 August 2023(8)

(5)	To commence at the time fixed or, if later, immediately after the conclusion or adjournment of the Court Meeting.
(6)	Tetra Tech, Tetra Tech, Inc. and RPS may agree a later date, with the consent of the Takeover Panel and, if required, which the Court may allow.
(7)	RPS expects that, subject to the satisfaction (or, where applicable, waiver) of the Conditions in Part 3 (Conditions and Further Terms of the Tetra Tech Acquisition and the Scheme) of this document, the Scheme will become Effective by the end of 2022.
(8)	This is the last date on which the Scheme may become Effective unless Tetra Tech and RPS, with the consent of the Takeover Panel and, if required, the approval of the Court, agree a later date.

PART 1

LETTER FROM THE CHAIRMAN OF RPS

(Incorporated in England and Wales with registered number 2087786)

Directors:	Registered office: 20
Kenneth Lever (Non-Executive Chairman)	Western Avenue
John Douglas (Chief Executive Officer)	Milton Park
Judith Cottrell (Group Finance Director)	Abingdon
Allison Bainbridge (Independent Non-Executive Director)	Oxfordshire
Elizabeth Peace (Senior Independent Non-Executive Director)	OX14 4SH
Michael McKelvy (Independent Non-Executive Director)

11 October 2022

To all holders of RPS Shares and, for information only, to the holders of options or awards under the RPS Share Plans and persons with information rights in RPS

Dear Shareholder,

Recommended cash acquisition of RPS by Tetra Tech

1.          Introduction

On 8 August 2022, the boards of WSP Global, WSP Holdings and RPS announced that they had reached agreement on the terms of a recommended cash offer pursuant to which WSP Holdings, or another wholly- owned subsidiary of WSP Global, would acquire the entire issued and to be issued share capital of RPS, to be implemented by a scheme of arrangement (the “WSP Offer”). The scheme document in respect of the WSP Offer was published on 1 September 2022.

On 23 September 2022, the boards of Tetra Tech, Inc., Tetra Tech and RPS announced they had reached agreement on the terms of a higher recommended cash acquisition pursuant to which Tetra Tech (a wholly owned subsidiary of Tetra Tech, Inc.) would acquire the entire issued and to be issued share capital of RPS. The Tetra Tech Acquisition will be effected by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act.

I am writing to you today to set out the terms, and provide further details, of the Tetra Tech Acquisition and the background to and reasons why the RPS Directors consider the terms of the Tetra Tech Acquisition to be fair and reasonable and unanimously recommend that you vote in favour of the Scheme at the Court Meeting and the Resolution at the General Meeting, both of which will be held on Thursday 3 November 2022 at the offices of DLA Piper UK LLP at 160 Aldersgate Street, London EC1A 4HT. The Court Meeting will start at 10.00 a.m. and the General Meeting will start at 10.15 a.m. (or as soon thereafter as the Court Meeting has concluded or been adjourned).

2.          Summary of the terms of the Tetra Tech Acquisition

Under the terms of the Tetra Tech Acquisition, which is subject to the Conditions and further terms set out in Part 3 (Conditions and Further Terms of the Tetra Tech Acquisition and the Scheme) of this document, RPS Shareholders will be entitled to receive:

for each Scheme Share 222 pence in cash (the “Acquisition Price”)

The Acquisition Price represents a premium of approximately:

*	7.8 per cent. to the offer price of 206 pence per RPS Share offered pursuant to the WSP Offer; and
*	109.5 per cent. to the volume-weighted average price of 106 pence per RPS Share for the 90-day period ended 8 August 2022 (being the last Business Day prior to the start of the Offer Period).

The Tetra Tech Acquisition values the entire issued and to be issued share capital of RPS at approximately £636 million.

The Tetra Tech Acquisition represents a multiple of approximately 16.0x the RPS Group’s Last 12 Months’ pre-IFRS 16 Adjusted EBITDA as at 30 June 2022 or 10.7x the RPS Group’s estimated Last 12 Months’ pre-IFRS 16 Adjusted EBITDA as at 30 June 2022 once the full benefit of expected synergies are taken into account.

The Acquisition Price further represents a premium of approximately 89.7 per cent. to the Closing Price per RPS Share of 117 pence on 8 August 2022 (being the last Business Day prior to the start of the Offer Period).

3.           Background to and reasons for the RPS Directors’ recommendation

At the time of the WSP Offer, the RPS Directors concluded that the WSP Offer represented a full value for RPS and its intrinsic value based on its future prospects and provided the opportunity for RPS Shareholders to realise a significant premium and a certain valuation in cash.

The Tetra Tech offer is a material increase and represents a significantly higher cash price per share to RPS Shareholders.

Against this backdrop, the RPS Directors have carefully considered the terms of Tetra Tech’s offer and note that the cash consideration of 222 pence per RPS Share represents:

*	an increase of 16 pence (or 7.8 per cent.) in cash for each RPS Share as compared to the cash consideration under the WSP Offer of 206 pence per RPS Share;

*	an attractive multiple of 18.0x RPS’ Adjusted EBITDA for the 12 months ended 31 December 2021 (on a pre-IFRS basis), which the RPS Directors believe compares favourably to precedent transactions in the sector;

*	a premium of 89.7 per cent. to the Closing Price per RPS Share of 117 pence on 8 August 2022 (being the last Business Day prior to the announcement of the WSP Offer) and 109.5 per cent. to the volume-weighted average price of 106 pence per RPS Share for the 90-day period ended 8 August 2022.

Furthermore, the RPS Directors have also had regard to the Tetra Tech Group’s intentions for the business, management and employees of RPS. The RPS Directors are pleased to note the importance attached by the Tetra Tech Group to the skills, knowledge and expertise of RPS’ management and employees in executing its acquisition strategy.

Accordingly, following careful consideration, the RPS Directors unanimously recommend the Tetra Tech Acquisition to RPS Shareholders and have withdrawn their recommendation of the WSP Offer. In light of their recommendation of the Tetra Tech Acquisition, the RPS Directors have postponed the WSP Shareholder Meetings, as announced on 23 September 2022.

4.           Irrevocable undertakings and letter of intent

Tetra Tech, Inc. and Tetra Tech have received irrevocable undertakings to vote in favour of the Scheme at the Court Meeting and the Resolution to be proposed at the General Meeting (or, if Tetra Tech, with the consent of the Takeover Panel, exercises its right to implement the Tetra Tech Acquisition by way of a Takeover Offer, to accept such offer) from Aberforth Partners LLP (acting in its capacity as a discretionary fund manager for clients) (“Aberforth”), The Wellcome Trust Limited (as trustee of The Wellcome Trust) (“The Wellcome Trust”), M&G Investment Management Ltd (“M&G”) and Artemis Investment Management LLP (acting in its capacity as investment adviser for and on behalf of Artemis UK Smaller Companies Fund) (“Artemis”) in respect of a total of 60,315,982 RPS Shares, representing, in aggregate, approximately 21.73 per cent. of RPS’ issued share capital on 22 September 2022 (being the latest practicable date prior to the Announcement Date).

Tetra Tech, Inc. and Tetra Tech have also received a non-binding letter of intent from RWC Asset Management LLP (“RWC”) indicating their intent to support the Tetra Tech Acquisition by way of the Scheme, in respect of a total of 16,106,118 RPS Shares, representing approximately 5.80 per cent. of RPS’ issued share capital on 22 September 2022 (being the latest practicable date prior to the Announcement Date).

Therefore, as at the Announcement Date, Tetra Tech Inc. and Tetra Tech have received irrevocable undertakings and letters of intent in respect of a total of 76,422,100 RPS Shares, representing, in aggregate, approximately 27.53 per cent. of RPS’ issued share capital on 22 September 2022 (being the latest practicable date prior to the Announcement Date).1

Aberforth and The Wellcome Trust no longer intend to comply with their respective irrevocable undertaking each dated 8 August 2022 and granted to WSP Global and WSP Holdings in respect of the WSP Offer.

Further details of these irrevocable undertakings and the letter of intent are set out in paragraph 8 (Irrevocable Undertakings and Letter of Intent) of Part 5 (Additional Information) of this document.

5.           Background to and reasons for the Tetra Tech Acquisition

The Tetra Tech Directors and the Tetra Tech, Inc. Directors believe that the combination of RPS and the Tetra Tech Group will bring each other a number of benefits, which will position the Enlarged Group to further drive growth and value:

*	The combination will represent a premier global consulting and engineering firm Leading with Science® to deliver an enhanced value proposition for clients through differentiated and innovative solutions. RPS and the Tetra Tech Group both have attractive low-risk, high-margin portfolios, and RPS will help to diversify the Enlarged Group’s operations, further enhancing portfolio quality and stability.

*	The Enlarged Group will have attractive positions in targeted high growth areas. RPS enhances the Tetra Tech Group’s leading positions in energy transformation and environmental management, as well as significantly expanding the Enlarged Group’s water practice in the United Kingdom.

RWC has since disposed of 6,000,000 RPS Shares. As a result, the non-binding letter of intent from RWC is now in respect of its remaining holding of 10,106,118 RPS Shares, representing approximately 3.64 per cent. of RPS’ issued share capital as at 10 October 2022 (being the latest practicable date prior to the date of this document).

*	RPS has expansive global operations. The combination further strengthens the Tetra Tech Group’s geographic presence in the United Kingdom and Australia. In particular, RPS provides a platform for the Enlarged Group in Europe, from which together it can accelerate investment in future growth focused on energy transformation and environmental management.

*	The Tetra Tech Group has a global enterprise resource planning (“ERP”) and infrastructure system in place which RPS can take advantage of to enhance its operations support services without further material capital expenditures. The combination of RPS and the Tetra Tech Group also advances both companies’ strategies to provide high-end consulting with an emphasis on advanced data analytics and unique software applications, such as those in water management, ocean analytics and contaminant modelling.

*	The Tetra Tech Group and RPS have common cultures and shared values. Both are dynamic, engaging and innovative businesses, with a focus on clients, safety, ethics, sustainability, performance, excellence and growth. Together, the Enlarged Group will use a Leading with Science® approach to address critical issues such as climate change, resiliency and energy transformation.

6.           Strategic plans for RPS, its directors, management, employees, pensions, and locations

As summarised at paragraph 5 (Background to and reasons for the Tetra Tech Acquisition) of this Part 1 (Letter from the Chairman of RPS) of this document, the Tetra Tech Group believes that the combination of RPS and the Tetra Tech Group will bring both companies a number of benefits, which will better position the Enlarged Group as the technically differentiated leader in the markets it serves. The Tetra Tech Group’s intention is for the RPS business to be integrated as part of the Enlarged Group, providing an opportunity for the Enlarged Group to accelerate future growth in a number of key markets focused on energy transformation and environmental management as well as geographies primarily in the UK, Europe and Australia. This growth should result not only from investments in the ongoing business but also from strategic acquisitions focused on environmental and climate change priorities, sustainable resources, digital technology and advance data analytics.

Prior to the Announcement Date, the Tetra Tech Group has been granted access to targeted information and RPS’ senior management for the purposes of confirmatory due diligence. The Tetra Tech Group has, however, not yet had access to sufficiently detailed information from this review to formulate detailed plans or intentions regarding the impact of the Tetra Tech Acquisition on RPS and its business. The Tetra Tech Group intends to work with RPS’ management team to undertake a detailed strategic evaluation of RPS and its business (with a relatively broad remit), with a focus on the ERP system. As a result, the Tetra Tech Group’s preliminary assessment of potential synergy opportunities for the Tetra Tech Acquisition is primarily based on its own perspectives, previous acquisition experience and publicly available information. Based on the foregoing, the Tetra Tech Group anticipates that cost synergies will be achieved through:

*	the rationalisation of corporate and support functions and associated costs related with being a standalone UK public company and from potential overlap in roles in central corporate functions and administrative areas;

*	potential optimisation of the Enlarged Group’s portfolio of real estate and offices where the Tetra Tech Group and RPS are co-located in certain geographies; and

*	economies of scale and operational efficiencies including from IT optimisation, supplier optimisation and other operational and infrastructure improvements across the two companies.

Based on its initial assessment of the information made available through due diligence, the Tetra Tech Group estimates that the costs required to realise the cost synergies set out above will be in the range of approximately £16 million in aggregate. The Enlarged Group will also present an enhanced suite of services to clients and, in addition, the Tetra Tech Group will transition RPS onto its IT/ERP systems in order to provide a more effective, robust and efficient platform by which the combined operations can work together.

The Tetra Tech Group has not yet been able to carry out a detailed strategic evaluation of RPS and its business (which is intended to take up to 12 months from Completion) or made any decisions in relation to specific actions that may be taken as a result, but does not intend to change the focus of such evaluation prior to its completion, with the full cost synergies expected to be achieved over a 24-month period after the Effective Date and 50 per cent. to be realised within the first 12 months after the Effective Date. Through these anticipated cost synergies, improved efficiencies and revenue opportunities as part of the Enlarged Group, the Tetra Tech Group intends to improve the RPS Group’s profit margins to the same level as the Tetra Tech Group’s.

Directors, management and employees

The Tetra Tech Group attaches great importance to the technical skills, expertise and experience of the existing management and employees of RPS, and the Tetra Tech Group believes that they will be a key factor in maximising the opportunities and benefits the Tetra Tech Acquisition will create for the Enlarged Group. The Tetra Tech Group also recognises the value of the RPS Group’s professionals, noting that the RPS Group’s brand and culture are also largely a reflection of the quality of these employees.

The Tetra Tech Group recognises, however, that in order for the Tetra Tech Acquisition to achieve the intended benefits and generate cost savings for the Enlarged Group, some corporate, administrative and support function efficiencies, including investment in systems and processes, may be implemented across the Enlarged Group following Completion. Accordingly, it is anticipated that there would be a potential reduction in third-party administrative costs from overhead support and corporate management activities and some targeted reductions in headcount of duplicative corporate functions across the Enlarged Group. These third-party costs and headcount reductions will predominantly come from overhead support and corporate management activities, and will be mainly driven by the optimisation of duplicative functions (with headcount reductions anticipated to be approximately 125 employees representing approximately 0.5 per cent. from the combined employee base across the Enlarged Group). The Tetra Tech Group recognises the core role the RPS Group’s professional services employees have in driving the RPS Group’s success, viewing the Tetra Tech Acquisition as an opportunity to build the best team of professional service employees, and as such does not expect any material changes to the headcount of these client-facing individuals.

The finalisation and implementation of any reductions will be subject to comprehensive planning and appropriate engagement with stakeholders, in accordance with all relevant legal obligations. The Tetra Tech Group intends to approach the employee and management integration process with the aim of retaining, motivating and further developing the best talent across the Enlarged Group.

The Tetra Tech Group plans to fully observe, following the Effective Date, contractual and statutory employment rights, including in relation to pensions (and does not intend to change any contractual contributions in respect of these), of all RPS employees. The Tetra Tech Group does not intend to make any material changes to the conditions of employment of the employees (or the balance of skills and functions of employees and management) of the RPS Group. In particular, the Tetra Tech Group intends for the current employer contributions for the funding of the RPS Group’s pension schemes (including the funding of any scheme deficit in the RPS Group’s only defined benefit pension scheme in Norway, which is currently closed to the admission of new members and the Tetra Tech Group does not intend to reopen such scheme to the admission of new members) to continue on their current terms without change until the next actuarial valuation of this scheme is obtained in accordance with applicable legislation.

Proposals regarding incentivisation arrangements for management and employees of RPS will be considered as part of the integration review, following the Effective Date. There are no such proposed incentivisation arrangements for management at this time, and no discussions have yet taken place, or will take place prior to the Effective Date.

On the Effective Date, it is intended that the non-executive directors of RPS will resign.

Headquarters, locations and fixed assets

Following the Effective Date, the Tetra Tech Group’s headquarters will continue to be in Pasadena, California, which will serve as the head office of the Enlarged Group. The RPS Group currently has its headquarters in Abingdon, Oxford, which the Tetra Tech Group intends to maintain as a regional hub and will use the location to support the local region.

The Tetra Tech Group intends to leverage the Enlarged Group’s global presence and may consolidate offices where feasible in the geographies of Australia, North America and the UK to effect a modest reduction in property expenses (albeit these cannot be quantified at this time), and to enable colleagues to work more closely together. The Enlarged Group, irrespective of the combination of offices in close proximity to each other, will continue to focus on remaining close to clients across Australia, North America and the UK such that it intends to maintain a substantive presence across multiple locations.

Other than as described above, the Tetra Tech Group has no intention of effecting a material change to RPS’ strategic plans, operations or locations of the business. In addition, the Tetra Tech Group does not have any firm intentions regarding any redeployment of RPS’ fixed assets.

Research and development

RPS does not currently have a research and development function and the Tetra Tech Group does not have any plans in this regard.

De-listing

RPS is currently listed on the Official List and, as set out in paragraph 15 below, application will be made to the London Stock Exchange to cancel trading in RPS Shares and de-list RPS from the Official List. RPS will then be re-registered as a private company. This will both save the costs incurred with the listing and give RPS the flexibility to make more significant changes to its strategy, financing and structure than may be possible with the constraints and distractions associated with a listed company.

Views of the RPS Board

In considering the recommendation of the Tetra Tech Acquisition to RPS Shareholders, the RPS Directors have given due consideration to Tetra Tech’s intentions for the RPS Group, including employees. The RPS Directors are pleased to note the importance attached by Tetra Tech to the skills, knowledge and expertise of RPS’ management and employees and note Tetra Tech’s intentions with respect to the future operations of the business and its employees as well as its intention to observe the existing contractual and statutory employment rights of RPS employees. Additionally, the RPS Board notes Tetra Tech’s intention to work with the RPS leadership in relation to the integration of the RPS Group.

7.           Dividends

If, on or after the Announcement Date and on or prior to the Effective Date, any dividend, distribution or other return of value is declared, made, or paid, or becomes payable by RPS, the Acquisition Price will be reduced accordingly. In such circumstances, RPS Shareholders will be entitled to retain any such dividend, distribution, or other return of value declared, made, or paid. For the avoidance of doubt, the interim dividend of 0.45 pence per RPS Share declared by RPS on 9 August 2022 which is being paid on the date of publication of this document to those RPS shareholders who were on the register of members at the close of business on 16 September 2022 will not be deducted from the Acquisition Price.

8.           RPS Share Plans

The Tetra Tech Acquisition will extend to any RPS Shares unconditionally allotted, issued or transferred prior to the Scheme Record Time to satisfy the exercise of options or vesting of awards granted under the RPS Share Plans, where such RPS Shares are Scheme Shares.

Further details in relation to the effect of the Tetra Tech Acquisition on RPS Options can be found in paragraph 10 (Effect of the Tetra Tech Acquisition on RPS Share Plans) of Part 2 (Explanatory Statement) of this document. Participants in the RPS Share Plans will receive separate letters explaining the effect of the Scheme on their rights under the RPS Share Plans, the actions they may take in respect of such RPS Options and, where required, the appropriate proposals being made to such participants in respect of their RPS Options.

9.           The Scheme, the Shareholder Meetings and the Conditions

The Tetra Tech Acquisition will be effected by means of a Court-sanctioned scheme of arrangement between RPS and Scheme Shareholders, made under Part 26 of the Companies Act (although Tetra Tech reserves the right to implement the Tetra Tech Acquisition by means of a Takeover Offer, subject to the consent of the Takeover Panel).

The purpose of the Scheme is to provide for Tetra Tech to become the owner of the entire issued and to be issued ordinary share capital of RPS. Following the Scheme becoming Effective, the Scheme Shares will be transferred to Tetra Tech, in consideration for which Scheme Shareholders whose names appear on the register of members of RPS at the Scheme Record Time will receive 222 pence per Scheme Share in cash.

RPS Shares issued after the Scheme Record Time will not be subject to the Scheme. Accordingly, it is proposed that the RPS Articles be amended so that, among other things, RPS Shares issued after the Scheme Record Time other than to a member of the Tetra Tech Group (or any nominee thereof) will be automatically acquired by Tetra Tech on the same terms as under the Scheme.

To become Effective, the Scheme requires, among other things, the approval of a majority in number representing not less than 75 per cent. in value of the Scheme Shares held by Scheme Shareholders present and voting (and entitled to vote), either in person or by proxy, at the Court Meeting (or any adjournment thereof), which has been convened with the permission of the Court, and the passing of the Resolution at the General Meeting (or any adjournment thereof).

The Conditions in paragraph 2 of Part 3 (Conditions and Further Terms of the Tetra Tech Acquisition and the Scheme) of this document provide that the Scheme will lapse if:

*	the Court Meeting and the General Meeting are not held on or before 25 November 2022 (or such later date as may be agreed between Tetra Tech, Tetra Tech, Inc. and RPS and, if required, the Court may allow);

*	the Court Hearing to approve the Scheme is not held by the 22nd day after the expected date of such hearing (or such later date as Tetra Tech and RPS may, and, if required, the Court may allow); or

*	the Scheme does not become effective by no later than 11.59 p.m. on the Long-stop Date,

provided, however, that the deadlines for the timing of the Court Meeting, the General Meeting and the Court Hearing as set out above may be waived by Tetra Tech, and the deadline for the Scheme to become effective may be extended by agreement between RPS and Tetra Tech with the consent of the Takeover Panel and, if required, the Court.

Any changes to the arrangements for the Court Meeting and the General Meeting will be communicated to Scheme Shareholders and RPS Shareholders before the Shareholder Meetings, through RPS’ website at https://www.rpsgroup.com/ and by announcement through a Regulatory Information Service.

The Tetra Tech Acquisition and the Scheme is also subject to the other terms and Conditions set out in Part 3 (Conditions and Further Terms of the Tetra Tech Acquisition and the Scheme) of this document, including the receipt of the relevant foreign investment clearances in Australia and the United Kingdom, in each case to the extent required.

Once the necessary approvals from RPS Shareholders have been obtained and the other Conditions have been satisfied or (where applicable) waived and the Scheme has been approved by the Court, the Scheme will become Effective only upon a copy of the Court Order being delivered to the Registrar of Companies. Subject to the satisfaction or (where applicable) waiver of the Conditions, the Scheme is expected to become Effective by the end of 2022.

Whether or not a Scheme Shareholder votes in favour of the resolutions to be proposed at the Shareholder Meetings, if the Scheme becomes Effective, it will be binding on all Scheme Shareholders holding Scheme Shares as at the Scheme Record Time.

Scheme Shares held as at the Scheme Record Time will be transferred to Tetra Tech and the consideration due under the terms of the Tetra Tech Acquisition will be despatched to Scheme Shareholders who held Scheme Shares at the Scheme Record Time within 14 days of the Effective Date.

It is important that, for the Court Meeting, as many votes as possible are cast so that the Court may be satisfied that there is a fair and reasonable representation of the opinion of Scheme Shareholders. Whether or not you intend to attend and/or vote at the Shareholder Meetings, you are therefore strongly encouraged to complete, sign and return your Forms of Proxy or transmit a proxy instruction (either electronically or through CREST) as soon as possible and, in any event, by no later than 10.00 a.m. on Tuesday 1 November 2022 in the case of the Court Meeting and by 10.15 a.m. on Tuesday 1 November 2022 in the case of the General Meeting (or in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned meeting, in each case excluding any part of such 48 hour period falling on a day that is not a working day).

If the Scheme is not Effective on or before the Long-stop Date, the Scheme will not be implemented and the Tetra Tech Acquisition will not proceed.

The Scheme is governed by English law and is subject to the jurisdiction of the Courts of England and Wales. The Scheme shall also be subject to the applicable requirements of the Takeover Code, the Takeover Panel and the London Stock Exchange.

Further details of the Scheme, the Shareholder Meetings and the Conditions are set out in paragraph 13 (The Scheme, the Shareholder Meetings and the Conditions) of Part 2 (Explanatory Statement) of this document.

10.        United Kingdom Taxation

Your attention is drawn to Part 7 (United Kingdom Taxation) of this document which contains a summary of limited aspects of the UK tax treatment of the Scheme. That summary relates only to the position of certain categories of Scheme Shareholders (as explained further in Part 7 (United Kingdom Taxation) of this document), does not constitute tax advice and does not purport to be a complete analysis of all potential UK tax consequences of the Scheme. If you are in any doubt as to your tax position, or if you are subject to taxation in any jurisdiction other than the UK, you should consult an appropriately qualified professional adviser.

11.        Overseas Shareholders

Persons resident in, ordinarily resident in, or citizens of, jurisdictions outside the United Kingdom should refer to paragraph 17 (Overseas Shareholders) of Part 2 (Explanatory Statement) of this document.

12.        Action to be taken

Details of the Shareholder Meetings to be held and the action to be taken in respect of the Scheme are set out on pages 12 to 14 and in paragraph 13 (The Scheme, the Shareholder Meetings and the Conditions) of Part 2 (Explanatory Statement) of this document.

13.        Recommendation

On 8 August 2022, the boards of WSP Global, WSP Holdings and RPS announced that they had reached agreement on the terms of a recommended cash offer pursuant to which WSP Holdings, or another wholly-owned subsidiary of WSP Global, would acquire the entire issued and to be issued share capital of RPS, to be implemented by a scheme of arrangement (the “WSP Offer”). The scheme document in respect of the WSP Offer was published on 1 September 2022 which included a unanimous recommendation from the RPS Directors to the RPS Shareholders to vote in favour of the WSP Offer at the WSP Shareholder Meetings.

In light of the superior proposal from Tetra Tech as compared to the WSP Offer, the RPS Directors, who have been so advised by Gleacher Shacklock and AEC Advisors as to the financial terms of the Tetra Tech Acquisition, consider the terms of the Tetra Tech Acquisition to be fair and reasonable. In providing their financial advice to the RPS Directors, Gleacher Shacklock and AEC Advisors have taken into account the commercial assessments of the RPS Directors. Gleacher Shacklock is providing independent financial advice to the RPS Directors for the purposes of Rule 3 of the Takeover Code. In addition, the RPS Directors consider the terms of the Tetra Tech Acquisition to be in the best interests of RPS Shareholders as a whole.

Accordingly, the RPS Directors recommend unanimously that RPS Shareholders vote in favour of the Scheme at the Court Meeting and the Resolution to be proposed at the General Meeting. The RPS Directors have withdrawn their recommendation of the WSP Offer and have postponed the WSP Shareholder Meetings, as announced on 23 September 2022. The RPS Directors unanimously support and intend to take the relevant actions to implement the Tetra Tech Acquisition.

14.        Further information

Please read carefully the remainder of this document (and the information incorporated by reference into this document), in particular: (i) the letter from Gleacher Shacklock set out in Part 2 (Explanatory Statement) of this document, being the explanatory statement made in compliance with section 897 of the Companies Act; (ii) the Conditions and further terms set out in Part 3 (Conditions and Further Terms of the Tetra Tech Acquisition and the Scheme) of this document; (iii) the additional information set out in Part 5 (Additional Information) of this document; and (iv) the full text of the Scheme as set out in Part 6 (The Scheme of Arrangement) of this document. The information in this letter and/or the accompanying Forms of Proxy are not a substitute for reading the remainder of this document.

Yours faithfully

Kenneth Lever

RPS Group plc

Forms of Proxy are not a substitute for reading the remainder of this document.

Yours faithfully

Kenneth Lever

RPS Group plc

PART 2

EXPLANATORY STATEMENT

(in compliance with section 897 of the Companies Act)

Gleacher Shacklock LLP

Cleveland House
33 King Street
London SW1Y
6RJ

11 October 2022

To all holders of RPS Shares and, for information only, to the holders of options or awards under the RPS Share Plans and persons with information rights in RPS

Dear RPS Shareholder,

Recommended cash acquisition of RPS by Tetra Tech

1.           Introduction

On 8 August 2022, the boards of WSP Global, WSP Holdings and RPS announced that they had reached agreement on the terms of a recommended cash offer pursuant to which WSP Holdings, or another wholly- owned subsidiary of WSP Global, would acquire the entire issued and to be issued share capital of RPS, to be implemented by a scheme of arrangement (the “WSP Offer”). The scheme document in respect of the WSP Offer was published on 1 September 2022.

On 23 September 2022, the boards of Tetra Tech, Inc., Tetra Tech and RPS announced they had reached agreement on the terms of a higher recommended cash acquisition pursuant to which Tetra Tech (a wholly- owned subsidiary of Tetra Tech, Inc.) would acquire the entire issued and to be issued share capital of RPS. The Tetra Tech Acquisition will be effected by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act.

We have been authorised by the RPS Directors to write to you to explain the terms of the Tetra Tech Acquisition and the Scheme and to provide you with other relevant information.

In light of the superior proposal from Tetra Tech as compared to the WSP Offer, the RPS Directors, who have been so advised by Gleacher Shacklock and AEC Advisors on the financial terms of the Tetra Tech Acquisition, consider the terms of the Tetra Tech Acquisition to be fair and reasonable. In providing their advice to the RPS Directors, Gleacher Shacklock and AEC Advisors have taken into account the commercial assessments of the RPS Directors.

The Scheme requires, among other things, the approval of Scheme Shareholders at the Court Meeting and of RPS Shareholders at the General Meeting as well as the sanction of the Court.

The RPS Directors recommend unanimously that RPS Shareholders vote in favour of the Scheme at the Court Meeting and the Resolution to be proposed at the General Meeting. The RPS Directors have withdrawn their recommendation of the WSP Offer and have postponed the WSP Shareholder Meetings, as announced on 23 September 2022. The RPS Directors unanimously support and intend to take the relevant actions to implement the Tetra Tech Acquisition.

Your attention is drawn to the letter from the Chairman of RPS set out in Part 1 (Letter from the Chairman of RPS) of this document, which forms part of this explanatory statement. The Chairman’s letter contains, among other things: (i) the unanimous recommendation of the RPS Directors that RPS Shareholders vote in favour of the Scheme at the Court Meeting and the Resolution at the General Meeting; and (ii) information on the background to, and reasons for giving the above recommendation.

The Scheme is set out in full in Part 6 (The Scheme of Arrangement) of this document. For persons residing in, ordinarily resident in, or citizens of, jurisdictions outside the United Kingdom, your attention is drawn to paragraph 17 (Overseas Shareholders) of Part 2 (Explanatory Statement) of this document, which forms part of this Explanatory Statement.

Statements made or referred to in this letter regarding Tetra Tech, Inc.'s and Tetra Tech’s reasons for the Tetra Tech Acquisition, information concerning the business of Tetra Tech, Inc. or Tetra Tech, the financial effects of the Tetra Tech Acquisition on Tetra Tech or Tetra Tech, Inc. and/or intentions or expectations of or concerning Tetra Tech, Inc. and Tetra Tech reflect the views of the Tetra Tech, Inc. Directors and the Tetra Tech Directors (whose names are set out in paragraphs 2.2 and 2.3 of Part 5 (Additional Information) of this document). Statements made or referred to in this letter regarding the background to and reasons for the recommendation of the RPS Directors, information concerning the business of the RPS Group and/or intentions or expectations of or concerning the RPS Group prior to the Effective Date reflect the views of the RPS Directors.

2.          Summary of the terms of the Tetra Tech Acquisition and the Scheme

Under the terms of the Tetra Tech Acquisition, which is subject to the Conditions and further terms set out in Part 3 (Conditions and Further Terms of the Tetra Tech Acquisition and the Scheme) of this document, Scheme Shareholders as at the Scheme Record Time will be entitled to receive:

for each Scheme Share 222 pence in cash (the “Acquisition Price”)

The Acquisition Price represents a premium of approximately:

*	7.8 per cent. to the offer price of 206 pence per RPS Share offered pursuant to the WSP Offer); and

*	109.5 per cent. to the volume-weighted average price of 106 pence per RPS Share for the 90-day period ended 8 August 2022 (being the last Business Day prior to the start of the Offer Period).

The Tetra Tech Acquisition values the entire issued and to be issued share capital of RPS at approximately £636 million.

The Tetra Tech Acquisition represents a multiple of approximately 16.0x the RPS Group’s Last 12 Months’ pre-IFRS 16 Adjusted EBITDA as at 30 June 2022 or 10.7x the RPS Group’s estimated Last 12 Months’ pre-IFRS 16 Adjusted EBITDA as at 30 June 2022 once the full benefit of expected synergies are taken into account.

The Acquisition Price further represents a premium of approximately 89.7 per cent. to the Closing Price per RPS Share of 117 pence on 8 August 2022 (being the last Business Day prior to the start of the Offer Period).

Subject to the Conditions and further terms set out herein, the RPS Shares will be acquired by Tetra Tech fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever and together with all rights existing at the Announcement Date or thereafter attaching thereto, including (without limitation) the right to receive and retain, in full, all dividends and other distributions (if any) declared, made or paid or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made on or after the Announcement Date in respect of the RPS Shares.

3.          Dividends

If, on or after the Announcement Date and on or prior to the Effective Date, any dividend, distribution or other return of value is declared, made, or paid, or becomes payable by RPS, the Acquisition Price will be reduced accordingly. In such circumstances, RPS Shareholders will be entitled to retain any such dividend, distribution, or other return of value declared, made, or paid. For the avoidance of doubt, the interim dividend of 0.45 pence per RPS Share declared by RPS on 9 August 2022 which is being paid on the date of publication of this document to those RPS shareholders who were on the register of members at the close of business on 16 September 2022 will not be deducted from the Acquisition Price.

4.          Background to and reasons for the recommendation

Information relating to the background to and reasons for the RPS Directors’ recommendation of the Tetra Tech Acquisition is set out in paragraph 3 (Background to and reasons for the RPS Directors’ recommendation) of Part 1 (Letter from the Chairman of RPS) of this document.

5.          Irrevocable undertakings and letter of intent

Tetra Tech, Inc. and Tetra Tech have received irrevocable undertakings to vote in favour of the Scheme at the Court Meeting and the Resolution to be proposed at the General Meeting (or, if Tetra Tech, with the consent of the Takeover Panel, exercises its right to implement the Tetra Tech Acquisition by way of a Takeover Offer, to accept such offer) from Aberforth Partners LLP (acting in its capacity as a discretionary fund manager for clients) (“Aberforth”), The Wellcome Trust Limited (as trustee of The Wellcome Trust) (“The Wellcome Trust”), M&G Investment Management Ltd (“M&G”) and Artemis Investment Management LLP (acting in its capacity as investment adviser for and on behalf of Artemis UK Smaller Companies Fund) (“Artemis”) in respect of a total of 60,315,982 RPS Shares, representing, in aggregate, approximately 21.73 per cent. of RPS’ issued share capital on 22 September 2022 (being the latest practicable date prior to the Announcement Date).

RWC has since disposed of 6,000,000 RPS Shares. As a result, the non-binding letter of intent from RWC is now in respect of its remaining holding of 10,106,118 RPS Shares, representing approximately 3.64 per cent. of RPS’ issued share capital as at 10 October 2022 (being the latest practicable date prior to the date of this document).

Tetra Tech, Inc. and Tetra Tech have also received a non-binding letter of intent from RWC Asset Management LLP (“RWC”) indicating their intent to support the Tetra Tech Acquisition by way of the Scheme, in respect of a total of 16,106,118 RPS Shares, representing approximately 5.80 per cent. of RPS’ issued share capital on 22 September 2022 (being the latest practicable date prior to the Announcement Date).

Therefore, as at the Announcement Date, Tetra Tech Inc. and Tetra Tech have received irrevocable undertakings and letters of intent in respect of a total of 76,422,100 RPS Shares, representing, in aggregate, approximately 27.53 per cent. of RPS’ issued share capital on 22 September 2022 (being the latest practicable date prior to the Announcement Date).2

Aberforth and The Wellcome Trust no longer intend to comply with their respective irrevocable undertaking each dated 8 August 2022 and granted to WSP Global and WSP Holdings in respect of the WSP Offer.

Further details of these irrevocable undertakings and the letter of intent are set out in paragraph 8 (Irrevocable Undertakings and Letter of Intent) of Part 5 (Additional Information) of this document.

6.           Information relating to Tetra Tech and Tetra Tech, Inc.

Tetra Tech is a wholly owned subsidiary of Tetra Tech, Inc., a leading provider of high-end consulting and engineering services for projects worldwide. With more than 21,000 associates working together in over 100 countries, the Tetra Tech Group provides clear solutions to complex problems in water, environment, sustainable infrastructure, renewable energy, and international development. The Tetra Tech Group is Leading with Science® to provide sustainable and resilient solutions for its clients, having been ranked by Engineering News-Record in 2022 as the number one consultancy in both water and environmental management.

The Tetra Tech Group is diverse, including individuals with expertise in science, research, engineering, data analytics and information technology. The Tetra Tech Group’s strength is in collectively providing integrated services - delivering the best solutions to meet its clients’ needs.

The Tetra Tech Group’s innovative, sustainable solutions help its clients address their water, environment, sustainable infrastructure, renewable energy, and international development challenges. The Tetra Tech Group has a depth of expertise in its key sectors and utilises that expertise throughout the project life cycle. Our technical experts have worked to develop a suite of technologies known as Tetra Tech Delta which supports our clients to provide science based and cutting-edge solutions. The Tetra Tech Group’s commitment to safety is ingrained in its culture and at the forefront of every project.

The Tetra Tech Group’s core principles form the underpinning of how its 21,000 associates, who are technical experts in delivering more than 70,000 projects per year around the world, work together to serve their clients:

* Service: The Tetra Tech Group puts its clients first. The Tetra Tech Group listens better to understand its clients’ needs and deliver smart, cost-effective solutions that meet those needs.

* Value: The Tetra Tech Group takes its clients’ problems as if they were their own. The Tetra Tech Group develops and implements real-world solutions that are cost-effective, efficient, and practical.

* Excellence: The Tetra Tech Group brings superior technical capability, disciplined project management, and excellence in safety and quality to all of their work.

* Opportunity: The Tetra Tech Group’s people are its number one asset. The Tetra Tech Group’s workforce is diverse and includes technical experts in their fields. The Tetra Tech Group’s entrepreneurial nature and commitment to success provides challenges and opportunities for all of its associates.

The Tetra Tech Group is organised into two major business groups that align with its core markets and enhance the development of high-end consulting and technical solutions to meet its growing customer demand.

* Government Services Group (GSG) provides consulting and engineering services worldwide for a broad range of U.S. government clients (federal, state, and local) and all activities with global development agencies. Services include water and waste management, data analytics, environmental restoration, international development, sustainable infrastructure design, and a broad range of civil infrastructure design for facilities, transportation, and regional and local development.

* Commercial/International Services Group (CIG) provides consulting and engineering services worldwide for a broad range of commercial and international clients. Services include management consulting, data analytics, environmental remediation, geotechnical investigations, and design engineering.

The Tetra Tech Group has long focused on helping its clients address water, environment, sustainable infrastructure, renewable energy, and international development needs. The Tetra Tech Group leads and supports programs that minimise their collective impacts on the environment through the solutions the Tetra Tech Group provides for its clients; through its procurement and subcontracting practices; by the processes the Tetra Tech Group uses within the company to promote sustainable practices, reduce costs, and minimise environmental impacts; and through employee-supported activities such as volunteer work and fundraising campaigns.

The Tetra Tech Group’s goal is to improve the lives of one billion people by 2030. Because its biggest impact on the world is through the projects performed for its clients, the Tetra Tech Group tracks the total number of lives improved from its projects. In addition, the Tetra Tech Group reports on the benefits of its projects associated with greenhouse gas reduction, water, renewable energy, ecosystems, and social & governance programs. The project impact analysis is aligned with the Global Reporting Initiative (GRI) standards and the UN Sustainable Development Goals (SDGs), which measure social benefit and aim to reduce poverty in communities around the world.

7.           Financial effects of the Tetra Tech Acquisition on Tetra Tech

The Tetra Tech Acquisition would result in the earnings, assets and liabilities of the Tetra Tech Group incorporating the consolidated earnings, assets and liabilities of RPS. Tetra Tech, Inc.’s consolidated earnings, assets and liabilities would therefore be altered accordingly. As it would acquire RPS pursuant to the Tetra Tech Acquisition, Tetra Tech’s financial results and position would also be subject to equivalent alterations.

In addition, the Tetra Tech Group’s consolidated liabilities would also be increased to reflect the borrowings incurred to fund the Tetra Tech Acquisition (plus any related accrued interest payable). Further details of the financing of the Tetra Tech Acquisition are set out in paragraph 12 (Financing of the Tetra Tech Acquisition) of this Part 2 (Explanatory Statement).

The Tetra Tech Acquisition is expected to be mid to high teen percent accretive to Tetra Tech’s adjusted earnings per share (EPS) after realising the full benefit from an estimated £21 million in cost synergies and integration into Tetra Tech. The cost to realise these synergies is estimated to be approximately £16 million and would be substantially incurred in first 12 months after Completion. Adjusted EPS excludes one-time transaction related costs and intangible amortisation.

8.           Information relating to RPS

RPS is a public limited company registered in England and Wales. The RPS Shares are listed on the Official List of the London Stock Exchange.

Founded in 1970 and built on a legacy of environmental and social engagement, the RPS Group is a diversified and well-recognised global professional services firm of approximately 5,000 talented employees including consultants, designers, planners, engineers, and technical specialists. As an established technology enabled consultancy that operates across a range of sectors, the RPS Group provides specialist services to government and private sector customers with a focus on front-end consulting.

The RPS Group creates shared value for all stakeholders by solving problems that matter in a complex, urbanising, resource-scarce world and concentrates its expertise on the parts of project lifecycles that have the biggest impact on project outcomes, with a strong sustainability agenda. The RPS Group has been widely recognised in this respect, having been highly ranked for climate change and energy consulting by the Environment Analyst for 2019/2020, a top 200 environmental firm by Engineering News-Record in 2021 and recognised in 2021 as one of the first “carbon champions” by the Institution of Civil Engineers.

The RPS Group operates across approximately 100 offices in 12 countries, with more than 99 per cent. of its net revenue during the 2021 financial year generated from its operations in OECD countries. The majority of its net revenue during the 2021 financial year was generated from its operations in the United Kingdom, Australia and the United States.

9.           RPS financial and trading prospects

RPS’ interim results for the first six months of 2022 have demonstrated encouraging underlying performance, ahead of the RPS Directors’ expectations, with 13 per cent. growth in fee revenue (at constant currency) and approximately 120 bps of margin improvement on the prior year comparable period. Following on from this strong performance, RPS expects this momentum to continue in the second half of 2022. RPS has a strong balance sheet with net bank borrowings as at 30 June 2022 of £34.4 million (and leverage of 0.8x Adjusted Net Debt to Last 12 Months’ pre-IFRS 16 Adjusted EBITDA). In addition to its strong recent financial performance, RPS has also introduced a new capital allocation policy which is focused on investing in organic fee growth, accelerating growth with strategic bolt-on acquisitions and implementing a sustainable dividend policy with a pay-out ratio of 30 per cent. in the medium term.

10.        Effect of the Tetra Tech Acquisition on RPS Share Plans

Participants in the RPS Share Plans will be contacted regarding the effect of the Tetra Tech Acquisition on their rights under the RPS Share Plans and appropriate proposals, where required, will be made to such participants. A summary of the effect of the Tetra Tech Acquisition and proposals made is set out below.

In the event of any conflict between the summary set out below and the rules of the relevant RPS Share Plan and/or the communications to participants in the RPS Share Plans regarding the effect of the Scheme on their rights under the RPS Share Plans, and the details of the arrangements applicable to them (the “Share Plan Notices”), the rules of the relevant RPS Share Plan or the terms of the Share Plan Notices (as the case may be) will prevail.

RPS ELTIP

To the extent they are not already vested, outstanding awards and options under the RPS ELTIP will (in consequence of the Tetra Tech Acquisition and in accordance with participants’ contractual rights under the RPS ELTIP) vest on the date on which the Court sanctions the Scheme to the extent determined by the RPS Remuneration Committee, taking into account the extent to which performance targets have been satisfied and, unless the RPS Remuneration Committee determines otherwise, the period of time that the relevant award or option has been held by the relevant participant. The RPS Remuneration Committee has determined that options granted in 2020 and 2021 will vest in full. The RPS Remuneration Committee has determined that the performance targets relating to options granted in 2022 will be deemed to be satisfied in full but that the extent to which such options will vest will be reduced by time pro-rating to take account of early vesting by reference to the period from 1 January 2022 up to the Long-stop Date as a proportion of the normal vesting period. Further awards may, subject to the consent of the Takeover Panel, be granted over cash equivalent in value to the number of RPS Shares over which options granted in 2022 do not vest and will lapse on account of such time pro-rating, and any such cash awards that are granted will vest on the date the Court sanctions the Scheme. To the extent options are vested or vest as a result of the Tetra Tech Acquisition, options will remain exercisable (subject to the rules of the RPS ELTIP) for a period of six months following the date on which the Court sanctions the Scheme, after which they will lapse to the extent not exercised.

RPS STABP

To the extent they are not already vested, outstanding awards and options under the RPS STABP will (in consequence of the Tetra Tech Acquisition and in accordance with participants’ contractual rights under the RPS STABP) vest in full on the date on which the Court sanctions the Scheme. To the extent options are vested or vest as a result of the Tetra Tech Acquisition, options will remain exercisable (subject to the rules of the RPS STABP) for a period of six months following the date on which the Court sanctions the Scheme, after which they will lapse to the extent not exercised.

RPS PSP

To the extent they are not already vested, outstanding awards and options under the RPS PSP will (in consequence of the Tetra Tech Acquisition and in accordance with participants’ contractual rights under the RPS PSP) be treated as if they vest in full on the date on which the Court sanctions the Scheme. The rules of the RPS PSP require vesting of awards and options to be time pro rated to the date on which the Court sanctions the Scheme. As a result, in order to treat such awards and options as if they vest in full, awards and options will be settled in RPS Shares to the extent vested as to time (and, in the case of options, exercised) in accordance with the rules of the RPS PSP and RPS intends to make additional cash payments, determined by reference to the Acquisition Price and the exercise price (if any), as to the balance of awards and options which do not vest, subject to certain options and awards granted under linked option arrangements partially lapsing and partially being settled in cash in accordance with the terms of such linked option arrangements. The RPS Remuneration Committee has determined that options will remain exercisable (subject to the rules of the RPS PSP) for a period of six months following the date on which the Court sanctions the Scheme, after which they will lapse to the extent not exercised.

RPS ISPP

RPS Shares held in the RPS ISPP trust on behalf of the participants in the RPS ISPP and any unallocated RPS Shares held in the RPS ISPP trust will participate in the Scheme on the same terms as all the other Scheme Shares. To the extent they are not already vested on the date on which the Court sanctions the Scheme, outstanding awards under the RPS ISPP will (in consequence of the Tetra Tech Acquisition and in accordance with participants’ contractual rights under the RPS ISPP) vest in full on the date on which the Court sanctions the Scheme.

RPS SIPs trusts

RPS Shares held in the RPS SIPs trusts on behalf of the participants in the RPS SIPs and any unallocated RPS Shares held in the RPS SIPs trusts will participate in the Scheme on the same terms as all the other Scheme Shares.

Appropriate proposals to holders of options over RPS Shares

The proposal that will be made to participants in the RPS Share Plans who hold options over RPS Shares is that such participants exercise their options, to the extent vested and exercisable, and participate in the Tetra Tech Acquisition (by way of the Scheme, if such options are exercised and settled before the Scheme Record Time, or otherwise by way of a transfer of resulting RPS Shares pursuant to the amendments that are expected to be made to the RPS Articles, as described below).

Amendment to RPS Articles

The Scheme will extend to any RPS Shares that are unconditionally allotted, issued or transferred prior to the Scheme Record Time, including those allotted, issued or transferred to satisfy the exercise of options or vesting of awards under the RPS Share Plans, where such RPS Shares are Scheme Shares.

The RPS Articles are proposed to be amended at the General Meeting in connection with the Scheme. The amended RPS Articles will provide, amongst other things, that subject to the implementation of the Scheme, any RPS Shares issued or transferred out of treasury to any person (other than a member of the Tetra Tech Group or any nominee for such a person) between the time at which the Resolution is passed and the Scheme Record Time will be subject to the Scheme. It is also proposed to amend the RPS Articles so that any RPS Shares issued or transferred out of treasury to any person (other than a member of the Tetra Tech Group or any nominee for such a person) after the Scheme Record Time will be automatically acquired by Tetra Tech on the same terms under the Scheme. This will avoid any person (other than members of the Tetra Tech Group or their respective nominees) acquiring and being left with RPS Shares after the Scheme becomes Effective.

The proposed changes to the RPS Articles are contained in the notice of the General Meeting set out in Part 10 (Notice of General Meeting) of this document. Further information in respect of the proposed amendments to the RPS Articles is contained in paragraph 13.4 of this Part 2 (Explanatory Statement) and the Notice of General Meeting in Part 10 (Notice of General Meeting) of this document.

11.        The effect of the Tetra Tech Acquisition on the RPS Directors

Details of the interests of the RPS Directors in the relevant securities of RPS are set out in paragraph 5 (Disclosure of interests and dealings) of Part 5 (Additional Information) of this document. Scheme Shares held by the RPS Directors at the Scheme Record Time will be subject to the Scheme.

In accordance with the terms of the relevant RPS Share Plans and the proposals being put to the participants under the RPS Share Plans, John Douglas and Judith Cottrell will be entitled to exercise certain RPS Options held by them upon the Court Order being made.

Particulars of the RPS Directors’ service agreements are set out in paragraph 6 (Service contracts and letters of appointment of the RPS Directors) of Part 5 (Additional Information) of this document.

It is intended that, upon the Effective Date, all non-executive members of the board of directors of RPS will resign.

Neither Tetra Tech nor Tetra Tech, Inc. have entered into, and have not had discussions on proposals to enter into, any form of incentivisation arrangements with members of RPS’ management. However, Tetra Tech and Tetra Tech, Inc. intend to put in place incentivisation arrangements for certain members of the management and certain key employees following the Effective Date.

In common with other participants in RPS Share Plans, the RPS Directors who are holders of RPS Options under those schemes will be treated as set out in paragraph 10 (Effect of the Tetra Tech Acquisition on RPS Share Plans) of this Part 2 (Explanatory Statement) of this document.

Save as set out above, the effect of the Scheme on the interests of the RPS Directors does not differ from its effect on the interests of any other holder of RPS Shares.

12.        Financing of the Tetra Tech Acquisition

Funding for the Tetra Tech Acquisition is designed and structured with a view to preserving Tetra Tech, Inc.'s credit profile whilst complying with the requirements of the Takeover Code.

The cash consideration payable by Tetra Tech under the terms of the Tetra Tech Acquisition, together with certain fees and expenses in connection with the Tetra Tech Acquisition, is expected to be funded by a combination of cash resources and the borrowing under debt facilities to be entered into or otherwise available to Tetra Tech, Inc. as borrower and net cash proceeds of debt securities to be issued by Tetra Tech, Inc.. In support of its obligations to pay the cash consideration and such fees and expenses, Tetra Tech, Inc. has entered into (i) a bridge facility in an original principal amount of £714 million (approximately US$800 million) plus US$350 million term loan (which as of 7 October 2022 is currently in a principal amount of £391,478,806 (approximately US$424,832,800)) obtained from Bank of America, N.A. (the “Bridge Facility”) and (ii) an amendment to its existing credit agreement to allow for the borrowing of up to $350,000,000 under its existing Tetra Revolving Credit Facility (the “Amended Credit Agreement”). Tetra Tech, Inc. has obtained the fully committed Bridge Facility from Bank of America, N.A., as administrative agent and sole lender.

In due course, and in place of drawing under the Bridge Facility, Tetra Tech, Inc. intends to (i) obtain and enter into a new $300,000,000 senior secured term loan facility, which will be used to reduce (and partially replace) the Bridge Facility; and (ii) issue senior secured debt securities in a private placement, convertible debt securities and/or other debt securities in an aggregate principal amount of up to $200,000,000, the net cash proceeds of which will be used to reduce (and partially replace) the Bridge Facility.

Tetra Tech, Inc. has also entered into an amendment to its existing credit agreement (the “Amended Credit Agreement”) to allow for the borrowing of up to $350,000,000 under its Tetra Revolving Credit Facility subject only to certain limited conditions to funding for the purpose of funding the Tetra Tech Acquisition (which such revolving credit facility commitments will be have been used to reduce (and partially replace) the Bridge Facility), and to make certain other changes to the terms thereof in connection with the Tetra Tech Acquisition.

BofA Securities, in its capacity as financial adviser to Tetra Tech, Inc. and Tetra Tech, is satisfied that sufficient resources are available to Tetra Tech to satisfy in full the cash consideration payable to RPS Shareholders under the terms of the Tetra Tech Acquisition.

Until the earlier of (i) 60 days after the closing of the Tetra Tech Acquisition and (ii) BofA Securities, Inc. (the “Bridge Lead Arranger”) having syndicated 50% or more of its commitments under the Bridge Facility (a “Successful Syndication”), the Bridge Lead Arranger is, if it reasonably believes that it is advisable to facilitate a Successful Syndication, entitled to increase the interest rates under the Bridge Facility by no more than 100 basis points per annum (up to 50% of such increase may, at the Bridge Lead Arranger’s election, be implemented as an increase in upfront fees, funding fees or other fees).

Further details of the financing arrangements are set out in paragraph 7.2 (Tetra Tech material contracts) of Part 5 (Additional Information) of this document.

13.        The Scheme, the Shareholder Meetings and the Conditions

13.1     Structure of the Scheme

The Tetra Tech Acquisition will be effected by means of a Court-sanctioned scheme of arrangement between RPS and Scheme Shareholders, made under Part 26 of the Companies Act (although Tetra Tech reserves the right to implement the Tetra Tech Acquisition by means of a Takeover Offer, subject to the consent of the Takeover Panel).

The purpose of the Scheme is to provide for Tetra Tech to become the owner of the entire issued and to be issued ordinary share capital of RPS. Following the Scheme becoming Effective, the Scheme Shares will be transferred to Tetra Tech, in consideration for which Scheme Shareholders whose names appear on the register of members of RPS at the Scheme Record Time will receive 222 pence per Scheme Share in cash.

RPS Shares issued after the Scheme Record Time will not be subject to the Scheme. Accordingly, it is proposed that the RPS Articles be amended so that any RPS Shares issued after the Scheme Record Time other than to a member of the Tetra Tech Group or any nominee for such a person will be automatically acquired by Tetra Tech on the same terms as under the Scheme.

To become Effective, the Scheme requires, among other things, the approval of a majority in number representing not less than 75 per cent. in value of the Scheme Shares held by Scheme Shareholders present and voting (and entitled to vote), either in person or by proxy, at the Court Meeting (or any adjournment thereof), which has been convened with the permission of the Court, and the passing of the Resolution at the General Meeting (or any adjournment thereof).

The Conditions in paragraph 2 of Part 3 (Conditions and Further Terms of the Tetra Tech Acquisition and the Scheme) of this document provide that the Scheme will lapse if:

*	the Court Meeting and the General Meeting are not held on or before 25 November 2022 (or such later date as may be agreed between Tetra Tech, Tetra Tech, Inc. and RPS and, if required, the Court may allow);

*	the Court Hearing to approve the Scheme is not held by the 22nd day after the expected date of such hearing (or such later date as Tetra Tech and RPS may, and, if required, the Court may allow); or

*	the Scheme does not become effective by no later than 11.59 p.m. on the Long-stop Date,

provided, however, that the deadlines for the timing of the Court Meeting, the General Meeting and the Court Hearing as set out above may be waived by Tetra Tech, and the deadline for the Scheme to become effective may be extended by agreement between RPS and Tetra Tech with the consent of the Takeover Panel and, if required, the Court.

Any changes to the arrangements for the Court Meeting and the General Meeting will be communicated to Scheme Shareholders and RPS Shareholders before the Shareholder Meetings, through RPS’ website at https://www.rpsgroup.com/ and by announcement through a Regulatory Information Service.

The Tetra Tech Acquisition and the Scheme is also subject to the other terms and Conditions set out in Part 3 (Conditions and Further Terms of the Tetra Tech Acquisition and the Scheme) of this document, including the receipt of the relevant foreign investment clearances in Australia and the United Kingdom, in each case to the extent required.

Once the necessary approvals from RPS Shareholders have been obtained and the other Conditions have been satisfied or (where applicable) waived and the Scheme has been approved by the Court, the Scheme will become Effective only upon a copy of the Court Order being delivered to the Registrar of Companies. Subject to the satisfaction or (where applicable) waiver of the Conditions, the Scheme is expected to become Effective by the end of 2022.

Whether or not a Scheme Shareholder votes in favour of the resolutions to be proposed at the Shareholder Meetings, if the Scheme becomes Effective, it will be binding on all Scheme Shareholders holding Scheme Shares as at the Scheme Record Time.

Scheme Shares held as at the Scheme Record Time will be transferred to Tetra Tech and the consideration due under the terms of the Tetra Tech Acquisition will be despatched to Scheme Shareholders who held Scheme Shares at the Scheme Record Time within 14 days of the Effective Date.

It is important that, for the Court Meeting, as many votes as possible are cast so that the Court may be satisfied that there is a fair and reasonable representation of the opinion of Scheme Shareholders. Whether or not you intend to attend and/or vote at the Shareholder Meetings, you are therefore strongly encouraged to complete, sign and return your Forms of Proxy or transmit a proxy instruction (either electronically or through CREST) as soon as possible and, in any event, by no later than 10.00 a.m. on Tuesday 1 November 2022 in the case of the Court Meeting and by 10.15 a.m. on Tuesday 1 November 2022 in the case of the General Meeting (or in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned meeting, in each case excluding any part of such 48 hour period falling on a day that is not a working day).

If the Scheme is not Effective on or before the Long-stop Date, the Scheme will not be implemented and the Tetra Tech Acquisition will not proceed.

The Scheme is governed by English law and is subject to the jurisdiction of the Courts of England and Wales. The Scheme shall also be subject to the applicable requirements of the Takeover Code, the Takeover Panel and the London Stock Exchange.

Any adjournment or postponement of a Shareholder Meeting or the Court Hearing, or a decision by RPS to propose such an adjournment or postponement, will be communicated to Scheme Shareholders and RPS Shareholders promptly by RPS by an announcement made through a Regulatory Information Service. If the meeting or hearing is adjourned to a specified date, the announcement will set out the relevant details of the adjourned meeting or hearing. If no such date is specified the adjourned date will be announced separately through RPS’ website at https://www.rpsgroup.com/.

Further details of the Shareholder Meetings and the Conditions are set out in paragraphs 13.2 (The Shareholder Meetings) to 13.5 (Entitlement to vote in the Shareholder Meetings) and 13.7 (Conditions) of this Part 2 (Explanatory Statement) of this document.

13.2    The Shareholder Meetings

The Scheme will require the approval of the Scheme Shareholders at the Court Meeting to be held at the offices of DLA Piper UK LLP at 160 Aldersgate Street, London EC1A 4HT at 10.00 a.m. on Thursday 3 November 2022. The Scheme will also require the approval of RPS Shareholders of the Resolution at the General Meeting to be held at the same place at 10.15 a.m. on Thursday 3 November 2022 (or as soon thereafter as the Court Meeting has concluded or been adjourned).

Notices of the Shareholder Meetings are set out in Part 9 (Notice of Court Meeting) and Part 10 (Notice of General Meeting) respectively of this document. Entitlement to attend and vote at these meetings and the number of votes which may be cast thereat will be determined by reference to the register of members of RPS at the Voting Record Time. Whether or not a Scheme Shareholder votes in favour of the resolutions to be proposed at the Shareholder Meetings, if the Scheme becomes Effective, it will be binding on all Scheme Shareholders holding Scheme Shares as at the Scheme Record Time. Scheme Shares held as at the Scheme Record Time will be transferred to Tetra Tech and Scheme Shareholders will receive the consideration due under the terms of the Tetra Tech Acquisition.

As soon as practicable and, in any event, by no later than 8.00 a.m. on the Business Day following the Shareholder Meetings, RPS will make an announcement through a Regulatory Information Service stating whether or not the resolutions put to shareholders at the Shareholder Meetings were passed by the requisite majorities (and, if not, whether or not the Scheme has lapsed) and giving voting results in relation to the Shareholder Meetings.

Any changes to the arrangements for the Court Meeting and the General Meeting will be communicated to Scheme Shareholders and RPS Shareholders before the Shareholder Meetings, through RPS’ website at https://www.rpsgroup.com/ and by announcement through a Regulatory Information Service.

13.3    Court Meeting

The Court Meeting is being convened with the permission of the Court to enable the Scheme Shareholders to consider and, if thought fit, approve the Scheme. At the Court Meeting, voting will be by poll and each Scheme Shareholder present (in person or by proxy) will be entitled to one vote for each Scheme Share held by him as at the Voting Record Time.

The approval required at the Court Meeting is the approval of a majority in number of the Scheme Shareholders present and voting (and entitled to vote), either in person or by proxy, at the Court Meeting (or any adjournment thereof), representing not less than 75 per cent. in value of the Scheme Shares held by such Scheme Shareholders as at the Voting Record Time.

It is important that, for the Court Meeting, as many votes as possible are cast so that the Court may be satisfied that there is a fair and reasonable representation of the opinion of Scheme Shareholders. Whether or not you intend to attend and/or vote at the Shareholder Meetings, you are therefore strongly encouraged to complete, sign and return your Forms of Proxy or transmit a proxy instruction (either electronically or through CREST) as soon as possible and, in any event, by no later than 10.00 a.m. on Tuesday 1 November 2022 in the case of the Court Meeting and by 10.15 a.m. on Tuesday 1 November 2022 in the case of the General Meeting (or in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned meeting, in each case excluding any part of such 48 hour period falling on a day that is not a working day).

13.4    General Meeting

The General Meeting has been convened to enable all RPS Shareholders to consider and, if thought fit, approve the Resolution to authorise:

*	the RPS Directors to take all such actions as they may consider necessary or appropriate to give effect to the Scheme; and

*	certain amendments to the RPS Articles (as described below).

Voting at the General Meeting will be by poll and each RPS Shareholder present in person or by proxy will be entitled to one vote for each RPS Share held as at the Voting Record Time. The approval required for the Resolution to be passed is at least 75 per cent. of the votes cast on such resolution (in person or by proxy). The Resolution, if passed, will authorise certain amendments to the RPS Articles required in connection with the Scheme. The proposed amendments will provide, amongst other things, that subject to the implementation of the Scheme, any RPS Shares issued or transferred out of treasury to any person (other than a member of the Tetra Tech Group or any nominee for such a person) between the time at which the Resolution is passed and the Scheme Record Time will be subject to the Scheme. It is also proposed to amend the RPS Articles so that any RPS Shares issued or transferred out of treasury to any person (other than a member of the Tetra Tech Group or their respective nominees) after the Scheme Record Time will be automatically acquired by Tetra Tech on the same terms under the Scheme. This will avoid any person (other than members of the Tetra Tech Group or their respective nominees) acquiring and being left with RPS Shares after the Scheme becomes Effective. The proposed changes to the RPS Articles are contained in the notice of the General Meeting set out in Part 10 (Notice of General Meeting) of this document.

13.5    Entitlement to vote at the Shareholder Meetings

Each holder of Scheme Shares whose name appears on the register of members of RPS at the Voting Record Time will be entitled to attend and vote at the Court Meeting. Each holder of RPS Shares whose name appears on the register of members of RPS at the Voting Record Time will be entitled to attend and vote at the General Meeting. If either Shareholder Meeting is adjourned, only those Scheme Shareholders (in the case of the Court Meeting) and RPS Shareholders (in the case of the General Meeting) on the register of members of RPS at 6.30 p.m. on the day which is two Business Days before the adjourned meeting will be entitled to attend and vote.

Each RPS Shareholder is entitled to appoint a proxy or proxies to attend and, on a poll, to vote instead of him or her. A proxy need not be an RPS Shareholder.

Further information on the actions to be taken is set out in paragraph 13.12 (Action to be taken) of this Part 2 (Explanatory Statement) of this document.

13.6    Sanction of the Scheme by the Court

If the resolutions are passed at the Shareholder Meetings, and the other Conditions are satisfied or, where applicable, waived, the Scheme will also require the sanction of the Court. The Court Hearing is expected to be held within 30 days after the satisfaction (or, if applicable, waiver) of the Conditions (or such later date (if any) as Tetra Tech, Tetra Tech, Inc. and RPS may, with the consent of the Takeover Panel, agree and, if required, which the Court may allow).

As soon as possible following the Court Hearing, RPS will make an announcement through a Regulatory Information Service stating the decision of the Court and details of whether the Scheme will proceed or has lapsed.

All Scheme Shareholders are entitled to attend the Court Hearing in person or to be represented by Counsel to support or oppose the sanctioning of the Scheme.

Tetra Tech shall undertake to the Court to execute and do or procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by it for the purpose of giving effect to the Scheme.

13.7     Conditions

The Conditions to the Tetra Tech Acquisition and the Scheme are set out in Part 3 (Conditions and Further Terms of the Tetra Tech Acquisition and the Scheme) of this document. The Tetra Tech Acquisition is conditional upon the Scheme becoming unconditional and Effective, subject to the Takeover Code, on or before 11.59 p.m. on the Long-stop Date. In summary, the Scheme is conditional, amongst other things, upon:

(i)	the approval of the Scheme by a majority in number representing not less than 75 per cent. in value of the Scheme Shareholders (or the relevant class or classes thereof, if applicable) present, entitled to vote and voting, whether in person or by proxy at the Court Meeting and at any separate class meeting which may be required by the Court (or any adjournment thereof);

(ii)	such Court Meeting being held on or before 25 November 2022 or such later date (if any) as Tetra Tech, Tetra Tech, Inc. and RPS may agree and, if required, the Court may allow;

(iii)	all resolutions necessary to approve and implement the Scheme, as set out in the notice of the General Meeting (including, without limitation, the Resolution), being duly passed by the requisite majorities of RPS Shareholders at the General Meeting (or at any adjournment thereof);

(iv)	such General Meeting, or any adjournment of such meeting, being by 25 November 2022 or such later date (if any) as Tetra Tech, Tetra Tech, Inc. and RPS may agree and, if required, the Court may allow;

(v)	satisfaction or waiver of foreign investment conditions in respect of Australia and the United Kingdom, in each case as applicable and if and to the extent required;

(vi)	the sanction of the Scheme with or without modification (but subject to any such modification being acceptable to Tetra Tech, Tetra Tech, Inc. and RPS) by the Court;

(vii)	the delivery of a copy of the Court Order to the Registrar of Companies; and

(viii)	the other Conditions not otherwise identified above (but set out in Part 3 (Conditions and Further Terms of the Tetra Tech Acquisition and the Scheme) of this document) either being satisfied or, with the exception of certain conditions which are not capable of waiver, being waived.

If the Condition that the Scheme must become unconditional and effective on or before the Long-stop Date or any Condition referred to in this paragraph 13.7(ii), (iv) and (vii), is not capable of being satisfied by the date specified therein, Tetra Tech will make an announcement through a Regulatory Information Service as soon as practicable and, in any event, by not later than 8.00 a.m. on the Business Day following the date so specified, stating whether Tetra Tech has invoked that Condition, waived that Condition or, with the agreement of RPS, specified a new date by which that Condition must be satisfied.

13.8     Effective Date

The Scheme can become Effective only if all Conditions to the Scheme, including shareholder approvals and the sanction of the Court, have been satisfied (unless, where applicable, the relevant Condition is waived). The Scheme will become Effective only upon a copy of the Court Order sanctioning the Scheme being delivered to the Registrar of Companies. This is expected to occur on the second Business Day after the Court Hearing.

As soon as practicable on the Effective Date, RPS, Tetra Tech or Tetra Tech, Inc. will make an announcement through a Regulatory Information Service stating that the Scheme has become Effective.

Upon the Scheme becoming Effective, it will be binding on all Scheme Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the General Meeting (and, if they attended and voted, whether or not they voted in favour).

If the Scheme is not effective by the Long-stop Date (or such later date (if any) as RPS and Tetra Tech may, with the consent of the Takeover Panel and subject to the Co-operation Agreement, agree and (if required) which the Court may allow), the Scheme will not be implemented and the Tetra Tech Acquisition will not proceed.

If any of Conditions 2.1(ii), 2.2(ii), and 2.3(ii) set out in Part 3 (Conditions and Further Terms of the Tetra Tech Acquisition and the Scheme) of this document are not satisfied by the relevant deadline specified therein, Tetra Tech will make an announcement through a Regulatory Information Service by 8.00 a.m. on the Business Day following the deadline so specified confirming whether, subject to paragraph 3 of Part B (Certain further terms of the Scheme and the Tetra Tech Acquisition) of Part 3 (Conditions and Further Terms of the Tetra Tech Acquisition and the Scheme) of this document, Tetra Tech has invoked the relevant Condition, (where applicable) waived the relevant deadline or, with the agreement of RPS (with the Takeover Panel’s consent and as the Court may approve (if such consent(s) or approval(s) is/are required)), specified a new date by which that Condition must be satisfied.

The Bridge Facility Agreement and the Amended Credit Agreement contain various terms and conditions relating to the Scheme, including that Tetra Tech, Inc. may not (and shall cause Tetra Tech not to) waive or amend any term or condition set out in this document where to do so would be materially adverse to the interests of Lenders (as defined therein) except as required by (or reasonably determined by Tetra Tech, Inc. as being necessary or desirable to comply with the requirements or requests of), the Takeover Code, the Takeover Panel or the Court or any applicable law, regulation or regulatory body and such other exceptions as described therein.

13.9    Return of documents of title

If the Scheme lapses or is withdrawn, all documents of title lodged by any Scheme Shareholder with any Form of Proxy will be returned to such Scheme Shareholder as soon as practicable (and in any event within 14 days of such lapsing or withdrawal) and to the extent that any securities of RPS are held in escrow by Equiniti in connection with the Scheme, instructions will be given immediately for the release of such securities.

13.10    Modifications and revision

The Scheme contains a provision for Tetra Tech and RPS jointly to consent on behalf of all persons affected by any modification of, or addition to, the Scheme or to any condition approved or imposed by the Court. The Court would be unlikely to approve any modification of, or additions to, or impose a condition to the Scheme which might be material to the interests of the Scheme Shareholders unless the Scheme Shareholders were informed of any modification, addition or condition. It would be a matter for the Court to decide, in its discretion, whether or not a further meeting of the Scheme Shareholders should be held in these circumstances. No modifications may be made to the Scheme once it has taken effect.

13.11    Implementation by way of a Takeover Offer

Tetra Tech and Tetra Tech, Inc. reserve the right to elect, with the consent of the Takeover Panel (where necessary), to implement the Tetra Tech Acquisition by means of a Takeover Offer for the RPS Shares as an alternative to the Scheme. In such event, the Takeover Offer will be implemented on substantially the same terms subject to the terms of the Co-operation Agreement, as those that would apply to the Scheme, subject to appropriate amendments, including (without limitation) an acceptance condition set (subject to the Co-operation Agreement and the Bridge Facility Agreement) at a level permitted by the Takeover Panel. In the event that the Tetra Tech Acquisition is implemented by way of a Takeover Offer, the acceptance condition shall not be capable of being satisfied until all of the other conditions to the Takeover Offer have either been satisfied or (if capable of waiver) waived. The Takeover Panel will determine the offer timetable that will apply following any switch to a Takeover Offer to which it consents. Tetra Tech and Tetra Tech Inc. must announce a switch to a Takeover Offer through a Regulatory Information Service. Any such announcement must include:

*	details of all changes in terms and conditions of the Tetra Tech Acquisition;

*	details of any material changes to other details of the Tetra Tech Acquisition;

*	an explanation of the offer timetable following the switch to a Takeover Offer; and

*	an explanation of whether irrevocable undertakings or letters of intent will remain valid following the switch to a Takeover Offer.

Any modification or revision to the Scheme shall be made no later than the date which is 14 days prior to the date of the Shareholder Meetings (or any later date to which such meetings are adjourned). The consent of the Takeover Panel must be obtained if it is proposed to revise the Scheme: (i) less than 14 days prior to the date of the Shareholder Meetings (or any later date to which such meetings are adjourned); or (ii) following the Shareholder Meetings.

If the Tetra Tech Acquisition is effected by way of a Takeover Offer and such Takeover Offer becomes or is declared unconditional in all respects and sufficient acceptances are received, Tetra Tech intends to: (i) make a request to the FCA to cancel the listing of the RPS Shares from the Official List; (ii) make a request to the London Stock Exchange to cancel trading in RPS Shares on its market for listed securities; and (iii) exercise its rights, if available, to apply the provisions of Chapter 3 of Part 28 of the Companies Act to acquire compulsorily the remaining RPS Shares in respect of which the Takeover Offer has not been accepted.

13.12    Action to be taken

Notices of the Court Meeting and the General Meeting are set out in Part 9 (Notice of Court Meeting) and Part 10 (Notice of General Meeting) respectively of this document.

Any changes to the arrangements for the Court Meeting and the General Meeting will be communicated to Scheme Shareholders and RPS Shareholders before the Shareholder Meetings, including through RPS’ website at https://www.rpsgroup.com/ and by announcement through a Regulatory Information Service.

Please check you have received the following with this document:

*	a BLUE Form of Proxy for use at the Court Meeting;

*	a PINK Form of Proxy for use at the General Meeting; and

*	a reply-paid envelope for use in the United Kingdom only for return of the Forms of Proxy.

If you have not received these documents, please contact RPS’ Registrars, Equiniti, on the helpline, details of which are set out on page 15 of this document.

The Scheme will require the approval of the Scheme Shareholders at the Court Meeting to be held at the offices of DLA Piper UK LLP at 160 Aldersgate Street, London EC1A 4HT at 10.00 a.m. on Thursday 3 November 2022. The Scheme will also require the approval of RPS Shareholders of the Resolution at the General Meeting to be held at the same place at 10.15 a.m. on Thursday 3 November 2022 (or as soon thereafter as the Court Meeting has concluded or been adjourned). Notices of the Shareholder Meetings are set out in Part 9 (Notice of Court Meeting) and Part 10 (Notice of General Meeting) respectively of this document. Upon the Scheme becoming Effective, it will be binding on all Scheme Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the General Meeting (and, if they attended and voted, whether or not they voted in favour).

Scheme Shareholders and RPS Shareholders are strongly encouraged to submit proxy appointments and instructions for the Court Meeting and the General Meeting as soon as possible, using any of the methods (by post, online or electronically through CREST) set out below.

RPS Shareholders are entitled to appoint a proxy in respect of some or all of their RPS Shares and may also appoint more than one proxy, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by such holder. RPS Shareholders who wish to appoint more than one proxy in respect of their holding of RPS Shares should contact Equiniti for further Forms of Proxy or photocopy the Forms of Proxy as required.

The completion and return of the Forms of Proxy by post (or transmission of a proxy appointment or voting instruction online, through CREST or via Equiniti’s online facility) will not prevent you from attending and voting at the Court Meeting or the General Meeting, if you are entitled to and wish to do so.

(a)         Sending Forms of Proxy by Post

Whether or not you plan to attend the Shareholder Meetings, please complete the enclosed Forms of Proxy in accordance with the instructions printed on them and return them to: Equiniti Limited, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA as soon as possible and, in any event, so as to be received by no later than:

*               10.00 a.m. on Tuesday 1 November 2022 in the case of the BLUE Form of Proxy for the Court Meeting; and

*               10.15 a.m. on Tuesday 1 November 2022 in the case of the PINK Form of Proxy for the General Meeting,

or in the case of any adjournment, not later than 48 hours before the time fixed for the adjourned meeting, in each case excluding any part of such 48 hour period falling on a day that is not a working day. A reply- paid envelope is provided for use in the United Kingdom only.

Forms of Proxy returned by fax will not be accepted.

If the BLUE Form of Proxy for the Court Meeting is not lodged by the relevant time, it may be presented in person to the Chair of the Court Meeting or the Equiniti representative who will be present at the Court Meeting, any time prior to the commencement of the Court Meeting (or any adjournment thereof).

If the PINK Form of Proxy for the General Meeting is not lodged by the relevant time, it will be invalid.

(b)        Electronic appointment of proxies through CREST

If you hold your RPS Shares in CREST and wish to appoint a proxy or proxies for the Shareholder Meetings (or any adjournment(s)) by using the CREST electronic proxy appointment service, you may do so by using the procedures set out in the CREST Manual (please also refer to the accompanying notes on the notices of each Shareholder Meeting set out in Part 9 (Notice of Court Meeting) and Part 10 (Notice of General Meeting) respectively of this document). In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear’s specifications and must contain the information required for such instructions, as described in the CREST Manual.

Proxies submitted electronically through CREST (CREST Participant ID RA19) must be sent as soon as possible, and in any event, so as to be received by no later than 10.00 a.m. on Tuesday 1 November 2022 in the case of the Court Meeting and by 10.15 a.m. on Tuesday 1 November 2022 in the case of the General Meeting (or in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned meeting, in each case excluding any part of such 48 hour period falling on a day that is not a working day). No message received through the CREST network after this time will be accepted. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which Equiniti is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

CREST personal members or other CREST sponsored members, and those CREST members who have appointed a voting service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.

CREST members and, where applicable, their CREST sponsors or voting service providers, should note that Euroclear does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider(s), to procure that his or her CREST sponsor or voting service provider(s) take(s)) such action as will be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

In the case of the Court Meeting only, if the CREST proxy or instruction is not received by this time, the BLUE Form of Proxy may be presented in person to the Chair of the Court Meeting or the Equiniti representative who will be present at the Court Meeting, any time prior to the commencement of the Court Meeting (or any adjournment thereof).

In the case of the General Meeting only, if the CREST proxy or instruction is not received by this time, it will be invalid.

(c)         Online appointment of proxies

RPS Shareholders entitled to attend and vote at the Shareholder Meetings may appoint a proxy electronically by logging on to www.sharevote.co.uk (“Sharevote”), selecting “Register for the Share Portal” and entering “RPS” in the box provided. To use Sharevote, you will need the Voting ID, Task ID and Shareholder Reference Number contained on the proxy card. Shareholders who have registered with Equiniti’s online portfolio service, Shareview, can appoint their proxy electronically by logging onto their portfolio at www.shareview.co.uk using their usual user ID and password by clicking on the “My Investments” page, then clicking on the link to vote, then following the on-screen instructions.

For an electronic proxy to be valid, your appointment must be received by Equiniti by no later than 10.00 a.m. on Tuesday 1 November 2022 in the case of the Court Meeting and by 10.15 a.m. on Tuesday 1 November 2022 in the case of the General Meeting (or in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned meeting, in each case excluding any part of such 48 hour period falling on a day that is not a working day).

Any electronic communication found to contain a computer virus will not be accepted.

In the case of the Court Meeting only, if the electronic proxy appointment is not received by this time, the BLUE Form of Proxy may be presented in person to the Chair of the Court Meeting or the Equiniti representative who will be present at the Court Meeting, any time prior to the commencement of the Court Meeting (or any adjournment thereof).

In the case of the General Meeting only, if the electronic proxy appointment is not received by this time, it will be invalid.

Completing and returning the Forms of Proxy, or completing and transmitting a CREST Proxy Instruction or appointing a proxy electronically will not prevent you from attending and voting in person at the Shareholder Meetings, or any adjournment of the Shareholder Meetings, if you so wish and are so entitled.

IT IS IMPORTANT THAT, FOR THE COURT MEETING, AS MANY VOTES AS POSSIBLE ARE CAST SO THAT THE COURT MAY BE SATISFIED THAT THERE IS A FAIR AND REASONABLE REPRESENTATION OF THE OPINION OF SCHEME SHAREHOLDERS. WHETHER OR NOT YOU INTEND TO ATTEND AND/OR VOTE AT THE SHAREHOLDER MEETINGS, YOU ARE THEREFORE STRONGLY ENCOURAGED TO COMPLETE, SIGN AND RETURN YOUR FORMS OF PROXY OR TRANSMIT A PROXY INSTRUCTION (EITHER ELECTRONICALLY OR THROUGH CREST) AS SOON AS POSSIBLE AND, IN ANY EVENT, BY NO LATER THAN 10.00 A.M. ON TUESDAY 1 NOVEMBER 2022 IN THE CASE OF THE COURT MEETING AND BY 10.15 A.M. ON TUESDAY 1 NOVEMBER 2022 IN THE CASE OF THE GENERAL MEETING (OR IN THE CASE OF ANY ADJOURNMENT, NOT LATER THAN 48 HOURS BEFORE THE TIME FIXED FOR THE HOLDING OF THE ADJOURNED MEETING, IN EACH CASE EXCLUDING ANY PART OF SUCH 48 HOUR PERIOD FALLING ON A DAY THAT IS NOT A WORKING DAY).

If you have any questions relating to the Shareholder Meetings or the completion and return of the Forms of Proxy, please telephone the helpline, details of which are set out on page 15 of this document.

14.        Settlement and share certificates

Subject to the Scheme becoming Effective (and except as provided in paragraph 17 (Overseas Shareholders) of this Part 2 (Explanatory Statement) of this document in relation to persons resident in, ordinarily resident in, or citizens of, jurisdictions outside the United Kingdom), despatch of the cash consideration to which any Scheme Shareholder on the register of members as at the Scheme Record Time is entitled under the Scheme will be effected within 14 days of the Effective Date in the manner set out below.

Except with the consent of the Takeover Panel or as provided by the terms of the Scheme, settlement of consideration to which any Scheme Shareholder is entitled under the Scheme will be implemented in full in accordance with the terms of the Scheme free of any lien, right of set-off, counterclaim or other analogous right to which Tetra Tech may otherwise be, or claim to be, entitled against such Scheme Shareholder.

14.1     Consideration where Scheme Shares are held in uncertificated form (that is, in CREST)

A Scheme Shareholder who holds Scheme Shares at the Scheme Record Time in uncertificated form will receive the cash consideration to which it is entitled under the Scheme through CREST by Tetra Tech procuring the creation of an assured payment obligation in favour of the appropriate CREST account through which the relevant Scheme Shareholder holds such uncertificated Scheme Shares in respect of the consideration due to him not later than the 14th day following the Effective Date.

As at the close of trading on the last day of dealings in RPS Shares prior to the Effective Date, there may be unsettled, open trades for the sale and purchase of RPS Shares within CREST. Scheme Shares that are the subject of such unsettled trades will be treated under the Scheme in the same way as any other Scheme Share registered in the name of the relevant seller under that trade. Consequently, those Scheme Shares will be transferred under the Scheme and the seller will receive the appropriate consideration in accordance with the terms of the Scheme.

As from the Effective Date, each holding of Scheme Shares credited to any stock account in CREST shall be disabled, entitlements to the Scheme Shares held within CREST will be cancelled, and all Scheme Shares will be removed from CREST in due course thereafter.

Subject to the terms of the Scheme, Tetra Tech reserves the right to pay all or any part of the consideration referred to above to all or any Scheme Shareholder(s) who hold(s) Scheme Shares in uncertificated form at the Scheme Record Time in the manner referred to in paragraph 14.2 below of this Part 2 (Explanatory Statement) of this document if, for reasons outside its reasonable control, it is not able to effect settlement in uncertificated form in accordance with this paragraph 14.1 or to do so would incur material additional costs.

14.2     Consideration where Scheme Shares are held in certificated form

A Scheme Shareholder who holds Scheme Shares at the Scheme Record Time in certificated form will have the cash consideration to which it is entitled under the Scheme despatched:

*	if the relevant Scheme Shareholder has set up a standing electronic payment mandate with the Company’s registrar for the purpose of receiving dividend payments, such payment is made by way of an electronic payment to the account indicated in such standard electronic payment mandate; or

*	by first-class post (or international standard post, if overseas), by cheque drawn on a branch of a UK clearing bank; or

*	by such other method as may be approved by the Takeover Panel.

All such cash payments will be made in pounds sterling and drawn on a United Kingdom clearing bank. Payments made by cheque will be payable to the Scheme Shareholders concerned and the encashment of any such cheque will be a complete discharge of Tetra Tech’s obligation under the Scheme to pay the monies represented thereto. Tetra Tech will despatch or procure to the despatch of cheques within 14 days after the Effective Date to the persons entitled thereto at their respective addresses as appearing in the register of members of RPS at the Scheme Record Time or in accordance with any special standing instructions regarding communications (except that, in the case of joint holders, Tetra Tech reserves the right to make such cheques payable to the joint holder whose name stands first in the register of members of RPS in respect of such holding at the Scheme Record Time. None of RPS, Tetra Tech or Tetra Tech, Inc., or any of their respective nominees or agents will be responsible for any loss or delay in the transmission of cheques sent in this way, and such cheques will be sent at the risk of the person entitled thereto.

If any Scheme Shareholders have not encashed their cheques within six months of the Effective Date, Tetra Tech will procure that the cash consideration due to such Scheme Shareholders under the Scheme will be held for such Scheme Shareholder a period of 12 years from the Effective Date solely for the purpose of satisfying payment obligations under the Scheme, and such Scheme Shareholders may claim the consideration due to them by written notice to the Company in a form and with such evidence which the Company determines evidences their entitlement to such consideration at any time during the period of 12 years from the Effective Date.

Payments made by electronic payment will be made within 14 days of the Effective Date, and will be paid to the Scheme Shareholder concerned using the account details indicated in the standing electronic payment mandate set up by such Scheme Shareholder with RPS’ Registrar, Equiniti. The transfer of such amount by way of electronic transfer will be a complete discharge of Tetra Tech’s obligations under the Scheme to pay the monies represented thereby.

On the Effective Date, each certificate representing a holding of RPS Shares in the name of someone other than Tetra Tech will cease to be valid. Following settlement of the consideration to which Scheme Shareholders are entitled under the Scheme, such Scheme Shareholder will be bound on the direction of RPS to deliver up or destroy such certificate(s).

14.3	Consideration where Scheme Shares are acquired by directors or employees of the RPS Group pursuant to the exercise and/or settlement of RPS Options, or which are held through the RPS ISPP or either RPS SIP

In the case of Scheme Shares acquired by directors or employees of the RPS Group (including, but not limited to, on the settlement of RPS Options after the Court has made the Court Order and prior to the Scheme Record Time and any RPS Shares acquired and/or held through the RPS ISPP or either RPS SIP), settlement of the consideration will be made by such method as shall be determined by RPS (including, but not limited to, procuring that payments are made through payroll as soon as practicable subject to the deduction of any applicable exercise price, income taxes, and social security contributions). Payment will be made as soon as reasonably practicable following the later of the Effective Date and that date on which any conditions to payment have been met.

A summary of the effect of the Scheme on the RPS Share Plans is set out in paragraph 10 (Effect of the Tetra Tech Acquisition on RPS Share Plans) of this Part 2 (Explanatory Statement) of this document.

15.        Cancellation of admission to trading and re-registration

An indicative timetable of principal events setting out, among other things, the expected date of the last day of trading in, and the suspension of, RPS Shares on the London Stock Exchange’s Main Market is on page 16 of this document.

The last day of dealings in RPS Shares on the London Stock Exchange’s Main Market is expected to be the Business Day immediately following the Court Hearing and no transfers will be registered after 6.00 p.m. on that date (other than the registration of RPS Shares released, transferred or issued under the RPS Share Plans). RPS will make an application to the London Stock Exchange for the suspension of dealings in RPS Shares on the London Stock Exchange’s Main Market with effect from 7.30 a.m. on the second Business Day following the Court Hearing.

Prior to the Effective Date, RPS will make an application to the London Stock Exchange for the cancellation of the admission to trading of the RPS Shares on the London Stock Exchange’s Main Market, and to the FCA for the listing of the RPS Shares on the Official List to be cancelled, in each case to take effect on the Business Day following the Effective Date.

Following the Scheme becoming Effective, it is also proposed that RPS be re-registered as a private limited company.

16.        United Kingdom taxation

Your attention is drawn to Part 7 (United Kingdom Taxation) of this document relating to United Kingdom taxation. RPS Shareholders who are in any doubt about their taxation position or who are resident or otherwise subject to taxation in a jurisdiction outside the United Kingdom should contact an appropriate independent professional tax adviser immediately.

17.        Overseas Shareholders

This document has been prepared in accordance with and for the purpose of complying with English law, the Takeover Code, the Market Abuse Regulation, the Disclosure Guidance and Transparency Rules and the Listing Rules and information disclosed may not be the same as that which would have been disclosed if this document had been prepared in accordance with the laws of jurisdictions outside England and Wales.

The release, publication, or distribution of this document in or into certain jurisdictions other than the United Kingdom may be restricted by law. Persons who are not resident in the United Kingdom or who are subject to other jurisdictions should inform themselves of, and observe, any applicable requirements. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any jurisdiction other than the United Kingdom. To the fullest extent permitted by applicable law, the companies and persons involved in the Tetra Tech Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person. This document does not constitute an offer or invitation to purchase or subscribe for any securities or a solicitation of an offer to buy any securities pursuant to this document or otherwise in any jurisdiction in which such offer or solicitation is unlawful.

Unless otherwise determined by Tetra Tech or Tetra Tech, Inc., or required by the Takeover Code, and permitted by applicable law and regulation, the Tetra Tech Acquisition will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Tetra Tech Acquisition by any such use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this document and all documents relating to the Tetra Tech Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction, and persons receiving this document and all documents relating to the Tetra Tech Acquisition (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from such jurisdictions where to do so would violate the laws in that jurisdiction. Doing so may render invalid any related purported vote in respect of the Tetra Tech Acquisition. To the fullest extent permitted by applicable law, the companies and persons involved in the Tetra Tech Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person. If the Tetra Tech Acquisition is implemented (with the consent of the Takeover Panel) by way of a Takeover Offer (unless otherwise permitted by applicable law and regulation), the Takeover Offer may not be made, directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Takeover Offer may not be capable of acceptance by any such use, means, instrumentality or facilities.

The availability of the Tetra Tech Acquisition to Overseas Shareholders may be affected by the laws of the relevant jurisdictions in which they are resident. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable requirements. In particular, the ability of persons who are not resident in the United Kingdom to vote their Scheme Shares with respect to the Scheme at the Court Meeting, or to appoint another person as proxy to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Tetra Tech Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person.

If any Overseas Shareholder remains in any doubt, it should consult an appropriate independent professional adviser in its relevant jurisdiction without delay.

Further information for US and Canadian investors is set out on pages 5 and 6 of this document.

18.        Further information

Your attention is drawn to the full text of the Scheme as set out in Part 6 (The Scheme of Arrangement) of this document.

Your attention is also drawn to the following parts of this document, which are deemed to form part of this explanatory statement: Part 3 (Conditions and Further Terms of the Tetra Tech Acquisition and the Scheme); Part 4 (Financial and Ratings Information); Part 5 (Additional Information); Part 9 (Notice of Court Meeting); and Part 10 (Notice of General Meeting).

Yours faithfully

Gleacher Shacklock LLP

PART 3

CONDITIONS AND FURTHER TERMS OF THE TETRA TECH ACQUISITION
AND THE SCHEME

Part A: Conditions of the Tetra Tech Acquisition and the Scheme

1.	The Tetra Tech Acquisition is conditional upon the Scheme becoming unconditional and Effective, subject to the Takeover Code, by no later than 11.59 p.m. on the Long-stop Date or such later date (if any) as Tetra Tech and RPS may, with the consent of the Takeover Panel, agree and, if required, the Court may allow.

2.           The Scheme shall be subject to the following conditions:

2.1

(i)	its approval by a majority in number of the RPS Shareholders who are present and vote, whether in person or by proxy, at the Court Meeting and who represent 75 per cent. or more in value of the Scheme Shares voted by those Scheme Shareholders; and

(ii)	such Court Meeting being held on or before 25 November 2022 (or such later date as may be agreed by Tetra Tech and RPS and, if required, the Court may allow);

2.2

(i)	the resolutions required to implement the Scheme (including, without limitation, the Resolution) being duly passed by RPS Shareholders representing 75 per cent. or more of votes cast at the General Meeting; and

(ii)	such General Meeting being held on or before 25 November 2022 (or such later date as may be agreed by Tetra Tech and RPS and, if required, the Court may allow);

2.3

(i)	the sanction of the Scheme by the Court (with or without modification but subject to any modification being on terms acceptable to RPS and Tetra Tech) and the delivery of a copy of the Court Order to the Registrar of Companies; and

(ii)	the Court Hearing being held on or before the 22nd day after the expected date of the Court Hearing (or such later date as may be agreed by Tetra Tech and RPS and, if required, the Court may allow).

3.	In addition, subject as stated in Part B of this Part 3 (Conditions and Further Terms of the Tetra Tech Acquisition and the Scheme) of this document and to the requirements of the Takeover Panel, the Tetra Tech Acquisition is conditional upon the following Conditions and, accordingly, the Court Order shall not be delivered to the Registrar of Companies unless such Conditions (as amended, if appropriate) have been satisfied or, where relevant, waived:

Official authorisations, regulatory clearances and Third Party clearances

Foreign investment clearances

Australia

3.1      the Commonwealth Treasurer (or his delegate):

(i)	providing written notice under the Foreign Acquisitions and Takeovers Act 1975 (Cth) (“FATA”) stating that, or to the effect that, the Commonwealth Government has no objection to the Tetra Tech Acquisition, either on an unconditional basis or subject only to:

(a)	tax-related conditions which are in the form, or substantially in the form, of those set out in 1 to 6 of Part D of the Australian Foreign Investment Review Board’s Guidance Note 12 on ‘Tax Conditions’ (in the form released on 9 July 2021); and

(b)	any other conditions which are offered and/or accepted by Tetra Tech; or

(ii)	becomes precluded by passage of time from making any order or decision under Division 2 of Part 3 of the FATA in respect of the Tetra Tech Acquisition and the 10 day period referred to in section 82(2)(a) of the FATA has ended or the period referred to in section 82(2)(b) of the FATA has ended (whichever is applicable); or

(iii)	where an interim order is made under section 68 of the FATA in respect of the Tetra Tech Acquisition, the subsequent period for making an order or decision under Part 3 of the FATA elapses without the Commonwealth Treasurer making such an order or decision; or

(iv)	the Commonwealth Treasurer (or the Commonwealth Treasurer’s delegate) has provided written confirmation to Tetra Tech that the Tetra Tech Acquisition is exempt from the requirements of the FATA, whichever occurs first;

United Kingdom

3.2	pursuant to the National Security and Investment Act 2021 (the “NSIA”), a notification having been accepted by the Secretary of State for Business, Energy and Industrial Strategy (the “Secretary of State”) and:

(i)	the Secretary of State confirms before the end of the review period that no further action will be taken in relation to the Tetra Tech Acquisition; or

(ii)	if the Secretary of State issues a call-in notice in relation to the Tetra Tech Acquisition, the receipt of confirmation that the Secretary of State will take no further action in relation to the call-in notice and the Tetra Tech Acquisition under the NSIA; or

(iii)	the Secretary of State makes a final order in relation to the Tetra Tech Acquisition (and, to the extent relevant, all conditions or obligations contained in such an order necessary for the Tetra Tech Acquisition to become Effective having been satisfied or complied with or any restriction preventing Completion having been lifted or released);

Notifications, waiting periods and Authorisations

3.3	other than in relation to the matters referred to in Conditions 3.1 to 3.2 (inclusive), all material notifications, filings or applications which are required by legislation, regulation, decision or ruling by any Relevant Authority having been made in connection with the Tetra Tech Acquisition and all necessary waiting periods (including any extensions thereof) under any applicable legislation or regulation of any jurisdiction having expired, lapsed or been terminated (as appropriate) and all statutory and regulatory obligations in any jurisdiction having been complied with in each case in respect of the Tetra Tech Acquisition and all Authorisations required by legislation, regulation, decision or ruling by any Relevant Authority in any jurisdiction for or in respect of the Tetra Tech Acquisition and, except pursuant to Chapter 3 of Part 28 of the Companies Act, the acquisition or the proposed acquisition of any shares or other securities in, or control or management of, RPS or any other member of the Wider RPS Group by any member of the Wider Tetra Tech Group having been obtained in terms and in a form satisfactory to Tetra Tech from all appropriate Third Parties or (without prejudice to the generality of the foregoing) from any person or bodies with whom any member of the Wider RPS Group or the Wider Tetra Tech Group has entered into contractual arrangements and all such Authorisations necessary to carry on the business of any member of the Wider RPS Group in any jurisdiction having been obtained and all such Authorisations remaining in full force and effect at the time at which the Tetra Tech Acquisition becomes otherwise unconditional and there being no notice or intimation of an intention to revoke, suspend, restrict, modify or not to renew such Authorisations;

General anti-trust and regulatory

3.4	other than in relation to the matters referred to in Conditions 3.1 to 3.2 (inclusive), no anti-trust regulator or Third Party (including, for the avoidance of doubt, the Committee on Foreign Investment in the United States) having given notice of a decision to take or implement any action, proceeding, suit, investigation or reference (and in each case, not having withdrawn the same), or having required any action to be taken or otherwise having done anything, or having enacted or made any statute, regulation, decision, order or change to published binding practice (and in each case, not having withdrawn the same) and there not continuing to be outstanding any statute, regulation, decision or order which (to an extent which is material in the context of the Tetra Tech Acquisition, the Wider RPS Group or the Wider Tetra Tech Group, as the case may be, in each case taken as a whole):

(i)	prevents the divestiture or alters the terms envisaged for such divestiture by any member of the Wider Tetra Tech Group or by any member of the Wider RPS Group of all or any part of its businesses, assets or property;

(ii)	except pursuant to Chapter 3 of Part 28 of the Companies Act, requires any member of the Wider Tetra Tech Group or the Wider RPS Group to acquire or offer to acquire any shares, other securities (or the equivalent) or interest in any member of the Wider RPS Group or any asset owned by any Third Party (other than in the implementation of the Tetra Tech Acquisition);

(iii)	imposes any limitation on the ability of any member of the Wider Tetra Tech Group directly or indirectly to acquire or hold all or any rights of ownership in respect of shares or other securities in RPS;

(iv)	results in any member of the Wider RPS Group or any member of the Wider Tetra Tech Group ceasing to be able to carry on business under any name under which it presently carries on business; or

(v)	makes the Tetra Tech Acquisition, its implementation or the acquisition or proposed acquisition of any shares or other securities in RPS by any member of the Wider Tetra Tech Group void, unenforceable and/or illegal under the laws of any relevant jurisdiction, or otherwise, directly or indirectly prevents or prohibits the implementation of the Tetra Tech Acquisition or the acquisition or proposed acquisition of any shares or other securities in RPS by any member of the Wider Tetra Tech Group;

Certain matters arising as a result of any arrangement, agreement, etc.

3.5	except as Disclosed, there being no provision of any arrangement, agreement, lease, licence, franchise, permit or other instrument to which any member of the Wider RPS Group is a party or by or to which any such member or any of its assets is or may be bound, entitled or be subject or any event or circumstance which, as a consequence of the Tetra Tech Acquisition or the acquisition or the proposed acquisition by any member of the Wider Tetra Tech Group of any shares or other securities (or the equivalent) in RPS or because of a change in the control or management of any member of the Wider RPS Group or otherwise, could or might reasonably be expected to result in (in any case to an extent which is material in the context of the Tetra Tech Acquisition, the Wider RPS Group or the Wider Tetra Tech Group, as the case may be, in each case taken as a whole):

(i)	any monies borrowed by, or any other indebtedness, actual or contingent, of, or any grant available to, any member of the Wider RPS Group being or becoming repayable, or capable of being declared repayable, immediately or prior to its or their stated maturity date or repayment date, or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

(ii)	the creation, save in the ordinary and usual course of business, or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any member of the Wider RPS Group or any such mortgage, charge or other security interest (whenever created, arising or having arisen) becoming enforceable;

(iii)	any such arrangement, agreement, lease, licence, franchise, permit or other instrument being terminated or the rights, liabilities, obligations or interests of any member of the Wider RPS Group being adversely modified or adversely affected or any obligation or liability arising or any adverse action being taken or arising thereunder;

(iv)	any liability of any member of the Wider RPS Group to make any severance, termination, bonus or other payment to any of its directors, or other officers;

(v)	the rights, liabilities, obligations, interests or business of any member of the Wider RPS Group or any member of the Wider Tetra Tech Group under any such arrangement, agreement, licence, permit, lease or instrument or the interests or business of any member of the Wider RPS Group or any member of the Wider Tetra Tech Group in or with any other person or body or firm or company (or any arrangement or arrangement relating to any such interests or business) being or becoming capable of being terminated, or adversely modified or affected or any onerous obligation or liability arising or any adverse action being taken thereunder;

(vi)	any member of the Wider RPS Group ceasing to be able to carry on business under any name under which it presently carries on business;

(vii)	the value of, or the financial or trading position or prospects of, any member of the Wider RPS Group being prejudiced or adversely affected; or

(viii)	the creation or acceleration of any liability (actual or contingent) by any member of the Wider RPS Group other than trade creditors or other liabilities incurred in the ordinary course of business,

(ix)	no event having occurred which, under any provision of any arrangement, agreement, licence, permit, franchise, lease or other instrument to which any member of the Wider RPS Group is a party or by or to which any such member or any of its assets are bound, entitled or subject, would or might result in any of the events or circumstances as are referred to in Conditions 3.6 (i) to (viii);

Certain events occurring since 31 December 2021

3.6     except as Disclosed, no member of the Wider RPS Group having since 31 December 2021:

(i)	issued or agreed to issue or authorised or proposed or announced its intention to authorise or propose the issue of additional shares of any class, or securities or securities convertible into, or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares, securities or convertible securities or transferred or sold or agreed to transfer or sell or authorised or proposed the transfer or sale of Scheme Shares out of treasury (except, where relevant, as between RPS and wholly-owned subsidiaries of RPS or between the wholly-owned subsidiaries of RPS and except for the issue or transfer out of treasury of Scheme Shares on the exercise of employee share options or vesting of employee share awards in the ordinary course under the RPS Share Plans);

(ii)	recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution (whether payable in cash or otherwise) other than dividends (or other distributions whether payable in cash or otherwise) lawfully paid or made by any wholly-owned subsidiary of RPS to RPS or any of its wholly-owned subsidiaries;

(iii)	other than pursuant to the Tetra Tech Acquisition (and except for transactions between RPS and its wholly-owned subsidiaries or between the wholly-owned subsidiaries of RPS and transactions in the ordinary course of business), implemented, effected, authorised or proposed or announced its intention to implement, effect, authorise or propose any merger, demerger, reconstruction, amalgamation, scheme, commitment or acquisition or disposal of assets or shares or loan capital (or the equivalent thereof) in any undertaking or undertakings in any such case to an extent which is material in the context of the Wider RPS Group taken as a whole;

(iv)	except for transactions between RPS and its wholly-owned subsidiaries or between the wholly- owned subsidiaries of RPS and except for transactions in the ordinary course of business, disposed of, or transferred, mortgaged or created any security interest over any material asset or any right, title or interest in any material asset or authorised, proposed or announced any intention to do so;

(v)	(except for transactions between RPS and its wholly-owned subsidiaries or between the wholly- owned subsidiaries of RPS), issued, authorised or proposed, or announced an intention to authorise or propose, the issue of or made any change in or to the terms of any debentures or become subject to any contingent liability or incurred or increased any indebtedness which is material in the context of the Wider RPS Group as a whole;

(vi)	entered into or varied or authorised, proposed or announced its intention to enter into or vary any material contract, arrangement, agreement, transaction or commitment (whether in respect of capital expenditure or otherwise) which is of a long term, unusual or onerous nature or magnitude or which is or which involves or could involve an obligation of a nature or magnitude which is likely to be materially restrictive on the business of any member of the Wider RPS Group;

(vii)	entered into or varied the terms of, or made any offer (which remains open for acceptance) to enter into or vary the terms of any contract, service agreement, commitment or arrangement with any director or senior executive of any member of the Wider RPS Group;

(viii)	proposed, agreed to provide or modified the terms of any share option scheme, incentive scheme or other benefit relating to the employment or termination of employment of any employee of the Wider RPS Group;

(ix)	purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, except in respect of the matters mentioned in sub-paragraph (i) above, made any other change to any part of its share capital;

(x)	except in the ordinary course of business, waived, compromised or settled any claim which is material in the context of the Wider RPS Group as a whole;

(xi)	terminated or varied the terms of any agreement or arrangement between any member of the Wider RPS Group and any other person in a manner which would or might reasonably be expected to have a material adverse effect on the financial position of the Wider RPS Group taken as a whole;

(xii)	save for as envisaged in accordance with the terms of the Scheme, made any material alteration to its memorandum or articles of association or other incorporation documents;

(xiii)	except in relation to changes made or agreed as a result of, or arising from, changes to legislation, made or agreed or consented to any change to:

(a)	the terms of the trust deeds and rules constituting the pension scheme(s) established by any member of the Wider RPS Group for its directors, employees or their dependants;

(b)	the contributions payable to any such scheme(s) or to the benefits which accrue, or to the pensions which are payable, thereunder;

(c)	the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined; or

(d)	the basis upon which the liabilities (including pensions) of such pension schemes are funded, valued, made, agreed or consented to,

to an extent which is in any such case material in the context of the Wider RPS Group;

(xiv)	been unable, or admitted in writing that it is unable, to pay its debts or commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness, or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

(xv)	taken or proposed any steps, corporate action or had any legal proceedings instituted or threatened against it in relation to the suspension of payments, a moratorium of any indebtedness, its winding-up (voluntary or otherwise), dissolution, reorganisation or for the appointment of a receiver, administrator, manager, administrative receiver, trustee or similar officer of all or any part of its assets or revenues or any analogous or equivalent steps or proceedings in any jurisdiction or appointed any analogous person in any jurisdiction or had any such person appointed;

(xvi)	(except for transactions between RPS and its wholly-owned subsidiaries or between RPS’ wholly-owned subsidiaries), made, authorised, proposed or announced an intention to propose any change in its loan capital;

(xvii)	entered into, implemented or authorised the entry into any joint venture, asset or profit sharing arrangement, partnership or merger of business or corporate entities;

(xviii)	having taken (or agreed or proposed to take) any action which requires or would require, the consent of the Takeover Panel or the approval of RPS Shareholders in general meeting in accordance with, or as contemplated by, Rule 21.1 of the Takeover Code; or

(xix)	entered into any agreement, arrangement, commitment or contract or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced an intention to, or to propose to, effect any of the transactions, matters or events referred to in this Condition 3.6;

No adverse change, litigation, regulatory enquiry or similar

3.7      except as Disclosed, since 31 December 2021 there having been:

(i)	no adverse change and no circumstance having arisen which would or might be expected to result in any adverse change in the business, assets, financial or trading position or profits or prospects or operational performance of any member of the Wider RPS Group which is material in the context of the Wider RPS Group;

(ii)	no litigation, arbitration proceedings, prosecution or other legal proceedings having been threatened, announced or instituted by or against or remaining outstanding against or in respect of any member of the Wider RPS Group or to which any member of the Wider RPS Group is or may become a party (whether as claimant, defendant or otherwise) having been threatened, announced, instituted or remaining outstanding by, against or in respect of any member of the Wider RPS Group, in each case which might reasonably be expected to have a material adverse effect on the Wider RPS Group taken as a whole;

(iii)	no enquiry, review or investigation by, or complaint or reference to, any Third Party against or in respect of any member of the Wider RPS Group having been threatened, announced or instituted or remaining outstanding by, against or in respect of any member of the Wider RPS Group, in each case which might reasonably be expected to have a material adverse effect on the Wider RPS Group taken as a whole;

(iv)	no contingent or other liability having arisen or become apparent to Tetra Tech or increased other than in the ordinary course of business which is reasonably likely to affect adversely the business, assets, financial or trading position or profits or prospects of any member of the Wider RPS Group to an extent which is material in the context of the Wider RPS Group taken as a whole; and

(v)	no steps having been taken and no omissions having been made which are likely to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider RPS Group which is necessary for the proper carrying on of its business and the withdrawal, cancellation, termination or modification of which might reasonably be expected to have a material adverse effect on the Wider RPS Group taken as a whole;

No discovery of certain matters regarding information, liabilities and environmental issues

3.8     except as Disclosed, Tetra Tech not having discovered that:

(i)	any financial, business or other information concerning the Wider RPS Group publicly announced prior to the date of the Announcement or disclosed at any time to any member of the Wider RPS Group by or on behalf of any member of the Wider RPS Group prior to the date of the Announcement is misleading, contains a material misrepresentation of any fact, or omits to state a fact necessary to make that information not misleading, in any such case to a material extent;

(ii)	any member of the Wider RPS Group or any partnership, company or other entity in which any member of the Wider RPS Group has a significant economic interest and which is not a subsidiary undertaking of RPS is, otherwise than in the ordinary course of business, subject to any liability, contingent or otherwise and which is material in the context of the Wider RPS Group taken as a whole;

(iii)	any past or present member of the Wider RPS Group has not complied in any material respect with all applicable legislation, regulations or other requirements of any jurisdiction or any Authorisations relating to the use, treatment, storage, carriage, disposal, discharge, spillage, release, leak or emission of any waste or hazardous substance or any substance likely to impair the environment (including property) or harm human or animal health or otherwise relating to environmental matters or the health and safety of humans, which non-compliance would be likely to give rise to any material liability, including any penalty for non-compliance (whether actual or contingent) on the part of any member of the Wider RPS Group;

(iv)	there has been a material disposal, discharge, spillage, accumulation, release, leak, emission or the migration, production, supply, treatment, storage, transport or use of any waste or hazardous substance or any substance likely to impair the environment (including any property) or harm human or animal health which (whether or not giving rise to non-compliance with any law or regulation) would be likely to give rise to any material liability (whether actual or contingent) on the part of any member of the Wider RPS Group;

(v)	there is or is likely to be any material obligation or liability (whether actual or contingent) or requirement to make good, remediate, repair, reinstate or clean up any property, asset or any controlled waters currently or previously owned, occupied, operated or made use of or controlled by any past or present member of the Wider RPS Group (or on its behalf), or in which any such member may have or previously have had or be deemed to have had an interest, under any environmental legislation, common law, regulation, notice, circular, Authorisation or order of any Third Party in any jurisdiction or to contribute to the cost thereof or associated therewith or indemnify any person in relation thereto; or

(vi)	circumstances exist (whether as a result of making the Tetra Tech Acquisition or otherwise) which would be reasonably likely to lead to any Third Party instituting (or whereby any member of the Wider RPS Group would be likely to be required to institute), an environment audit or take any steps which would in any such case be reasonably likely to result in any actual or contingent liability to improve or install new plant or equipment or to make good, repair, reinstate or clean up any property of any description or any asset now or previously owned, occupied or made use of by any past or present member of the Wider RPS Group (or on its behalf) or by any person for which a member of the Wider RPS Group is or has been responsible, or in which any such member may have or previously have had or be deemed to have had an interest, which is material in the context of the Wider RPS Group taken as a whole;

Anti-corruption

3.9     Tetra Tech not having discovered that:

(i)	any past or present member, director, officer or employee of the Wider RPS Group or any person that performs or has performed services for or on behalf of any such company is or has engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010, the US Foreign Practices Act of 1977 or any other applicable anti-corruption legislation; or

(ii)	any member of the Wider RPS Group is ineligible to be awarded any contract or business under regulation 57 of the Public Contracts Regulations 2015 or regulation 80 of the Utilities Contracts Regulations 2015 (each as amended); or

(iii)	any past or present member, director, officer or employee of the Wider RPS Group, or any other person for whom any such person may be liable or responsible, has engaged in any business with, made any investments in, or made any payments or assets available to or received any funds or asset from: (A) any government, entity, or individual with which UK, US or Canadian or European Union persons (or persons operating in those territories) are prohibited from engaging in activities, doing business or from receiving or making available funds or economic resources, by UK, US, Canadian or European Union laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control; or (B) any government, entity or individual targeted by any of the economic sanctions of the United Nations, UK, United States or the European Union or any of its member states; or

(iv)	any past or present member, director, officer or employee of the Wider RPS Group has engaged in any transaction which would cause any member of the Wider Tetra Tech Group to be in breach of applicable law or regulation upon the Tetra Tech Acquisition becoming Effective, including the economic sanctions of the United States Office of Foreign Assets Control or any government, entity or individual targeted by any of the economic sanctions of the United Nations, UK, United States or the European Union or any of its member states; or

No criminal property

3.10	Tetra Tech not having discovered that any asset of any member of the Wider RPS Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition).

Part B: Certain further terms of the Scheme and the Tetra Tech Acquisition

1.	Subject to the requirements of the Takeover Panel, Tetra Tech reserves the right, in its sole discretion, to waive, in whole or in part, all or any of the Conditions set out in Part A of Part 3 (Conditions and Further Terms of the Tetra Tech Acquisition and the Scheme) of this document, except Conditions 2.1, 2.2, and 2.3, which cannot be waived. If any of Conditions 2.1, 2.2, and 2.3 is not satisfied by the relevant deadline specified in the relevant Condition, Tetra Tech shall make an announcement by 8.00 a.m. on the Business Day following such deadline confirming whether it has invoked the relevant Condition, waived the relevant deadlines, or agreed with RPS to extend the relevant deadline.

2.	If Tetra Tech is required by the Takeover Panel to make an offer for RPS Shares under the provisions of Rule 9 of the Takeover Code, Tetra Tech may make such alterations to any of the above Conditions and terms of the Tetra Tech Acquisition as are necessary to comply with the provisions of that Rule.

3.	Tetra Tech shall be under no obligation to waive (if capable of waiver), to determine to be or remain satisfied or to treat as fulfilled any of the Conditions in Part A of Part 3 (Conditions and Further Terms of the Tetra Tech Acquisition and the Scheme) of this document that are capable of waiver by a date earlier than the latest date for the fulfilment of that Condition notwithstanding that the other Conditions of the Tetra Tech Acquisition may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.

4.	Under Rule 13.5(a) of the Takeover Code and subject to paragraph 5 below, Tetra Tech may only invoke a Condition so as to cause the Tetra Tech Acquisition not to proceed, to lapse, or to be withdrawn with the consent of the Takeover Panel. The Takeover Panel shall normally only give its consent if the circumstances which give rise to the right to invoke the Condition are of material significance to Tetra Tech in the context of the Tetra Tech Acquisition. This shall be judged by reference to the facts of each case at the time that the relevant circumstances arise.

5.	Condition 1, Conditions 2.1, 2.2, and 2.3 in Part A of Part 3 (Conditions and Further Terms of the Tetra Tech Acquisition and the Scheme) of this document, and, if applicable, any acceptance condition if the Tetra Tech Acquisition is implemented by means of a Takeover Offer, are not subject to Rule 13.5(a) of the Takeover Code.

6.	Any Condition that is subject to Rule 13.5(a) of the Takeover Code may be waived by Tetra Tech.

7.	The RPS Shares acquired under the Tetra Tech Acquisition shall be acquired fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including, without limitation, voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid, or any other return of value (whether by reduction of share capital or share premium account or otherwise) made on or after the Effective Date.

8.	If, on or after the date of the Announcement and prior to or on the Effective Date, any dividend, distribution or other return of value is declared, paid or made, or becomes payable by RPS, Tetra Tech reserves the right (without prejudice to any right of Tetra Tech, with the consent of the Takeover Panel, to invoke Condition 3.6(ii)) to reduce the consideration payable under the Tetra Tech Acquisition to reflect the aggregate amount of such dividend, distribution or other return of value or excess. In such circumstances, RPS Shareholders shall be entitled to retain any such dividend, distribution or other return of value declared, made, or paid.

If on or after the date of the Announcement, and to the extent that any such dividend, distribution or other return of value has been declared, paid, or made, or becomes payable by RPS on or prior to the Effective Date and Tetra Tech exercises its rights under this paragraph 8 to reduce the consideration payable under the terms of the Tetra Tech Acquisition, any reference in the Announcement or this document to the consideration payable under the terms of the Tetra Tech Acquisition shall be deemed to be a reference to the consideration as so reduced.

If and to the extent that such a dividend, distribution or other return of value has been declared or announced, but not paid or made, or is not payable by reference to a record date on or prior to the Effective Date and is or shall be: (i) transferred pursuant to the Tetra Tech Acquisition on a basis which entitles Tetra Tech to receive the dividend, distribution or other return of value and to retain it; or (ii) cancelled, the consideration payable under the terms of the Tetra Tech Acquisition shall not be subject to change in accordance with this paragraph 8.

Tetra Tech also reserves the right to reduce the consideration payable under the Tetra Tech Acquisition in such circumstances as are, and by such amount as is, permitted by the Takeover Panel.

Any exercise by Tetra Tech of its rights referred to in this paragraph 8 shall be the subject of an announcement and, for the avoidance of doubt, shall not be regarded as constituting any revision or variation of the Tetra Tech Acquisition.

9.	Tetra Tech reserves the right to elect (with the consent of the Takeover Panel) to implement the Tetra Tech Acquisition by way of a Takeover Offer for the RPS Shares as an alternative to the Scheme. In such event, the Takeover Offer shall be implemented on the same terms, so far as applicable, and subject to the terms of the Co-operation Agreement, as those which would apply to the Scheme, subject to appropriate amendments, including (without limitation) an acceptance condition set at a level permitted by the Takeover Panel.

10.	The availability of the Tetra Tech Acquisition to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions. Persons who are not resident in the United Kingdom should inform themselves about and observe any applicable requirements.

11.	The Tetra Tech Acquisition is not being made, directly or indirectly, in, into or from, or by use of the mails of, or by any means of instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of, any jurisdiction where to do so would violate the laws of that jurisdiction.

12.	The Tetra Tech Acquisition is governed by the law of England and Wales and is subject to the jurisdiction of the courts of England and Wales and to the Conditions and further terms set out in this Part 3 (Conditions and Further Terms of the Tetra Tech Acquisition and the Scheme) of this document. The Tetra Tech Acquisition shall be subject to the applicable requirements of the Takeover Code, the Takeover Panel, the London Stock Exchange and the Financial Conduct Authority.

13.	Each of the Conditions shall be regarded as a separate Condition and shall not be limited by reference to any other Condition.

PART 4

FINANCIAL AND RATINGS INFORMATION

All documents referred to in this Part 4 (Financial and Ratings Information) of this document which are incorporated into this document are available in “read-only” format for reviewing or downloading free of charge on RPS’ website at the website indicated below. Save as expressly referred to in this document, the contents of the websites referred to in this document are not incorporated into and do not form part of this document.

Part A: Financial information relating to RPS

The following information is incorporated into this document by reference pursuant to Rule 24.15 of the Takeover Code:

*	the audited consolidated accounts of RPS for the financial year ended 31 December 2021 set out in pages 156 to 203 (both inclusive) in the Company’s annual report for the financial year ended 31 December 2021 available from RPS’ website at https://ir.rpsgroup.com/content/investors/annual- reports by opening the link entitled “Report and Accounts 2021 PDF”;

*	the audited consolidated accounts of RPS for the financial year ended 31 December 2020 are set out in pages 129 to 166 (both inclusive) in the Company’s annual report for the financial year ended 31 December 2020 available from RPS’ website at https://ir.rpsgroup.com/content/investors/annual- reports by opening the link entitled “Report and Accounts 2020”; and

*	the interim results of RPS for the six-month period ended 30 June 2022 are available from RPS’ website at https://ir.rpsgroup.com/content/investors/annual-reports by opening the link entitled “Half Year Results for the six months ended 30 June 2022”.

Part B: RPS ratings and outlooks

There are no current public ratings or outlooks accorded to RPS by any rating agencies.

Part C: Financial information relating to Tetra Tech

The following information is incorporated into this document by reference pursuant to Rule 24.15 of the Takeover Code:

*	the audited accounts of Tetra Tech for the financial year ended 30 September 2021 set out in pages 8 to 21 (both inclusive) in Tetra Tech’s annual report for the financial year ended 30 September 2021 available at www.tetratech.com/en/articles/investor-offer; and

*	the audited accounts of Tetra Tech for the financial year ended 30 September 2020 set out in pages 9 to 20 (both inclusive) in Tetra Tech’s annual report for the financial year ended 30 September 2020 available at www.tetratech.com/en/articles/investor-offer.

Part D: Financial information relating to Tetra Tech, Inc.

The following information is incorporated into this document by reference pursuant to Rule 24.15 of the Takeover Code:

*	the audited consolidated financial statements of Tetra Tech, Inc. for the financial year ended 3 October 2021 set out in pages 54 to 99 (both inclusive) in Tetra Tech, Inc.'s annual report for the financial year ended 3 October 2021 available from Tetra Tech, Inc.'s website at investor.tetratech.com/ financials/annual-reports/default.aspx by opening the link entitled “2021”;

*	the audited consolidated financial statements of Tetra Tech, Inc. for the financial year ended 27 September 2020 set out in pages 57 to 100 (both inclusive) in Tetra Tech, Inc.'s annual report for the financial year ended 27 September 2020 available from Tetra Tech, Inc.'s website at investor.tetratech.com/financials/annual-reports/default.aspx by opening the link entitled “2020”;

*	the first quarter results of Tetra Tech, Inc. for the three-month period ended 2 January 2022 available from Tetra Tech, Inc.'s website at https://investor.tetratech.com/financials/quarterly-results/default.aspx by opening the link entitled “Tetra Tech Reports First Quarter 2022 Results”;

*	the second quarter results of Tetra Tech, Inc. for the three-month period ended 3 April 2022 available from Tetra Tech, Inc.'s website at https://investor.tetratech.com/financials/quarterly-results/default.aspx by opening the link entitled “Tetra Tech Reports Second Quarter 2022 Results”; and

*	the third quarter results of Tetra Tech, Inc. for the three-month period ended 3 July 2022 available from Tetra Tech, Inc.'s website at https://investor.tetratech.com/financials/quarterly-results/default.aspx by opening the link entitled “Tetra Tech Reports Third Quarter 2022 Results”.

Part E: Tetra Tech ratings and outlooks

There are no current public ratings or outlooks accorded to Tetra Tech by any rating agencies.

Part F: Tetra Tech, Inc. ratings and outlooks

There are no current public ratings or outlooks accorded to Tetra Tech, Inc. by any ratings agencies.

PART 5

ADDITIONAL INFORMATION

I.        Responsibility

1.1	The RPS Directors, whose names are set at paragraph 2.1 of this Part 5 (Additional Information) of this document, each accept responsibility for the information contained in this document (including any expressions of opinion) other than the information (and expressions of opinion) contained in this document in respect of Tetra Tech, Tetra Tech, Inc. or the Tetra Tech Group, for which responsibility is taken by the Tetra Tech Directors and the Tetra Tech, Inc. Directors pursuant to paragraph 1.2 below. To the best of the knowledge and belief of the RPS Directors (who have taken all reasonable care to ensure that such is the case), the information (including any expressions of opinion) contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

1.2	The Tetra Tech Directors and the Tetra Tech, Inc. Directors, whose names are set at paragraphs 2.2 and 2.3 of this Part 5 (Additional Information) of this document, each accept responsibility for the information (and expressions of opinion) contained in this document relating to Tetra Tech, Tetra Tech, Inc., the Tetra Tech Group, the Tetra Tech Directors, the Tetra Tech, Inc. Directors and members of their immediate families, related trusts and other persons connected with them including, without limitation, information relating to Tetra Tech and Tetra Tech, Inc.'s strategy and future intentions for RPS and the Enlarged Group. To the best of the knowledge and belief of the Tetra Tech Directors and the Tetra Tech, Inc. Directors (who have taken all reasonable care to ensure that such is the case), the information (including any expressions of opinion) contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

2.       Directors

2.1     The RPS Directors and their respective positions are set out below:

Name	Position held
Kenneth Lever John Douglas Judith Cottrell Allison Bainbridge Elizabeth Peace Michael McKelvy	Non-Executive Chairman Chief Executive Group Finance Director Independent Non-Executive Director Senior Independent Non-Executive Director Independent Non-Executive Director

The registered address of RPS and the business address of each of the RPS Directors is 20 Western Avenue, Milton Park, Abingdon, Oxfordshire, OX14 4SH.

2.2     The Tetra Tech Directors and their respective positions are set out below:

Name	Position held
Benjamin James	Managing Director
Ward James David Lovell	Finance Director
Richard Alan Lemmon	Vice President

The registered address of Tetra Tech and the business address of James David Lovell and Benjamin James Ward is 1 Northfield Road, Reading, Berkshire, RG1 8AH. The business address of Richard Alan Lemmon is 3475 E. Foothill Boulevard, Pasadena, California, 91107.

2.3     The Tetra Tech, Inc. Directors and their respective positions are set out below:

Name	Position held
Dan L. Batrack Gary	Chairman of the Board and Chief Executive Officer
R. Birkenbeuel	Independent Non-Executive Director
Prashant Gandhi J.	Independent Non-Executive Director
Christopher Lewis	Independent Non-Executive Director
Joanne M. Maguire	Independent Non-Executive Director
Kimberly E. Ritrievi	Independent Non-Executive Director

Name	Position held
J. Kenneth Thompson	Independent, Presiding Director
Kirsten M. Volpi	Independent Non-Executive Director

For the purposes of this Part 5 (Additional Information) Li-San Hwang (an unpaid and non-voting member of the board of directors of Tetra Tech, Inc.) is not considered to be a Tetra Tech, Inc. Director.

The registered address of Tetra Tech, Inc. and the business address of each of the Tetra Tech, Inc. Directors is 3475 East Foothill Boulevard, Pasadena, California 91107, United States.

3.        RPS Shares and RPS Share Plans

3.1	At the close of business on 10 October 2022 (being the last practicable date prior to the publication of this document), the Company had 277,510,925 RPS Shares in issue and held no RPS Shares in treasury. As at 5 October 2022, the RPS Group employee benefit trust held 695,418 RPS Shares and these are assumed to be available to satisfy awards under the RPS Share Plans which would otherwise be satisfied by way of newly issued RPS Shares.

3.2	At the close of business on 6 October 2022 (being the last practicable date prior to the publication of this document for which this information was available), it is assessed that up to 10,293,961 RPS Shares may be deliverable on or after 6 October 2022 (being the last practicable date prior to the publication of this document for which this information was available) pursuant to the RPS Share Plans, taking into account options and awards under the RPS Share Plans then currently outstanding and options, awards and/or other rights under the RPS Share Plans which it is expected may be granted and/or accrue following the 6 October 2022 (being the last practicable date prior to the publication of this document for which this information was available) but before the Scheme becomes Effective. This has been calculated on the following basis:

(a)	the 6,790,985 RPS Shares that could be delivered pursuant to awards under the RPS ELTIP, the RPS STABP and the RPS PSP as at 6 October 2022. This includes shares in respect of dividend equivalents accrued under the RPS ELTIP and RPS STABP. This does not reflect any time pro-rating which may take place under the terms of the relevant RPS Share Plans;

(b)	plus the 2,478,518 RPS Shares that are subject to awards in the form of rights to receive RPS Shares under the RPS ISPP as at 6 October 2022;

(c)	plus an additional 418,113 RPS Shares that it is assumed could be issued in respect of the monthly operation of the RPS SIPs and the RPS ISPP in the period from 6 October 2022 over six months, assuming for the purposes of these calculations only that the Effective Date occurs on 31 March 2023. Such assumed number being based on the assumption that all additional matching shares under the RPS SIPs and the RPS ISPP are delivered by way of new issues of RPS Shares and that the employee investments under the RPS SIPs and RPS ISPP remains in line with the projected October 2022 investments, which is the last practical month, and calculated by reference to the Acquisition Price; and

(d)	plus an additional 606,345 RPS Shares that it is assumed could be issued in respect of matching shares under the RPS SIPs and the RPS ISPP in connection with contributions that are expected to be made in October 2022, based on employees' annual elections and calculated by reference to the Acquisition Price.

4.	Market quotations

The following table sets out the Closing Price for RPS Shares on the first Business Day in each of the six months immediately before the date of this document, on 8 August 2022 (being the last Business Day prior to the commencement of the Offer Period) and on 10 October 2022 (being the latest available date prior to the publication of this document):

Date	Closing Price (pence)
10 October 2022	236
3 October 2022	236
1 September 2022	212
8 August 2022	117
1 August 2022	112
1 July 2022	104
1 June 2022	103
3 May 2022	104

5.	Disclosure of interests and dealings

5.1	Definitions and references

For the purposes of this paragraph 5:

“acting in concert” with RPS, Tetra Tech or Tetra Tech, Inc., as the case may be, means any such person acting or deemed to be acting in concert with RPS, Tetra Tech or Tetra Tech, Inc., as the case may be, for the purposes of the Takeover Code;

“arrangement” includes any indemnity or option arrangement and any agreement or understanding, formal or informal, of whatever nature relating to relevant securities of RPS which may be an inducement to deal or refrain from dealing (other than irrevocable commitments and letters of intent to vote in favour of the Scheme and/or related resolutions);

“connected adviser” includes an organisation which (A) is advising Tetra Tech, Tetra Tech, Inc., or (as the case may be) RPS in relation to the Tetra Tech Acquisition, (B) is a corporate broker to Tetra Tech, Tetra Tech, Inc., or (as the case may be) RPS, (C) is advising a person acting in concert with Tetra Tech, Tetra Tech, Inc., or (as the case may be) RPS in relation to the Tetra Tech Acquisition or in relation to the matter which is the reason for that person being a member of the concert party, in each case, excluding any “exempt principal traders” and any “exempt fund managers”;

“connected person” means, in relation to any person who is a director of a company, any other person whose interests in shares the director is taken to be interested in pursuant to Part 22 of the Companies Act and related regulations;

“control” means an interest, or interests, in shares carrying in aggregate 30 per cent. or more of the voting rights (as defined in the Takeover Code) of a company, irrespective of whether such interest or interests give de facto control;

“dealing” has the meaning given to it in the Takeover Code and “dealt” has the corresponding meaning;

“derivative” includes any financial product the value of which, in whole or in part, is determined directly or indirectly by reference to the price of an underlying security;

“disclosure period” means the period which began on 8 August 2021 (the date 12 months prior to the commencement of the Offer Period) and ended on 10 October 2022 (being the last practicable date prior to the publication of this document);

“relevant securities” means:

(a)	RPS Shares and any other securities of RPS conferring voting rights;

(b)	the equity share capital of any member of the Tetra Tech Group; and

(c)	securities of RPS and any member of the Tetra Tech Group carrying conversion or subscription rights into any of the foregoing;

“short position” means any short position (whether conditional or absolute and whether in the money or otherwise) including any short position under a derivative any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery; and a person has an “interest” or is “interested” in relevant securities if he has a long economic exposure, whether absolute or conditional, to changes in the price of those securities (but not if he only has a short position in such securities) and in particular if:

(a)	he owns them;

(b)	he has the right (whether conditional or absolute) to exercise or direct the exercise of the voting rights attaching to them or has general control of them;

(c)	by virtue of any agreement to purchase, option or derivative he:

(i)	has the right or option to acquire them or call for their delivery; or

(ii)	is under an obligation to take delivery of them

whether the right, option or obligation is conditional or absolute and whether it is in the money or otherwise; or

(d)	he is party to any derivative:

(i)	whose value is determined by reference to their price; and

(ii)	which results, or may result, in his having a long position in them; and

“close relatives”, “exempt principal trader”, “exempt fund manager”, “securities” and “voting rights” have the meanings given to them by the Takeover Code.

5.2	Persons acting in concert with RPS

Name	Registered Office	Relationship with RPS
Gleacher Shacklock LLP	Cleveland House, 33 King Street,	Lead financial adviser
London SW1Y 6RJ

AEC Advisors LLC	28 West 44th Street, Suite 815, New York,	Financial adviser
NY 10036

5.3	Persons acting in concert with Tetra Tech

Name	Registered Office	Relationship with RPS
Merrill Lynch International	2 King Edward Street,	Financial Adviser
London EC1A 1HQ

Tetra Tech, Inc.	3475 East Foothill Boulevard, Pasadena, Ultimate parent company of
	California 91107, United States	Tetra Tech

5.4	Interests, rights to subscribe and short positions in relevant securities of RPS

RPS Directors

As at the last day of the disclosure period, the interest of the RPS Directors (and their close relatives, related trusts and connected persons) in the RPS Shares (apart from the options and awards and interests in shares held through the RPS SIPs which are described below) were as follows:

Name	Number of RPS Shares
Kenneth Lever John	126,818
Douglas Judith	2,315,968
Cottrell Allison	65,098
Bainbridge	22,078
Elizabeth Peace	18,363

As at the last day of the disclosure period, the following (i) options and awards in respect of RPS Shares had been granted to; and (ii) RPS Shares, or interests therein, were held by the following RPS Directors (where applicable, through the RPS SIPs) and remained outstanding under or subject to (as applicable) the RPS Share Plans:

Name	Scheme	Number of RPS Shares under option / held through the RPS SIPs (as applicable)	Date of grant / acquisition (as applicable)	Exercise price (p)	Vesting date
John Douglas	RPS ELTIP	533,539	24-Feb-20	Nil	24-Feb-23
John Douglas	RPS ELTIP	858,023	16-Mar-21	Nil	16-Mar-24
John Douglas	RPS ELTIP	771,851	22-Mar-22	Nil	22-Mar-25
John Douglas	RPS SIP Partnership	513	01-Nov-17	N/A	N/A
John Douglas	RPS SIP Partnership	962	02-Nov-18	N/A	N/A
John Douglas	RPS SIP Partnership	1,230	05-Nov-19	N/A	N/A
John Douglas	RPS SIP Partnership	3,365	04-Nov-20	N/A	N/A
John Douglas	RPS SIP Partnership	1,383	12-Nov-21	N/A	N/A
John Douglas	RPS SIP Match	513	01-Nov-17	N/A	01-Nov-20
John Douglas	RPS SIP Match	962	02-Nov-18	N/A	02-Nov-21
John Douglas	RPS SIP Match	1,230	05-Nov-19	N/A	05-Nov-22
John Douglas	RPS SIP Match	3,365	04-Nov-20	N/A	04-Nov-23
John Douglas	RPS SIP Match	1,383	12-Nov-21	N/A	12-Nov-24
John Douglas	RPS SIP Dividend	18	07-Jun-18	N/A	N/A
John Douglas	RPS SIP Dividend	23	22-Oct-18	N/A	N/A
John Douglas	RPS SIP Dividend	79	22-May-19	N/A	N/A
John Douglas	RPS SIP Dividend	53	25-Oct-19	N/A	N/A
John Douglas	RPS SIP Dividend	26	08-Oct-21	N/A	N/A
John Douglas	RPS SIP Dividend	66	20-May-22	N/A	N/A
John Douglas	RPS STABP	78,456	24-Feb-20	Nil	24-Feb-23
John Douglas	RPS STABP	418,673	22-Mar-22	Nil	22-Mar-25
Judith Cottrell	RPS ELTIP	214,334	24-Feb-20	Nil	24-Feb-23
Judith Cottrell	RPS ELTIP	378,460	16-Mar-21	Nil	16-Mar-24
Judith Cottrell	RPS ELTIP	364,191	22-Mar-22	Nil	22-Mar-25
Judith Cottrell	RPS SIP Partnership	961	02-Nov-18	N/A	N/A

Name	Scheme	Number of RPS Shares under option / held through the RPS SIPs (as applicable)	Date of grant / acquisition (as applicable)	Exercise price (p)	Vesting date
Judith Cottrell	RPS SIP Partnership	1,025	05-Nov-19	N/A	N/A
Judith Cottrell	RPS SIP Partnership	3,365	04-Nov-20	N/A	N/A
Judith Cottrell	RPS SIP Partnership	1,383	12-Nov-21	N/A	N/A
Judith Cottrell	RPS SIP Match	961	02-Nov-18	N/A	02-Nov-21
Judith Cottrell	RPS SIP Match	1,025	05-Nov-19	N/A	05-Nov-22
Judith Cottrell	RPS SIP Match	3,365	04-Nov-20	N/A	04-Nov-23
Judith Cottrell	RPS SIP Match	1,383	12-Nov-21	N/A	12-Nov-24
Judith Cottrell	RPS SIP Dividend	51	22-May-19	N/A	N/A
Judith Cottrell	RPS SIP Dividend	34	25-Oct-19	N/A	N/A
Judith Cottrell	RPS SIP Dividend	23	08-Oct-21	N/A	N/A
Judith Cottrell	RPS SIP Dividend	59	20-May-22	N/A	N/A
Judith Cottrell	RPS STABP	34,982	24-Feb-20	Nil	24-Feb-23
Judith Cottrell	RPS STABP	96,446	22-Mar-22	Nil	22-Mar-25

5.5	General

Save as disclosed in this paragraph 5, as at the end of the disclosure period:

(i)	neither Tetra Tech, Tetra Tech, Inc., the Tetra Tech Directors, the Tetra Tech, Inc. Directors, nor (in the case of the Tetra Tech Directors and the Tetra Tech, Inc. Directors) any of their close relatives, related trusts or connected persons, nor any other person acting in concert with Tetra Tech, Tetra Tech, Inc., nor any person with whom Tetra Tech, Tetra Tech, Inc., or any person acting in concert with Tetra Tech or Tetra Tech, Inc. had an arrangement, was interested in, had any right to subscribe for, or had any short position in relation to, any relevant securities of RPS nor had any such person dealt in any relevant securities of RPS during the disclosure period;

(ii)	neither RPS, nor any of the RPS Directors, nor (in the case of the RPS Directors) any of their close relatives, related trusts or connected persons, nor any person acting in concert with RPS, nor any person with whom RPS or any person acting in concert with RPS had an arrangement, was interested in, had any right to subscribe for, or had any short position in relation to, any relevant securities of RPS, nor had any such person dealt in any relevant securities of RPS in the period commencing on the first day of the Offer Period and ending on the last day of the disclosure period;

(iii)	neither RPS, Tetra Tech, or Tetra Tech, Inc., nor any person acting in concert with RPS, Tetra Tech, Tetra Tech, Inc., had borrowed or lent (including for these purposes any financial collateral arrangements of a kind referred to in Note 4 on Rule 4.6) any relevant securities in RPS (save for any borrowed shares which have been either on-lent or sold);

(iv)	save for the irrevocable undertakings and the letter of intent described in paragraph 8 (Irrevocable Undertakings and Letter of Intent) of this Part 5 (Additional Information) of this document, there is no arrangement relating to relevant securities in RPS which exists between Tetra Tech, Tetra Tech, Inc. or any person acting in concert with Tetra Tech, Tetra Tech, Inc. and any other person, nor between RPS or any person acting in concert with RPS and any other person;

(v)	save for the irrevocable undertakings described in paragraph 8 (Irrevocable Undertakings and Letter of Intent) of this Part 5 (Additional Information) of this document, no persons have given any irrevocable or other commitment to vote in favour of the Scheme or the Resolution;

(vi)	RPS has not redeemed or purchased any relevant securities of RPS in the period commencing on the first day of the Offer Period and ending on the last day of the disclosure period; and

(vii)	neither RPS, nor any of the RPS Directors, nor (in the case of the RPS Directors) any of their close relatives, related trusts or connected persons, was interested in, had any right to subscribe for, or had any short position in relation to, any relevant securities of Tetra Tech, Inc. nor had any such person dealt in any relevant securities of Tetra Tech, Inc. in the period commencing on the first day of the Offer Period and ending on the last day of the disclosure period.

5.6	Holdings in Tetra Tech, Inc.

The following holders of common shares of Tetra Tech, Inc. will have pre-existing interests in Tetra Tech, Inc. which would create potential indirect interests of five per cent. or more in the capital of RPS (via Tetra Tech, as a wholly-owned indirect subsidiary of Tetra Tech, Inc.) following the Effective Date:

	Number of Tetra Tech, Inc.	Percentage of existing common shares of Tetra
Name	common shares held	Tech, Inc.
Black Rock, Inc.	6,728,577	12.5%
The Vanguard Group, Inc.	5,144,221	9.57%

6.	Service contracts and letters of appointment of the RPS Directors

6.1	Executive Directors

The following executive directors have entered into service agreements with RPS as summarised below:

(i)	John Douglas

The terms of John Douglas’ service contract as chief executive officer of RPS are summarised below:

(a)	John Douglas’ service contract, dated 17 May 2017, as amended from time to time, provides for his employment to commence on 1 June 2017, and his appointment as Group Chief Executive to commence on 1 August 2017 (or such date as agreed between parties) until terminated by either party by giving not less than 12 months written notice.

(b)	Under the terms of the service contract, John Douglas is entitled to a basic salary of GBP £547,500 per annum (or such other rate as agreed from time to time between parties). There is no additional entitlement or further remuneration in respect of overtime.

(c)	John Douglas is also entitled to participate in such annual incentive or long-term incentive schemes as RPS operates, including the RPS ELTIP and RPS STABP each up to 150% of his annual salary.

(d)	Subject to holding a valid driving licence, John Douglas is entitled to a car allowance for the use of his own car of £15,000 per annum which is not to be treated as salary or as pensionable. RPS reserves the right to vary or withdraw the allowance in any way, and at any time, upon giving reasonable notice. RPS will also reimburse John Douglas for fuel costs in respect of business miles at RPS’ business rate.

(e)	John Douglas is provided a serviced apartment up to a total value of £76,000.

(f)	John Douglas is eligible to join the RPS personal pension plan, as amended from time to time. If elected: (i) RPS is entitled to deduct from the basic salary any amounts payable by John Douglas to the pension scheme; or (ii) RPS will pay to John Douglas a cash sum equivalent to 15% of his basic salary, payable in equal monthly instalments, in lieu of any pension contributions to which John Douglas is entitled.

(g)	John Douglas is also entitled to participate in, subject to RPS’ discretion:

(I)	private medical expenses insurance for himself and his spouse or civil partner and any children residing in the UK on a permanent basis under the age of 21 or 24 if in fulltime education; and

(II)	life insurance that provides coverage of four times the basic salary.

(h)	John Douglas is entitled to 25 working days’ paid holidays (in addition to normal bank and public holidays in England and Wales).

(i)	John Douglas’ employment can be terminated without notice with immediate effect in certain circumstances customary for service contracts of this type, such as his misconduct or fault. Where the agreement is so terminated, he will not be entitled to any payment in lieu of notice.

(j)	On termination of his service contract, John Douglas may also be placed on garden leave for any period of his notice, during which period he will remain as an employee of RPS and continue to receive his salary and all other contractual benefits. During such time he will be subject to restrictive covenants customary for a service contract of this time. On termination John Douglas will also be subject to restrictive covenants customary for a service contract of this kind for a period of 12 months after the termination of his appointment.

(k)	Under the terms of his service contract, John Douglas, at the discretion of RPS, may receive payment in lieu of notice. This payment will be equal to the salary for the unexpired period of notice under the terms of the service contract. This amount will not include any bonus or commission payments, or rights or benefits under any share option or long-term incentive plan or salary sacrifice that might otherwise have been paid, any payment in respect of benefits that would have been entitled to be received, or any payment in respect of accrued holiday entitlement.

(ii)         Judith Cottrell

The terms of Judith Cottrell’s service contract as Group Finance Director of RPS are summarised below:

(a)	Judith Cottrell’s service contract, dated 18 February 2020, as amended from time to time, provides for her appointment to commence on 30 April 2020 until terminated by either party by giving not less than 12 months written notice.

(b)	Under the terms of the service contract, Judith Cottrell is entitled to a basic salary of GBP £310,000 per annum (or such other rate as agreed from time to time between parties). This amount is to be reviewed annual in January by the RPS Remuneration Committee. There is no additional entitlement or further remuneration in respect of overtime.

(c)	Judith Cottrell is also entitled to participate in such annual incentive or long-term incentive schemes as RPS operates, including the RPS ELTIP and RPS STABP each up to 125% of her annual salary.

(d)	Under the terms of the service contract, Judith Cottrell originally received pension contributions from RPS equal to 5% of her base salary until 27 July 2020, after which these contributions increased to 7% of her base salary. On 27 July 2025, should the appointment continue, this contribution will increase to 10% of her base salary. Judith Cottrell has the option to take salary in lieu of employer contributions.

(e)	Judith Cottrell is also entitled to be reimbursed for all reasonable and out of pocket expenses authorised by RPS and incurred in the discharge of her duties.

(f)	Under the terms of the service contract, Judith Cottrell is also entitled to participate in the RPS permanent health insurance and private medical insurance schemes.

(g)	Judith Cottrell is entitled to 25 working days’ paid holidays (in addition to normal bank and public holidays in England and Wales).

(h)	Judith Cottrell is entitled to a car allowance for the use of her own car of £15,000 per annum which is not to be treated as salary or as pensionable. The benefit is conditional on her payment of all costs related to it (including fuel, licence, insurance, repairs, and maintenance), and that the car is in a condition required by law and insured for business purposes.

(i)	Judith Cottrell’s employment can be terminated without notice with immediate effect in certain circumstances customary for service contracts of this type, such as her misconduct or fault. Where the agreement is so terminated, she will be not entitled to any payment in lieu of notice.

(j)	Under the terms of her service contract, Judith Cottrell, at the discretion of RPS, may receive payment in lieu of notice. This payment will be equal to the salary for the unexpired period of notice under the terms of the service contract. This amount will not include any bonus or commission payments, or rights or benefits under any share option or long-term incentive plan or salary sacrifice that might otherwise have been paid, any payment in respect of benefits that would have been entitled to be received, or any payment in respect of accrued holiday entitlement.

(k)	On termination of her service contract, Judith Cottrell may also be placed on garden leave for any period of her notice, during which period she will remain as an employee of RPS and continue to receive her salary and all other contractual benefits. During such time she will be subject to restrictive covenants customary for a service contract of this time. On termination Judith Cottrell will also be subject to restrictive covenants customary for a service contract for a period of 12 months after the termination of her appointment.

6.2        Non-Executive Directors

The following non-executive directors have entered into letters of appointment with RPS as summarised below:

(i)	Kenneth Lever, Allison Bainbridge, Elizabeth Peace, and Michael McKelvy (“NEDs”) have entered into letters of appointment for an initial term of three years. Any renewal of this period is subject to annual re-election by RPS Shareholders at the relevant annual general meeting in accordance with RPS’ Articles.

(ii)	Each NED letter of appointment is terminable by either party on 30 days’ notice.

(iii)	Each NED is paid an annual fee, to be paid in 12 instalments in arrears on the last day of each month. Allison Bainbridge, Elizabeth Peace, and Michael McKelvy are paid an additional fee (as set out in the table below) for their appointment to certain internal committees, including the Audit, Remuneration, and Nomination Committee. Michael McKelvy’s remuneration terms include the payment of fees in US Dollars at the prevailing exchange rate.

(iv)	Kenneth Lever’s letter of appointment includes the requirement that he must accumulate RPS Shares equivalent in value to 50% of his annual fee.

(v)	On termination of the NEDs appointment, entitlement of fees is only in respect of any such fees that may have accrued to the date of the termination.

(vi)	Each NED letter of appointment confirms that the NED is covered by RPS’ Directors and Officers liability insurance.

Director	Date of Directors Appointment	Date of Original Letter of Appointment	Director’s Total Remuneration (per annum)	Shareholding Requirement	Notice Requirement
Kenneth Lever	1 November 2016	26 October 2016	£155,000	50% of annual fee	30 days
Allison Bainbridge	1 June 2017	10 May 2017	£62,500	N/A	30 days
Elizabeth Peace	11 July 2017	10 July 2017	£72,500	N/A	30 days
Michael McKelvy	1 May 2018	10 April 2018	£52,500	N/A	30 days

(vii)	The details of the letters of appointment are summarised in the table below:

6.3        Additional fee payments and amendments to RPS Director agreements

Tetra Tech and RPS have agreed that in consideration for the additional work and services provided by the NEDs in connection with the Tetra Tech Acquisition, that each NED will be paid an additional fee equivalent to two months fees.

6.4        Save as set out in this paragraph 6:

(i)	no RPS Director is entitled to commission or profit sharing arrangements;

(ii)	other than statutory compensation and payment in lieu of notice, no compensation is payable by RPS to any RPS Director upon early termination of their appointment; and

(iii)	no service agreement or letter of appointment of any RPS Director was entered into or amended in the six-month period prior to the date of this document.

7.           Material contracts

During the period beginning on the date falling two years before the commencement of the Offer Period and ending on the last practicable date prior to the publication of this document, Tetra Tech, Tetra Tech, Inc., and RPS and their respective subsidiaries, as applicable, entered into the following material contracts (other than contracts entered into in the ordinary course of business).

7.1        RPS material contracts

Other than the Confidentiality Agreement, Co-operation Agreement, Regulatory Clean Team Protocol and Confidentiality and Joint Defence Agreement summarised in paragraph 7.3 (Offer-related arrangements) below, and save as disclosed below, RPS and its subsidiaries have not, during the period beginning on the date falling two years before the commencement of the Offer Period and ending on the last practicable date prior to the publication of this document, entered into any material contract other than in the ordinary course of business:

(i)          Placing Agreement

On 3 September 2020, RPS, Numis Securities Limited and Liberum Capital Limited (“Banks”) entered into a placing agreement (“Placing Agreement”) pursuant to which the Banks agreed to use their respective reasonable endeavours to procure placees for RPS Shares of the Company (“Placing Shares”) at a price of 44 pence per share (“Placing Price”) (“Placing”). In consideration of their services under the Placing Agreement, and subject to their obligations under the Placing Agreement having become unconditional and the Placing Agreement not being terminated, RPS agreed to pay to the Banks a market standard rate of commissions in connection with the Placing. In addition to the commission, RPS agreed to pay (or reimburse where appropriate) all costs, charges, fees and expenses in relation to or incidental to the Placing, including the fees of its and the Banks’ professional advisers, the fees of the FCA and the London Stock Exchange, all properly incurred out of pocket expenses, disbursements of the Banks, other professional fees and all stamp duty and stamp duty reserve tax (if any) and other similar duties and taxes. RPS gave certain customary representations and warranties to the Banks as to the accuracy of the information contained in the announcement made in connection with the Placing. In addition, RPS gave customary indemnities to the Banks and certain warranties and indemnities given by RPS in the Placing Agreement were unlimited as to time and amount. The obligations of the Banks under the Placing Agreement were subject to customary terms and conditions for a transaction of this type. The Placing Agreement also contained market-standard lock up covenants on behalf of RPS.

(ii)        Revolving Facility Agreement

Background

RPS, as Borrower (as defined therein), entered into a syndicated revolving credit facility agreement (the “Revolving Facility Agreement”) with Lloyds Bank plc, HSBC UK Bank plc and National Westminster Bank plc (together, the “Lenders”), with National Westminster Bank plc as Agent (as defined therein). Originally dated 29 July 2019, the Revolving Facility Agreement was further amended and/or amended and restated on 24 April 2020, 26 May 2020, 16 October 2020 and 10 August 2021.

Following the amendment and restatement of the Revolving Facility Agreement on 10 August 2021, the Lenders’ commitments totalled £100 million (the “Revolving Facility”), split as follows:

(a)         Lloyds Bank plc: £37,500,000;

(b)         HSBC UK Bank plc: £37,500,000; and

(c)         National Westminster Bank plc: £25,000,000.

Purpose

The Revolving Facility is to be used towards the general corporate and working capital purposes of the RPS Group (including the making of acquisitions permitted under the terms of the Revolving Facility Agreement).

Availability and repayment

The Revolving Facility is made available to RPS until 31 July 2024.

Each loan drawn under the Revolving Facility (a “Loan”) is payable at the end of an interest period (which cannot be longer than 6 months) that is set by RPS.

RPS is permitted to have outstanding up to 15 Loans at any one time.

Fees

Fees payable under the Revolving Facility Agreement and associated fee letters include annual commitment fees (calculated based on the available loan commitment), arrangement fees and agency fees.

Guarantees and security

The Revolving Facility Agreement is unsecured.

The payment and performance of all obligations under the Revolving Facility Agreement (and the finance documents related to such) is guaranteed by RPS and certain of its material subsidiaries that are party to the Revolving Facility Agreement as a Guarantor (as defined therein).

Representations, warranties, undertakings and events of default

The Revolving Facility Agreement contains customary representations and warranties, undertakings, financial covenants (which test the RPS Group’s leverage and interest cover) and events of default, each with appropriate carve-outs and materiality thresholds.

(iii)       Aviva and LGIM Facilities Background

In addition to the Revolving Facility, RPS entered into two separate term loan facilities with (i) Legal and General Assurance Society Limited and Legal and General Assurance (Pensions Management) Limited (collectively, “LGIM”) (the “LGIM Facility Agreement”); and (ii) Aviva Investors Alternative Income Solutions Investments S.A., Aviva Investors Multi-Asset Alternative Income S.A. and Saul Trustee Company as Trustee of the Superannuation Arrangements of the University of London (collectively, “Aviva”) (the “Aviva Facility Agreement”), on 10 August 2021.

The LGIM Facility Agreement provides for unsecured committed non-revolving term facilities in the aggregate amount of £30,000,000 (the “LGIM Loan”).

The Aviva Facility Agreement provides for unsecured committed non-revolving term facilities in the aggregate amount of £25,000,000 comprising of two term loans:

(a)	a term loan of £12,500,000 provided by Aviva Investors Alternative Income Solutions Investments S.A. (the “Aviva Facility B1 Loan”); and

(b)	a term loan in the aggregate of £12,500,000 provided by each of Aviva Investors Multi-Asset Alternative Income S.A. and Saul Trustee Company as Trustee of the Superannuation Arrangements of the University of London (the “Aviva Facility B2 Loan” and together with the Aviva Facility B1 Loan, the “Aviva Loans”)).

Purpose

The LGIM Loan and Aviva Loans were used towards re-financing certain financial indebtedness of RPS, with any surplus applied towards the general working capital of the RPS Group.

Availability and repayment

The utilisation date and repayment date for each loan are as follows:

(a)        The LGIM Loan was drawn down on 24 September 2021 and is repayable in full on 23 September 2028; and

(b)        each Aviva Loan was drawn down on 23 September 2021 and is repayable in full on 23 September 2028.

Guarantees and security

Each of the Aviva Facility Agreement and the LGIM Facility Agreement is unsecured.

The payment and performance of all obligations under the applicable facility agreement (and the finance documents related to such) is guaranteed by RPS and certain of its material subsidiaries that are party to the relevant facility agreement as a Guarantor (as defined therein).

Representations, warranties, undertakings and events of default

Each of the Aviva Facility Agreement and the LGIM Facility Agreement contains customary representations and warranties, undertakings, financial covenants (which test the RPS Group’s leverage and interest cover) and events of defaults, each with appropriate carve-outs and materiality thresholds.

(iv)      WSP Global confidentiality agreement

WSP Global and RPS entered into a confidentiality and standstill agreement dated 15 June 2022 (the “WSP Global Confidentiality Agreement”) pursuant to which WSP Global has undertaken to: (i) keep confidential information relating to, inter alia, the WSP Acquisition and RPS and not to disclose it to third parties (other than to certain permitted parties) unless required by law or regulation; and (ii) use the confidential information only in connection with the WSP Acquisition.

These confidentiality obligations remain in force for a period of two years from the date of the WSP Global Confidentiality Agreement or until completion of the WSP Acquisition, if earlier. WSP Global also agreed to certain standstill undertakings, all of which ceased to apply upon the release of the WSP Announcement.

This agreement also includes customary non-solicitation obligations on the Wider WSP Group.

(v)        WSP Global co-operation agreement

In connection with the WSP Offer, WSP Global, WSP Holdings and RPS entered into a co-operation agreement dated 8 August 2022 (“WSP Global Co-operation Agreement”) pursuant to which (among other things) WSP Global and WSP Holdings agreed to use their reasonable endeavours to implement the WSP Acquisition.

The WSP Global Co-operation Agreement records the intention of WSP Global, WSP Holdings and RPS to implement the WSP Acquisition by way of a scheme of arrangement, subject to WSP Holdings’ right to switch to a takeover offer (as defined in Chapter 3 of Part 28 of the Companies Act) in certain circumstances. WSP Global, WSP Holdings and RPS agreed to certain customary provisions if the scheme of arrangement should switch to a takeover offer.

The WSP Global Co-operation Agreement also contains provisions that shall apply in respect of directors’ and officers’ insurance and the RPS Share Plans.

The WSP Global Co-operation Agreement shall be terminated with immediate effect if:

(a)	WSP Global and RPS so agree in writing;

(b)	upon service of notice by any party if, prior to the Long-stop Date, any Condition (as defined therein) has been invoked by WSP Holdings (where the invocation of the relevant Condition has been permitted by the Takeover Panel) or any Condition which is incapable of waiver is incapable of satisfaction;

(c)	the WSP Acquisition is withdrawn or lapses in accordance with its terms and, where required, with the consent of the Takeover Panel (other than in certain limited circumstances); or

(d)	the Effective Date (as defined therein) has not occurred by the Long-stop Date (unless otherwise agreed by WSP Global, WSP Holdings and RPS in writing or required by the Takeover Panel).

WSP Global has the right to terminate the WSP Global Co-operation Agreement in certain circumstances, including if:

(a)	the RPS Board otherwise withdraws, adversely modifies or adversely qualifies the recommendation provided in the WSP Announcement, makes an announcement to that effect, or fails to include the recommendation in the WSP Scheme Document;

(b)	RPS makes an announcement that it will delay the convening of, or will adjourn, the WSP Shareholder Meetings to a date which is later than the latest date permitted by Condition 2.1(ii) or Condition 2.2(ii) of the WSP Global Co-operation Agreement (other than in certain circumstances); or

(c)	a competing proposal is recommended in whole or in part by the RPS Board or effected or is declared or becomes unconditional.

(vi)       WSP Global regulatory clean team protocol

In connection with the WSP Offer, WSP Global and RPS put in place a regulatory clean team protocol on 22 July 2022 which sets out how confidential information that is competitively sensitive can be disclosed, used or shared between WSP Global’s external legal counsel and RPS’ external legal counsel for the purposes of obtaining the consent of competition authorities and/or regulatory clearances in connection with the WSP Acquisition.

(vii)     WSP Global confidentiality and joint defence agreement

In connection with the WSP Offer, WSP Global, RPS and their respective external legal counsels entered into a confidentiality and joint defence agreement dated 22 July 2022, the purpose of which is to ensure that the exchange and/or disclosure of certain materials relating to the parties only takes place between their respective external legal counsels and external experts, and does not diminish in any way the confidentiality of such materials and does not result in a waiver of privilege, right or immunity that might otherwise be available.

(viii)     WSP Global common interest and joint defense agreement

In connection with the WSP Offer, WSP Global, RPS, RPS Group Inc. and their respective external legal counsels entered into a common interest and joint defense agreement dated 3 August 2022, the purpose of which is to ensure that the exchange and/or disclosure of certain materials can be made in a manner which seeks to preserve any privilege, right or immunity that might be available.

7.2        Tetra Tech material contracts

Other than the Confidentiality Agreement, Co-operation Agreement, Regulatory Clean Team Protocol and Confidentiality and Joint Defence Agreement summarised in paragraph 7.3 (Offer-related arrangements) below, and save as disclosed below, neither Tetra Tech, Inc. nor Tetra Tech nor its or their subsidiaries have, during the period beginning on the date falling two years before the commencement of the Offer Period and ending on the last practicable date prior to the publication of this document, entered into any material contract other than in the ordinary course of business:

(i)          Bridge Facility Agreement

Background

In connection with the Tetra Tech Acquisition, Tetra Tech, Inc. entered into a New York law governed bridge credit agreement dated 23 September 2022, as borrower, with Bank of America, N.A., as lender and as administrative agent (the “Bridge Facility Agreement”), including three committed term loan tranches consisting of Tranche A in an original committed amount of £447,000,000, Tranche B in a committed amount of £267,000,000 and Tranche C in a committed amount of US $350,000,000. Bank of America, N.A. is an original lender under the Bridge Facility Agreement, and will seek to syndicate its commitments, including during the Certain Funds Period (as defined in the Bridge Facility Agreement). Tetra Tech, Inc. has full discretion to refuse to consent to a transfer of an existing lender’s commitments during the Certain Funds Period, subject to limited exceptions (such as transfers to existing lenders, if a Certain Funds Event of Default (as defined in the Bridge Facility Agreement) has occurred or pursuant to an agreed syndication strategy). In connection with the entry into the Amended Credit Agreement (as described below), the entirety of the commitments under Tranche B and Tranche C were replaced and terminated.

Purpose

The proceeds of borrowings under the Bridge Facility Agreement may be used to finance, among other things, the Tetra Tech Acquisition, Tetra Tech, Inc.'s incurrence, replacement, or refinancing of indebtedness in connection with the Tetra Tech Acquisition and to pay related fees and expenses, including the repayment of the existing debt facilities of RPS.

Maturity

The Bridge Facility has a final maturity date on the date falling 364 days after the initial drawdown under the Bridge Facility.

Guarantees and security

Tetra Tech, Inc. is party to the Bridge Facility Agreement as borrower. The payment and performance of all obligations under the Bridge Facility Agreement is guaranteed by certain of Tetra Tech, Inc.'s material subsidiaries organized in the United States, being as of the date of this document, the “Guarantors”.

The payment and performance of all obligations under the Bridge Facility Agreement are secured by substantially all assets of Tetra Tech, Inc. and the Guarantors, subject in each case to limited exceptions.

Prepayment

Subject to certain conditions, Tetra Tech, Inc. may voluntarily prepay loans under the Bridge Facility Agreement by giving the administrative agent prior notice of the prepayment.

The Bridge Facility Agreement provides that any unused portion of the Bridge Facility shall cease to be available upon the expiry of the Certain Funds Period.

If Tetra Tech, Inc. or its subsidiaries receive net cash proceeds from equity issuances, debt incurrences or dispositions (in each case, subject to certain exclusions), Tetra Tech, Inc. shall use such proceeds to cancel any commitments or prepay any loans under the Bridge Facility. In addition, if Tetra Tech, Inc. obtains additional financing commitments for the purposes of financing the Tetra Tech Acquisition with conditions to availability thereunder which are the same or are less restrictive to Tetra Tech, Inc. than the conditions precedent applicable to the Bridge Facility, then Tetra Tech, Inc. shall cancel the commitments under the Bridge Facility in an amount equal to such additional financing commitments.

Interest rate and fees

Interest is payable under the Bridge Facility Agreement at a per annum rate equal to the Applicable Rate (as defined in the Bridge Facility Agreement) plus (i) SONIA (plus an adjustment rate of 0.0326%), in the case of loans borrowed in Pounds Sterling, or (ii) at Tetra Tech, Inc.'s option, either Term SOFR (plus an adjustment rate of 0.10%) or a base rate, in the case of loans borrowed in US Dollars. The Applicable Rate is determined on the basis of Tetra Tech, Inc.'s leverage ratio and the time which has elapsed since the closing date.

Until the earlier of (i) 60 days after the closing of the Tetra Tech Acquisition and (ii) BofA Securities, Inc. (the “Bridge Lead Arranger”) having syndicated 50% or more of its commitments under the Bridge Facility (a “Successful Syndication”), the Bridge Lead Arranger is, if it reasonably believes that it is advisable to facilitate a Successful Syndication, entitled to increase the interest rates under the Bridge Facility by no more than 100 basis points per annum (up to 50% of such increase may, at the Bridge Lead Arranger'’s election, be implemented as an increase in upfront fees, funding fees or other fees).

Other fees, including structuring fees, upfront fees, agency fees, ticking fees, duration fees and funding fees are also payable under the Bridge Facility Agreement and the fee and syndication letter to which it refers.

Representations, Warranties, Covenants and Events of Default

The Bridge Facility Agreement contains representations and warranties, affirmative and negative covenants, and events of default customary for secured financings of this type, including negative covenants that, among other things limit the ability of Tetra Tech, Inc. and its subsidiaries to incur liens, make dividends, distributions and other restricted payments, make certain fundamental changes and dispose of assets, and to incur indebtedness, in each case subject to exceptions and qualifications.

In addition, the Bridge Facility Agreement requires Tetra Tech, Inc., to maintain a consolidated leverage ratio less than or equal to 3.75 to 1.0 and a consolidated interest coverage ratio of not less than 3.0 to 1.0.

(ii)        Amended Credit Agreement

Background

Tetra Tech, Inc., together with its subsidiaries, Tetra Tech Canada Holding Corporation, Tetra Tech and Tetra Tech Coffey Pty Ltd, collectively as borrowers (the “Amended Facility Borrowers”), are parties to a New York law governed second amended and restated credit agreement dated 30 July 2018, with Bank of America, N.A., as administrative agent, and the other financial institutions from time to time party thereto as lenders (as amended on 10 November 2021, 18 February 2022 and 7 October 2022, the “Amended Credit Agreement”). The Amended Agreement includes: (i) a US $250,000,000 term loan facility (the “Tetra Term Loan Facility”, (ii) a US $500,000,000 revolving credit facility (the “Tetra Revolving Credit Facility”), and (iii) the ability to increase the facilities by an additional US $300,000,000 at the request of Tetra Tech, Inc., subject to customary conditions and obtaining of additional commitments from lenders. The Tetra Term Loan Facility is fully advanced and the Tetra Revolving Credit Facility is available to be advanced, repaid and reborrowed from time to time (until the applicable maturity date) for working capital and other general corporate purposes and up to $350,000,000 under the Tetra Revolving Credit Facility is available, subject only to certain limited conditions to funding, for the purpose of funding the Tetra Tech Acquisition.

Maturity

The Amended Credit Agreement has a final maturity date of 18 February 2027.

Guarantees and security

The payment and performance of all obligations under the Amended Credit Agreement is guaranteed by certain of Tetra Tech, Inc. and the material subsidiaries organized in the United States, being as of the date of this document, the “Amended Facility Guarantors”. The Amended Facility Borrowers (other than Tetra Tech, Inc.) are liable only for their own borrowings and obligations under the Tetra Revolving Credit Facility.

The payment and performance of all obligations under the Amended Credit Agreement is secured by substantially all assets of Tetra Tech, Inc. and the Amended Facility Guarantors, subject in each case to limited exceptions. The payment and performance of all obligations under the Amended Credit Agreement incurred by each Amended Facility Borrower (other than Tetra Tech, Inc.) are secured by substantially all assets of such Amended Facility Borrower, subject in each case to limited exceptions.

Prepayment

Subject to certain conditions, Tetra Tech, Inc. may voluntarily prepay loans under the Amended Credit Agreement by giving the administrative agent prior notice of the prepayment.

Interest rate and fees

Interest is payable under the Amended Credit Agreement at a per annum rate equal to the Applicable Rate (as defined in the Amended Credit Agreement) plus at Tetra Tech, Inc.'s option, either Term SOFR (plus an adjustment rate of 0.10%) or a base rate, in the case of loans borrowed in US Dollars. Borrowings in alternative currencies accrue interest at a per annum rate of the Applicable Rate plus a customary floating rate applicable to borrowings in such currencies. The Applicable Rate is determined on the basis of Tetra Tech, Inc.'s leverage ratio.

Other fees, including unused commitment fees in respect of the Tetra Revolving Credit Facility are also payable under the Amended Credit Agreement.

Representations, Warranties, Covenants and Events of Default

The Amended Credit Agreement contains representations and warranties, affirmative and negative covenants, and events of default customary for secured financings of this type, including negative covenants that, among other things limit the ability of Tetra Tech, Inc. and its subsidiaries to incur liens, make dividends, distributions and other restricted payments, make certain fundamental changes and dispose of assets, and to incur indebtedness, in each case subject to exceptions and qualifications. In addition, the Amended Credit Agreement requires Tetra Tech, Inc., to maintain a consolidated leverage ratio less than or equal to 3.25 to 1.0, which may be increased to 3.75 to 1.0 for four quarters following a material acquisition, and a consolidated interest coverage ratio of not less than 3.0 to 1.0.

7.3        Offer-related arrangements

(i)        Confidentiality Agreement

Tetra Tech, Inc. and RPS entered into a confidentiality agreement dated 17 August 2022 (the “Confidentiality Agreement”) pursuant to which Tetra Tech, Inc. has undertaken to: (i) keep confidential information relating to, inter alia, the Tetra Tech Acquisition and RPS and not to disclose it to third parties (other than to certain permitted parties) unless required by law or regulation; and

(ii)      use the confidential information only in connection with the Tetra Tech Acquisition.

These confidentiality obligations remain in force for a period of 12 months from the date of the Confidentiality Agreement or until the Effective Date, if earlier.

This agreement also includes customary non-solicitation obligations on the Wider Tetra Tech Group.

(iii)    Co-operation Agreement

Tetra Tech, Inc. and RPS have entered into a co-operation agreement dated 23 September 2022 (the “Co-operation Agreement”) with respect to the conduct of the Tetra Tech Acquisition. The terms of the Co-operation Agreement provide that (among other things):

(a)       Tetra Tech, Inc. shall use all reasonable endeavours to implement the Tetra Tech Acquisition;

(b)	Tetra Tech, Inc. shall use its best endeavours to secure the Clearances as soon as reasonably practicable, subject to RPS using its best endeavours to co-operate with Tetra Tech and their advisers in good faith and reasonably for the purposes of obtaining the Clearances;

(c)	Tetra Tech, Inc. and RPS have agreed to certain customary undertakings to co-operate in relation to such Clearances; and

(d)	Tetra Tech, Inc. has agreed to provide RPS with certain information for the purposes of the Scheme Document and to otherwise assist with the preparation of the Scheme Document.

The Co-operation Agreement records the intention of Tetra Tech, Inc. and RPS to implement the Tetra Tech Acquisition by way of the Scheme, subject to Tetra Tech, Inc.'s right to switch to a Takeover Offer in certain circumstances. Tetra Tech, Inc. and RPS have agreed to certain customary provisions if the Scheme should switch to a Takeover Offer.

The Co-operation Agreement also contains provisions that shall apply in respect of directors’ and officers’ insurance and the RPS Share Plans.

The Co-operation Agreement shall be terminated with immediate effect if:

(a)	Tetra Tech, Inc. and RPS so agree in writing;

(b)	upon service of notice by any party if, prior to the Long-stop Date, any Condition has been invoked by Tetra Tech, Inc. (where the invocation of the relevant Condition has been permitted by the Takeover Panel) or any Condition which is incapable of waiver is incapable of satisfaction;

(c)	the Tetra Tech Acquisition is withdrawn or lapses in accordance with its terms and, where required, with the consent of the Takeover Panel (other than in certain limited circumstances); or

(d)	the Effective Date has not occurred by the Long-stop Date (unless otherwise agreed by Tetra Tech, Inc. and RPS in writing or required by the Takeover Panel).

Tetra Tech, Inc. has the right to terminate the Co-operation Agreement in certain circumstances, including if:

(a)	the RPS Board otherwise withdraws, adversely modifies or adversely qualifies the recommendation provided in the Announcement, makes an announcement to that effect, or fails to include the recommendation in the Scheme Document;

(b)	the RPS Board announces that it shall not convene the Court Meeting or the General Meeting or that it does not intend to publish the Scheme Document (other than where a switch to a Takeover Offer has occurred);

(c)	if RPS makes an announcement that it will delay the convening of, or will adjourn, the Court Meeting or General Meeting to a date which is later than the latest date permitted by Condition 2.1(ii) or Condition 2.2(ii) (other than in certain circumstances);

(d)	a competing proposal is recommended in whole or in part by the RPS Board or effected or is declared or becomes unconditional;

(e)	the Scheme is not approved by the RPS Shareholders at the Court Meeting and/or the General Meeting;

(f)	the Court refuses to sanction the Scheme; or

(g)	the Court Hearing to sanction the Scheme is not held on or before thirty (30) days after all the Conditions have been satisfied or waived (or such later date as may be agreed in writing between the parties with the consent of the Takeover Panel and the approval of the Court (if such consent and/or approval is required).

(iv)     Regulatory Clean Team Protocol

Tetra Tech, Inc. and RPS have put in place a Regulatory Clean Team Protocol which sets out how confidential information that is competitively sensitive can be disclosed, used or shared between Tetra Tech.'s external legal counsel and RPS’ external legal counsel for the purposes of obtaining the consent of competition authorities and/or regulatory clearances in connection with the Tetra Tech Acquisition.

(v)      Confidentiality and Joint Defence Agreement

Tetra Tech, Inc., RPS and their respective external legal counsels have entered into a Confidentiality and Joint Defence Agreement, the purpose of which is to ensure that the exchange and/or disclosure of certain materials relating to the parties only takes place between their respective external legal counsels and external experts, and does not diminish in any way the confidentiality of such materials and does not result in a waiver of privilege, right or immunity that might otherwise be available.

8.          Irrevocable Undertakings and Letter of Intent

8.1       Irrevocable undertakings

The following holders or controllers of RPS Shares have given irrevocable undertakings to vote in favour of the Scheme at the Court Meeting and the resolutions to be proposed at the General Meeting and, if Tetra Tech exercises its right to implement the Tetra Tech Acquisition by way of a Takeover Offer, to accept or procure acceptance of such offer:

Name of RPS Shareholder giving undertaking	Number of RPS Shares in respect of which undertaking is given	Percentage of RPS issued share capital
Aberforth Partners LLP (acting in its capacity as a discretionary fund manager for clients)	33,459,902	12.06
The Wellcome Trust Limited (as trustee of The Wellcome Trust)	13,939,185	5.02
Artemis Investment Management LLP (acting in its capacity as investment adviser for and on behalf of Artemis UK Smaller Companies Fund)	7,069,754	2.55
M&G Investment Management Ltd	5,847,141	2.11
TOTAL	60,315,982	21.73

In addition, each of the irrevocable undertakings from Aberforth, The Wellcome Trust and M&G include an undertaking to vote against any resolution to approve any scheme of arrangement or other transaction which is proposed in competition with the Tetra Tech Acquisition.

Save as noted below, the irrevocable undertakings given by Aberforth and The Wellcome Trust each prevent such RPS Shareholders from disposing of, charging, pledging or otherwise encumbering or granting any option or other right over all or any part of their RPS Shares, or any interest in them (whether conditionally or unconditionally), other than pursuant to the Tetra Tech Acquisition.

Save as noted below, the irrevocable undertakings given by M&G and Artemis each prevent such RPS Shareholders from disposing of, selling or transferring (and in the case of M&G only, charging, pledging or otherwise encumbering or granting any option or other right over) all or any part of their RPS Shares, or any interest in them (whether conditionally or unconditionally), other than pursuant to the Tetra Tech Acquisition.

The irrevocable undertakings given by Aberforth, The Wellcome Trust, M&G and Artemis each prevent such RPS Shareholders from acquiring further RPS Shares or other securities of RPS or any interest (as defined in the Takeover Code) in any shares or securities unless the Takeover Panel first determines that such RPS Shareholders are not acting in concert with Tetra Tech.

The irrevocable undertaking given by Aberforth will also not apply to RPS Shares to the extent that they are the subject of a distribution to a client by way of a redemption in specie. The irrevocable undertaking given by Aberforth is subject to any termination or amendment of its authority from the relevant beneficial owners of the RPS Shares.

The irrevocable undertakings given by Aberforth and The Wellcome Trust will not apply to any RPS Shares that have been lent to a third party and they are unable to recall, provided that Aberforth or The Wellcome Trust (as applicable) have used reasonable endeavours to procure the recall of such Voting Shares (as defined in their irrevocable undertakings).

The obligations of Aberforth, The Wellcome Trust, M&G and Artemis under their respective irrevocable undertakings are conditional on, amongst others, Tetra Tech not having announced, with the consent of the Takeover Panel, and before this document is published, that it does not intend to proceed with the Tetra Tech Acquisition and no new, revised or replacement Scheme (or Takeover Offer, as applicable) having been announced by Tetra Tech in accordance with Rule 2.7 of the Takeover Code.

The irrevocable undertaking from Artemis is subject to Artemis’ right to sell, transfer or otherwise dispose of any of the RPS Shares which the irrevocable undertaking relates to, provided that Artemis uses reasonable endeavours to request that such purchaser or transferee enters into an undertaking in substantially the same form as the irrevocable undertaking from Artemis.

The obligations of Aberforth, The Wellcome Trust and M&G under their respective irrevocable undertakings shall lapse and cease to have effect on and from such time the Scheme does not become effective, is withdrawn, or lapses in accordance with its terms, provided that this will not apply where the Tetra Tech Acquisition is withdrawn or lapses solely as a result of Tetra Tech exercising its right to implement the Tetra Tech Acquisition by way of a Takeover Offer rather than by way of Scheme.

The irrevocable undertakings from Aberforth and The Wellcome Trust will also cease to be binding if an announcement is made in accordance with Rule 2.7 of the Takeover Code of a competing offer, where the value of the consideration per RPS Share at the time it is made exceeds the value of the consideration per RPS Share available under the Tetra Tech Acquisition by at least ten (10) per cent. at that time.

The irrevocable undertakings from Aberforth, The Wellcome Trust, M&G and Artemis will also be fully discharged following the conclusion of the Court Meeting and the General Meeting (and any adjournment thereof).

The irrevocable undertaking from M&G will also cease to be binding if an announcement is made in accordance with Rule 2.7 of the Takeover Code of a competing offer, where the value of the consideration per RPS Share available at the time it is made exceeds the value of the consideration per RPS Share available under the Tetra Tech Acquisition by at least seven and a half (7.5) per cent. at that time (provided that, if no later than 5.00 p.m. on the fifth business day after the day on which such third party’s competing offer is made, the consideration per RPS Share under the Tetra Tech Acquisition is increased such that its value (in Tetra Tech’s reasonable opinion) is equal to or exceeds the third party’s competing offer, M&G’s obligations under the irrevocable undertaking shall not lapse and all obligations under it shall remain in full force and effect).

The irrevocable undertaking from Artemis will also cease to be binding if: (i) an announcement is made in accordance with Rule 2.7 of the Takeover Code of a competing offer; or (ii) the Scheme is withdrawn, does not become effective by 11.59 p.m. on 9 August 2023, or lapses in accordance with its terms (provided that this limb (ii) shall not apply where the Tetra Tech Acquisition is withdrawn or lapses solely as a result of Tetra Tech exercising its right to implement the Tetra Tech Acquisition by way of a Takeover Offer rather than a Scheme.

8.2        Letter of intent

The following holder or controller of RPS Shares has given a non-binding letter of intent indicating an intention to support the Tetra Tech Acquisition by way of a Scheme:

	Number of RPS Shares in respect of which letter of intent is given as at the Percentage of RPS issued
Name of RPS Shareholder giving letter of intent	Announcement Date	share capital
RWC Asset Management LLP	16,106,118	5.80

RWC’s support is conditional on, amongst others, Tetra Tech not having announced, with the consent of the Takeover Panel, and before this document is published, that it does not intend to proceed with the Tetra Tech Acquisition and no new, revised or replacement Scheme (or Takeover Offer, as applicable) having been announced by Tetra Tech in accordance with Rule 2.7 of the Takeover Code.

RWC’s support will cease: (i) if an announcement is made in accordance with Rule 2.7 of the Takeover Code of a competing offer, the value of the consideration per ordinary share available under which at the time it is made exceeds the value of the consideration per ordinary share available under the Tetra Tech Acquisition by at least seven and a half (7.5) per cent. at that time; or (ii) automatically at 5.00 p.m. on 31 December 2022 (and may be revoked at RWC’s sole discretion at any time prior to such date without notice).

RWC has since disposed of 6,000,000 RPS Shares. As a result, the non-binding letter of intent from RWC is now in respect of its remaining holding of 10,106,118 RPS Shares, representing approximately 3.64 per cent. of RPS’ issued share capital as at 10 October 2022 (being the latest practicable date prior to the date of this document).

9.           Financing arrangements

BofA Securities, in its capacity as financial adviser to Tetra Tech, Inc. and Tetra Tech, is satisfied that sufficient financial resources are available to Tetra Tech to enable it to satisfy in full the cash consideration payable to RPS Shareholders under the terms of the Tetra Tech Acquisition.

Further details of the financing of the Tetra Tech Acquisition are set out in paragraph 12 (Financing of the Tetra Tech Acquisition) of Part 2 (Explanatory Statement) of this document.

10.       Bases and sources

10.1	As at 10 October 2022 (being the latest practicable date prior to the publication of this document), there were 277,510,925 RPS Shares in issue. There were no RPS Shares held in treasury. The International Securities Identification Number for the RPS Shares is GB0007594764.

10.2     Any references to the issued and to be issued share capital of RPS are based on:

(i)          the 277,510,925 RPS Shares referred to in paragraph 10.1 above; and

(ii)	9,598,543 RPS Shares which may be issued on or after the date of this document to satisfy the exercise of options or vesting of awards pursuant to the RPS Share Plans; this has been calculated on the following basis:

(a)	the 6,790,985 RPS Shares that could be delivered pursuant to awards under the RPS ELTIP, the RPS STABP and the RPS PSP as at 6 October 2022. This includes shares in respect of dividend equivalents accrued under the RPS ELTIP and RPS STABP. This does not reflect any time pro-rating which may take place under the terms of the relevant RPS Share Plans;

(b)	plus the 2,478,518 RPS Shares that are subject to awards in the form of rights to receive RPS Shares under the RPS ISPP as at 6 October 2022;

(c)	plus an additional 418,113 RPS Shares that it is assumed could be issued in respect of the monthly operation of the RPS SIPs and the RPS ISPP in the period from 6 October 2022 over six months, assuming for the purposes of these calculations only that the Effective Date occurs on 31 March 2023. Such assumed number being based on the assumption that all additional matching shares under the RPS SIPs and the RPS ISPP are delivered by way of new issues of RPS Shares and that the employee investments under the RPS SIPs and RPS ISPP remains in line with the projected October 2022 investments, which is the last practical month, and calculated by reference to the Acquisition Price;

(d)	plus an additional 606,345 RPS Shares that it is assumed could be issued in respect of matching shares under the RPS SIPs and the RPS ISPP in connection with contributions that are expected to be made in October 2022, based on employees' annual elections and calculated by reference to the Acquisition Price; and

(e)	less the 695,418 RPS Shares that were held in the RPS Group employee benefit trust as at 5 October 2022 and which are assumed to be available to satisfy awards under the RPS Share Plans which would otherwise be satisfied by way of newly issued RPS Shares.

10.3	The value of the Tetra Tech Acquisition based on the Acquisition Price of 222 pence per RPS Share is calculated on the basis of the issued and to be issued share capital of RPS (as set out in paragraph 10.2 above).

10.4	The Closing Prices on 8 August 2022 are taken from the Daily Official List of the London Stock Exchange.

10.5    The volume-weighted average price data on 8 August 2022 is taken from Bloomberg.

10.6	Unless otherwise stated, the financial information relating to RPS is extracted from the audited consolidated financial statements of RPS for the financial year to 31 December 2021, prepared in accordance with IFRS. The financial information relating to Tetra Tech, Inc. is extracted from the audited consolidated financial statements of Tetra Tech, Inc. for the year ended 3 October 2021 and third quarter results for the period ended 3 July 2022.

10.7	Where amounts are shown in both US$ and sterling, or converted between the aforementioned currencies, in this document, an exchange rate of £1.00/US$1.13 has been used; such exchange rates have been sourced from Bloomberg as at 22 September 2022.

10.8	The RPS Group’s pre-IFRS 16 Adjusted EBITDA for the twelve months ended 30 June 2022 of £41.9 million (“Last 12 Months’ pre-IFRS 16 Adjusted EBITDA”) is derived from: (i) RPS’ audited consolidated financial statements of RPS for the financial year ended 31 December 2021; (ii) the unaudited consolidated financial statements of RPS for the six months ended 30 June 2021 and the six months ended 30 June 2022; (iii) RPS’ final results presentation for the financial year ended 31 December 2021; (iv) RPS’ interim results presentation for the six months ended 30 June 2021; and (v) RPS’ interim results presentation for the six months ended 30 June 2022, and calculated and adjusted in accordance with IFRS 16 as follows:

(i)	2021A pre-IFRS 16 Adjusted EBITDA: To calculate RPS’ pre-IFRS 16 Adjusted EBITDA for the financial year ended 31 December 2021, RPS’ adjusted operating profit of £28.3 million for the equivalent period (as stated in the audited consolidated financial statements of RPS for the financial year ended 31 December 2021) is adjusted as follows:

(a)	add depreciation of £18.4 million (as stated in the audited consolidated financial statements of RPS for the financial year ended 31 December 2021);

(b)	add amortisation costs of £0.7 million for internally generated software (as stated in the audited consolidated financial statements of RPS for the financial year ended 31 December 2021);

(c)	add impairment of owned assets and right-of-use assets which are not included in exceptional items of £1.3 million (confirmed by RPS as the breakdown not provided in the audited consolidated financial statements of RPS for the financial year ended 31 December 2021); and

(d)	deduct operating lease expense of £11.5 million (as stated in RPS’ final results presentation for the financial year ended 31 December 2021),

which leads to a pre-IFRS 16 Adjusted EBITDA for the financial year ended 31 December 2021 of £37.2 million (“2021A pre-IFRS 16 Adjusted EBITDA”).

(ii)	H1-2021 pre-IFRS 16 Adjusted EBITDA: To calculate pre-IFRS 16 Adjusted EBITDA for the six months ended 30 June 2021, RPS’ adjusted operating profit of £13.1 million for the equivalent period (as stated in the unaudited consolidated financial statements of RPS for the six months ended 30 June 2021) is adjusted as follows:

(a)	add depreciation of £9.3 million (as stated in the unaudited consolidated financial statements of RPS for the six months ended 30 June 2021);

(b)	add amortisation costs of £0.3 million for internally generated software (as stated in the unaudited consolidated financial statements of RPS for the six months ended 30 June 2021); and

(c)	deduct operating lease expense of £5.7 million (as stated in RPS’ interim results presentation for the six months ended 30 June 2021),

which leads to a pre-IFRS 16 Adjusted EBITDA for the six months ended 30 June 2021 of £17.0 million (“H1-2021 pre-IFRS 16 Adjusted EBITDA”).

(iii)	H2-2021 pre-IFRS 16 Adjusted EBITDA: In order to calculate pre-IFRS 16 Adjusted EBITDA for the six months ended 31 December 2021, deduct the 2021A pre-IFRS 16 Adjusted EBITDA of £37.2 million from the H1-2021 pre-IFRS 16 Adjusted EBITDA of £17.0 million, which leads to a pre-IFRS 16 Adjusted EBITDA for the six months ended 31 December 2021 of £20.2 million (“H1-2021 pre-IFRS 16 Adjusted EBITDA”).

(iv)	H1-2022 pre-IFRS 16 Adjusted EBITDA: In order to calculate pre-IFRS 16 Adjusted EBITDA for the six months ended 30 June 2022, RPS’ adjusted operating profit of £18.5 million for the equivalent period (as stated in the unaudited consolidated financial statements of RPS for the six months ended 30 June 2022) is adjusted as follows:

(a)	add depreciation of £8.0 million (as stated in the unaudited consolidated financial statements of RPS for the six months ended 30 June 2022);

(b)	add amortisation costs of £0.4 million for internally generated software (as stated in the unaudited consolidated financial statements of RPS for the six months ended 30 June 2022); and

(c)	deduct operating lease expense of £5.2 million (as stated in the unaudited consolidated financial statements of RPS for the six months ended 30 June 2022),

which leads to a pre-IFRS 16 Adjusted EBITDA for the six months ended 30 June 2022 of £21.7 million (“H1-2022 pre-IFRS 16 Adjusted EBITDA”).

(v)	Last 12 Months’ pre-IFRS 16 Adjusted EBITDA as at 30 June 2022: In order to calculate the Last 12 Months’ pre-IFRS 16 Adjusted EBITDA as at 30 June 2022 of £41.9 million, add the H2-2021 pre-IFRS 16 Adjusted EBITDA of £20.2 million and the H1-2022 pre-IFRS 16 Adjusted EBITDA of £21.7 million, equalling a total amount of £41.9 million.

10.9	The RPS Group’s post-IFRS 16 Adjusted EBITDA for the twelve months ended 30 June 2022 is £52.9 million (“Last 12 Months’ Adjusted EBITDA”), calculated as the Last 12 Months’ pre-IFRS 16 Adjusted EBITDA of £41.9 million plus the operating lease expense of £11.0 million. The operating lease expense of £11.0 million is calculated as the difference between the operating lease expenses of £11.5 million for the financial year ended 31 December 2021 (as stated in RPS’ final results presentation for the financial year ended 31 December 2021) and operating lease expense of £5.7 million for the six months ended 30 June 2021 (as stated in RPS’ interim results presentation for the six months ended 30 June 2021) plus the operating lease expense of £5.2 million for the six months ended 30 June 2022 (as stated in the unaudited consolidated financial statements of RPS for the six months ended 30 June 2022).

10.10	RPS’ Last 12 Months’ Adjusted Operating Profit is £33.7 million, calculated as the difference between RPS’ adjusted operating profit of £28.3 million for the financial year ended 31 December 2021 (as stated in the audited consolidated financial statements of RPS for the financial year ended 31 December 2021) and RPS’ adjusted operating profit of £13.1 million for the six months ended 30 June 2021 (as stated in the unaudited consolidated financial statements of RPS for the six months ended 30 June 2021) plus RPS’ adjusted operating profit of £18.5 million for the six months ended 30 June 2022 (as stated in the unaudited consolidated financial statements of RPS for the six months ended 30 June 2022).

11.	Other Information

11.1	Gleacher Shacklock has given and has not withdrawn its written consent to the issue of this document with the inclusion herein of the references to its name in the form and context in which it appears.

11.2	AEC Advisors has given and has not withdrawn its written consent to the issue of this document with the inclusion herein of the references to its name in the form and context in which it appears.

11.3	BofA Securities has given and has not withdrawn its written consent to the issue of this document with the inclusion herein of the references to its name in the form and context in which it appears.

11.4	There is no agreement, arrangement or understanding (including any compensation arrangements) between Tetra Tech, Tetra Tech, Inc., or any person acting in concert with it and any of the directors, recent directors, shareholders or recent shareholders of RPS or any person interested or recently interested in RPS Shares having any connection with or dependence on or which is conditional upon the outcome of the Tetra Tech Acquisition.

11.5	There is no agreement, arrangement or understanding whereby the beneficial ownership of any of the RPS Shares to be acquired by Tetra Tech will be transferred to any other person, save that Tetra Tech reserves the right to transfer any such shares to any member of the Tetra Tech Group. Save as disclosed in this document, no member of the Tetra Tech Group holds any interest in the relevant securities of RPS.

11.6	The aggregate fees and expenses which are expected to be incurred by Tetra Tech and/or Tetra Tech, Inc. in connection with the Tetra Tech Acquisition are estimated to amount to approximately £10,214,000 excluding applicable VAT. This aggregate number consists of the following categories (in each case excluding applicable VAT):

(i)	financing arrangements: £3,704,000;

(ii)	financial and corporate broking advice: £3,704,000;

(iii)	legal advice £2,250,000;

(iv)	accounting advice: £278,000;

(v)	public relations advice: £nil;

(vi)	other professional services: £93,000; and

(vii)	other costs and expenses: £185,000.

11.7	The aggregate fees and expenses which are expected to be incurred by RPS in connection with the Tetra Tech Acquisition are estimated to amount to approximately £14.1 million to 14.5 million excluding applicable VAT. This aggregate number consists of the following categories (in each case excluding applicable VAT):

(i)	financial and corporate broking advice: £11.7 million to 12 million;

(ii)	legal advice: £1.7 million;

(iii)	accounting advice: £nil;

(iv)	public relations advice: £nil to 0.1 million; and

(v)	other professional services: £0.7 million.

11.8	Save as disclosed in this document, the RPS Directors are not aware of any significant change in the financial or trading position of RPS which has occurred since 30 June 2022, being the date of the end of the last financial period for which half-yearly financial information was published.

11.9	A consolidated list of information incorporated by reference in this document is set out in Part 4 (Financial and Ratings Information) of this document. RPS Shareholders and other persons who received this document may request a hard copy of such documents incorporated by reference. A copy of any such documents or information incorporated by reference will be sent free of charge if requested by calling RPS’ registrar, Equiniti on +44 (0)345 504 9911 or by submitting a request in writing to Equiniti, Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA, United Kingdom, stating your name, and the address to which the hard copy should be sent. Calls are charged at the standard geographic rate and will vary by provider. Calls outside the United Kingdom will be charged at the applicable international rate. Lines will be open between 8.30 a.m. to 5.30 p.m., Monday to Friday excluding public holidays in England and Wales. Different charges may apply to calls from mobile telephones. Calls may be recorded and randomly monitored for security and training purposes. The helpline cannot provide advice on the merits of the Tetra Tech Acquisition nor give any financial, legal or tax advice.

12.	Documents on display

Copies of the following documents will be available, free of charge, on RPS’ website at https:// www.rpsgroup.com/tetra-tech-offer and Tetra Tech, Inc.'s website at https://www.tetratech.com/investor- offer during the course of the Tetra Tech Acquisition:

12.1	the Announcement;

12.2	the financial information incorporated into this document by reference (as set out in Part 4 (Financial and Ratings Information) of this document);

12.3	the irrevocable undertakings referred to in paragraph 8 (Irrevocable Undertakings and Letter of Intent) of this Part 5 (Additional Information) of this document;

12.4	documents relating to the financing of the Scheme referred to in paragraph 12 (Financing of the Tetra Tech Acquisition) of Part 2 (Explanatory Statement) of this document and paragraph 7.2 (Tetra Tech material contracts) of this Part 5 (Additional Information) of this document, including the Bridge Facility Agreement and the Amended Credit Agreement;

12.5	the Confidentiality Agreement;

12.6	the Co-operation Agreement;

12.7	the Regulatory Clean Team Protocol;

12.8	the Confidentiality and Joint Defence Agreement;

12.9	consent letters from each of BofA Securities, Gleacher Shacklock and AEC Advisors;

12.10	the RPS Articles;

12.11	a draft of the RPS Articles as proposed to be amended by the Resolution;

12.12	the Tetra Tech articles of association and memorandum of association of Tetra Tech; and

12.13	a copy of this document and the Forms of Proxy.

PART 6

THE SCHEME OF ARRANGEMENT

IN THE HIGH COURT OF JUSTICE	CR - 2022 - 003277

BUSINESS AND PROPERTY COURTS OF ENGLAND AND WALES COMPANIES COURT (CHD)

IN THE MATTER OF RPS GROUP PLC

- and -

IN THE MATTER OF THE COMPANIES ACT 2006

SCHEME OF ARRANGEMENT

(under Part 26 of the Companies Act 2006)

BETWEEN

RPS GROUP PLC

AND

THE SCHEME SHAREHOLDERS

(as hereinafter defined)

PRELIMINARY

(A) In this Scheme, unless inconsistent with the subject or context, the following expressions bear the following meanings:

“£” or “pence”	the lawful currency of the United Kingdom;

“Business Day”	a day (other than Saturdays, Sundays and public holidays) on which banks are open for business in London;

“certificated” or “in certificated form”	not in uncertificated form (that is, not in CREST);

“Companies Act”	the Companies Act 2006, as amended from time to time;

“Company” or “RPS”	RPS Group plc, a public limited company incorporated in England and Wales with registered number 2087786;

“Court”	the High Court of Justice in England and Wales;

“Court Meeting”	the meeting of the Scheme Shareholders (and any adjournment, postponement or reconvening thereof) to be convened by order of the Court pursuant to section 896 of the Companies Act to consider and, if thought fit, approve this Scheme (with or without amendment or modification);

“Court Order”	the order of the Court sanctioning the Scheme under section 899 of the Companies Act;

“CREST”	the relevant system as defined in the Uncertificated Securities Regulations 2001 (SI 2001/3755) (including as it forms part of the domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018) for the paperless settlement of trades in securities and the holding of uncertificated securities operated by Euroclear in accordance with the Regulations;

“Effective”	the Scheme having become effective in accordance with its terms upon the delivery of the Court Order to the Registrar of Companies;

“Effective Date”	the date upon which this Scheme becomes Effective in accordance with its terms;

“Euroclear”	Euroclear UK & International Limited, a company incorporated in England and Wales with registered number 02878738;

“holder”	a registered holder and includes any person entitled by transmission;

“members”	members of the Company on the register of members at any relevant date or time;

“parent undertaking” and “subsidiary undertaking”	have the respective meanings given by the Companies Act;

“Registrar of Companies”	the Registrar of Companies in England and Wales;

“Regulations”	the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755) (including as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2019), as amended from time to time (including by means of the Uncertificated Securities (amendment and EU Exit) Regulations 2019 (SI 2019/679)), as amended from time to time;

“RPS ELTIP”	the RPS Group plc Executive Long Term Incentive Plan;

“RPS ISPP”	together, the RPS Group plc 2014 International Share Purchase Plan and the US Share Purchase Plan;

“RPS Options”	the options or awards over RPS Shares granted under or pursuant to the RPS Share Plans;

“RPS PSP”	the RPS Group plc 2014 Performance Share Plan;

“RPS Share Plan(s)”	each of the RPS ELTIP, the RPS ISPP, the RPS STABP, the RPS SIPs and the RPS PSP, in each case as amended from time to time;

“RPS Shares”	the ordinary shares of three pence each in the capital of the Company;

“RPS SIPs”	the RPS Group plc Share Incentive Plan (2004) and the RPS Group plc Share Incentive Plan 2014;

“RPS STABP”	the RPS Group plc Short Term Annual Bonus Plan;

“Scheme”	this scheme of arrangement in its present form or with or subject to any modification, addition or condition approved or imposed by the Court and agreed by RPS;

“Scheme Record Time”	6.00 p.m. on the Business Day immediately after the date on which the Court makes its order sanctioning this Scheme (or such other date and/ or time as Tetra Tech, Tetra Tech, Inc., and RPS may agree);

“Scheme Shareholders”	the holders of Scheme Shares at any relevant date or time;

“Scheme Shares”	the RPS Shares:

(a) in issue at the date of the Scheme Document;
(b) (if any) issued after the date of the Scheme Document and prior to the Voting Record Time; and

(c) (if any) issued at or after the Voting Record Time and on or prior to the Scheme Record Time in respect of which the original or any subsequent holder thereof shall be bound by the Scheme, or in respect of which the holder thereof shall have agreed in writing to be bound by the Scheme, and, in each case remaining in issue at the Scheme Record Time;

“Takeover Panel”	the Panel on Takeovers and Mergers;

“uncertificated” or “in uncertified form”	a share or other security recorded on the relevant register as being held in uncertificated form in CREST and title to which, by virtue of the Regulations, may be transferred by means of CREST;

“Voting Record Time”	6.30 p.m. on the day which is two Business Days before the date of the Court Meeting or, if the Court Meeting is adjourned, 6.30 p.m. on the day which is two Business Days before the date of such adjourned meeting;

“Tetra Tech, Inc.”	Tetra Tech, Inc., a company incorporated in Delaware;

“Tetra Tech Group”	Tetra Tech, Tetra Tech, Inc., any undertaking which is a subsidiary undertaking of Tetra Tech or Tetra Tech, Inc.; and

“Tetra Tech”	Tetra Tech UK Holdings Limited, a private limited company incorporated in England and Wales with registered number 05909611, a wholly owned subsidiary of Tetra Tech, Inc.

References to Clauses are to Clauses of this Scheme, and references to time are to London time.

(B)	The share capital of the Company as at 10 October 2022, being the latest practicable date prior to the date of this document, was £8,325,327.75 divided into 277,510,925 RPS Shares, all of which were credited as fully paid. This total includes 695,418 RPS Shares held in the RPS Group employee benefits trust (as at 5 October 2022). There were no RPS Shares held in treasury.

(C)	As at 6 October 2022, being the latest practicable date prior to the date of this document for which this information was available, it is assessed that up to 10,293,961 RPS Shares may be deliverable on or after 6 October 2022 (being the last practicable date prior to the publication of this document for which this information was available) pursuant to the RPS Share Plans, taking into account options and awards under the RPS Share Plans then currently outstanding and options, awards and/or other rights under the RPS Share Plans which it is expected may be granted and/or accrue following 6 October 2022 (being the last practicable date prior to the publication of this document for which this information was available) but before the Scheme becomes Effective. This number has been calculated on the assumption (for the purpose of this calculation only) that the Effective Date occurs on 31 March 2023 and on the basis of related modelling assumptions. It is expected that, to the extent that these RPS Shares may become deliverable as a result of RPS Options, such RPS Options will become exercisable or vest (to the extent already not so) in whole or in part in accordance with their terms if the Court sanctions this Scheme. Based on the assumptions set out in paragraph 10.2(ii) of Part 5 (Additional Information) of this document and the additional assumption that the 695,418 RPS Shares held in the RPS Group employee benefit trust (as at 5 October 2022) are available to satisfy awards under the RPS Share Plans, the maximum number of RPS Shares which may be issued on or after the date of this document pursuant to the RPS Share Plans (including, without limitation, on the vesting and/or exercise of RPS Options under the RPS Share Plans) would be 9,598,543.

(D)	Tetra Tech was incorporated on 17 August 2006 under the laws of England and Wales as a private company limited by shares.

(E)	As at 10 October 2022, being the latest practicable date prior to the date of this document, no RPS Shares were registered in the name of or beneficially owned by Tetra Tech, Tetra Tech, Inc. or any other member of the Tetra Tech Group.

(F)	Tetra Tech has agreed, subject to the satisfaction or (where applicable) waiver of the Conditions (other than Condition 2.3 set out in Part 3 (Conditions and Further Terms of the Tetra Tech Acquisition and the Scheme) of this document), to appear by Counsel at the hearing to sanction this Scheme and to undertake to the Court to be bound by the provisions of this Scheme insofar as it relates to Tetra Tech and to execute and do or procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by it for the purpose of giving effect to this Scheme.

THE SCHEME

1.	Transfer of the Scheme Shares

1.1	Subject to the terms of this Scheme, upon and with effect from the Effective Date, Tetra Tech (and/or its nominee(s)) shall acquire all of the Scheme Shares with full title guarantee, fully paid up and free from all liens, equitable interests, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature whatsoever, and together with all rights now or attaching or accruing to them at the Effective Date or thereafter attaching thereto, including (without limitation) voting rights and the right to receive and retain in full all dividends and other distributions (if any), and any other return of capital (whether by way of reduction of share capital or share premium account or otherwise), announced, authorised, declared, made or paid in respect of the Scheme Shares by reference to a record date falling on or after the Effective Date.

1.2	For the purposes of such acquisition, the Scheme Shares shall be transferred to Tetra Tech (and/or its nominee(s)) and such transfer shall be effected by means of a form or forms of transfer or other instrument or instruction of transfer, or by means of CREST, and to give effect to such transfer(s), any person may be appointed by Tetra Tech as attorney and/or agent and/or otherwise and is hereby authorised as such attorney and/or agent and/or otherwise on behalf of the relevant holder of Scheme Shares to execute and deliver as transferor a form or forms of transfer or other instrument of transfer (whether by deed or otherwise) of, or give any instructions to transfer, or to procure the transfer by means of CREST of, such Scheme Shares and every form or instrument or instruction of transfer so executed or instruction given shall be effective as if it had been executed or given by the holder or holders of the Scheme Shares thereby transferred. Such instrument or instruction of transfer (rather than the Court Order) shall be deemed to be the principal instrument of transfer and the equitable or beneficial interest in the Scheme Shares shall only be transferred to Tetra Tech and/or its nominee(s), together with the legal interest in such Scheme Shares, pursuant to such instruction or instrument or transfer, or by means of CREST.

1.3	With effect from the Effective Date and pending the transfer of the Scheme Shares pursuant to Clause 1.1 and Clause 1.2 of this Scheme and the registration of Tetra Tech (or its nominee(s)) as the holder of the Scheme Shares in the register of members of the Company to reflect such transfer, each Scheme Shareholder irrevocably:

(i)	appoints Tetra Tech (and/or its nominee(s)) as its attorney or agent to exercise on its behalf (in place of and to the exclusion of the relevant Scheme Shareholder) any voting rights attached to its Scheme Shares and any or all rights and privileges attaching to the Scheme Shares (including the right to requisition the convening of a general meeting of the Company or of any class of its shareholders);

(ii)	appoints Tetra Tech (and/or its nominee(s)) and any one or more of its directors or agents to sign on behalf of such Scheme Shareholder any documents, and to do such things, as may in the opinion of Tetra Tech be necessary or desirable in connection with the exercise of any votes or any other rights or privileges attaching to its Scheme Shares (including, without limitation, an authority to sign any consent to short notice of any general or separate class meetings of the Company as attorney or agent for, and on behalf of, such Scheme Shareholder and/or to attend and/or to execute a form of proxy in respect of its Scheme Shares appointing any person nominated by Tetra Tech to attend any general and separate class meetings of the Company (or any adjournment thereof) and to exercise or refrain from exercising any voting rights attached to the Scheme Shares or any other rights or privileges attaching to the Scheme Shares on such Scheme Shareholder’s behalf; and

(iii)	authorises the Company and/or its agents to send to Tetra Tech (and/or its nominee(s)) any notice, circular, warrant or other document or communication which may be required to be sent to it as a member of the Company in respect of Scheme Shares (including any share certificate(s) or other document(s) of title issued as a result of conversion of their Shares into certificated form), such that from the Effective Date, no Scheme Shareholder shall be entitled to exercise any voting rights attached to the Scheme Shares or any other rights or privileges attaching to the Scheme Shares otherwise than in accordance with the directions of Tetra Tech.

1.4	The Company shall register, or procure the registration of, any transfer(s) of Scheme Shares effected in accordance with Clause 1.1 and Clause 1.2 of this Scheme.

2.	Consideration for the transfer of the Scheme Shares

2.1	In consideration for the transfer of the Scheme Shares pursuant to Clause 1, Tetra Tech shall (subject to the remaining provisions of this Clause 2) pay to or procure that there shall be paid to or for the account of each Scheme Shareholder (as appearing in the register of members of the Company at the Scheme Record Time):

For each Scheme Share held by the Scheme Shareholder at the Scheme Record Time, 222 pence in cash

2.2	If, prior to the Effective Date, any dividend (or distribution or other return of value) is announced, declared, made, paid or becomes payable by the Company in respect of an RPS Share, Tetra Tech shall be entitled to reduce the amount of consideration for each Scheme Share by an amount equal to the aggregate amount of such dividend or distribution or other return of value. For the avoidance of doubt, the interim dividend of 0.45 pence per RPS Share declared by RPS on 9 August 2022 which is being paid on the date of publication of this document to those RPS shareholders who were on the register of members at the close of business on 16 September 2022 will not be deducted from the Acquisition Price.

2.3	If Tetra Tech exercises its right under Clause 2.2 to reduce the consideration payable for each Scheme Share by all or part of the amount of a dividend (or distribution or other return of value):

(i)	holders of RPS Shares appearing on the register of members at the relevant record time as determined by the directors of the Company shall be entitled to receive and retain any such dividend (or distribution or other return of value) in respect of the RPS Shares they held at such record time;

(ii)	any reference in this Scheme and the document to the consideration payable under this Scheme shall be deemed to be a reference to the consideration as so reduced; and

(iii)	the exercise of such rights shall not be regarded as constituting any revision or modification to the terms of this Scheme.

2.4	To the extent that any such dividend (or distribution or other return of value) is announced, declared, made or is paid or becomes payable and it is: (i) transferred pursuant to the Tetra Tech Acquisition on a basis which entitles Tetra Tech (and/or its nominees) to receive the dividend (or distribution or other return of value) and to retain it; or (ii) cancelled, the consideration payable under this Scheme shall not be subject to change in accordance with Clause 2.2.

3.	Settlement of consideration

3.1	As soon as practicable on or after the Effective Date, and in any event no later than 14 days after the Effective Date (unless the Takeover Panel agrees otherwise), Tetra Tech shall satisfy the consideration due to Scheme Shareholders pursuant to Clause 2 as follows:

(i)	in the case of Scheme Shares which at the Scheme Record Time are in certificated form, procure: (a) that if the relevant Scheme Shareholder has set up a standing electronic payment mandate with the Company’s registrar for the purpose of receiving dividend payments, such payment shall be made by way of an electronic payment to the account indicated in such standard electronic payment mandate; or (b) otherwise that payment is made by cheque drawn on a branch of a UK clearing bank for the sums payable to the person entitled thereto in accordance with Clause 2, provided that if the amount payable to any Scheme Shareholder who has not set up a standing electronic payment mandate exceeds £250,000, Tetra Tech reserves the right to agree with such person to facilitate electronic payment of such consideration in lieu of a cheque. Tetra Tech further reserves the right to make payment of the said consideration by any other method approved by the Takeover Panel;

(ii)	in the case of Scheme Shares which at the Scheme Record Time are in uncertificated form, instruct or procure the instruction of Euroclear to create an assured payment obligation in respect of the sums payable to the relevant Scheme Shareholder in favour of the payment bank of the persons entitled thereto in accordance with the CREST assured payment arrangements, provided that Tetra Tech reserves the right to make payment of the said sums by electronic payment or by cheque as set out in Clause 3.1(i) if, for any reason, it wishes to do so, and to make payment of the said consideration by any other method approved by the Takeover Panel; and

(iii)	in the case of Scheme Shares issued or transferred or otherwise acquired pursuant to RPS Options under the RPS Share Plans after the Court has made the Court Order and prior to the Scheme Record Time and any RPS Shares acquired and/or held through the RPS ISPP or either RPS SIP, procure the payment of the sums payable to them in respect of such Scheme Shares by such method as shall be agreed with the Company (including, but not limited to, procuring that payments are made through payroll as soon as practicable subject to the deduction of any applicable exercise price, income taxes, and social security contributions).

3.2	All deliveries of notices, cheques or statements of entitlement pursuant to this Scheme shall be effected by sending the same by first class post or international standard post, if overseas (or by such method as may be approved by the Takeover Panel) in pre-paid envelopes addressed to the persons entitled thereto at their respective addresses as appearing in the register of members of the Company at the Scheme Record Time (except that, in the case of joint holders, Tetra Tech reserves the right to send the same to the address of the holder whose name stands first in the register of members of the Company in respect of such joint holding at the Scheme Record Time), and none of Tetra Tech, the Company or their respective nominees or agents shall be responsible for any loss or delay in the transmission or delivery of any notices, cheques or statements of entitlement sent in accordance with this Clause 3.2, which shall be sent at the risk of the persons entitled thereto.

3.3	All cheques shall be in pounds sterling and shall be made payable to the Scheme Shareholder concerned (except that, in the case of joint holders, Tetra Tech reserves the right to make such cheques payable to that one of the joint holders whose name stands first in the register of members of the Company in respect of such joint holding at the Scheme Record Time), and the encashment of any such cheque, electronic payment, the instruction of Euroclear to create an assured payment obligation or the making of any payment, in each case as referred to in Clause 3.1, shall be a complete discharge to Tetra Tech of its obligations under this Scheme to pay the monies represented thereby (including with reference to the payments made through CREST).

3.4	Settlement of the consideration payable to Scheme Shareholders under this Scheme shall, except as provided in this Scheme and except with the consent of the Takeover Panel, be implemented in full without regard to any lien, right of set-off, counterclaim or other analogous right to which Tetra Tech may otherwise be, or claim to be, entitled against such Scheme Shareholder.

3.5	With effect from the Scheme Record Time, each holding of Scheme Shares credited to any stock account in CREST shall be disabled, entitlement to the Scheme Shares held within CREST will be cancelled, and all Scheme Shares shall be removed from CREST in due course.

3.6	In the case of Scheme Shareholders that have not encashed cheques sent to them in accordance with this Scheme within six months of the Effective Date, Tetra Tech shall procure that the consideration due to such Scheme Shareholders under this Scheme will be held for such Scheme Shareholders for a period of 12 years from the Effective Date and such Scheme Shareholders may (subject to the legal requirements of any jurisdiction relevant to such Scheme Shareholder) claim the consideration due to them (plus interest accrued thereon, if any, but net of expenses and taxes) by written notice to the Company in a form which the Company determines evidences their entitlement to such consideration at any time during the period of 12 years from the Effective Date.

3.7	The provisions of this Clause 3 shall be subject to any condition or prohibition imposed by law.

4.	Share certificates and transfer of entitlements

With effect from, or as soon as practicable after, the Effective Date:

4.1	all certificates representing Scheme Shares shall cease to be valid as documents of title to the Scheme Shares represented thereby and every Scheme Shareholder shall be bound on the direction of the Company to deliver up their share certificate(s) representing Scheme Shares to the Company (or any person appointed by the Company to receive such certificates) or, as it may direct, to destroy the same;

4.2	the Company shall procure that Euroclear is instructed to cancel or transfer the entitlements to Scheme Shares of Scheme Shareholders in uncertificated form;

4.3	following cancellation of the entitlements to Scheme Shares of Scheme Shareholders in uncertificated form, the Company shall procure that such entitlements to Scheme Shares are rematerialised; and

4.4	subject to the completion of such forms of transfer or other instruments or instructions of transfer as may be required in accordance with Clause 1 and the payment of any UK stamp duty thereon, the Company shall make or procure to be made the appropriate entries in the register of members of the Company to reflect the transfer of the Scheme Shares to Tetra Tech (and/or its nominee(s)).

5.	Mandates

All mandates and other instructions to the Company in force at the Scheme Record Time relating to Scheme Shares shall cease to be valid and effective on the Effective Date.

6.	Effective Date

6.1	This Scheme shall become Effective as soon as a copy of the order of the Court sanctioning this Scheme under section 899 of the Companies Act shall have been delivered to the Registrar of Companies in England and Wales.

6.2	Unless this Scheme shall have become Effective on or before 11.59 p.m. on 9 August 2023, or such later date, if any, as the Company and Tetra Tech may agree (with the Takeover Panel’s consent and which the Court may allow (if such approval(s) are required)), this Scheme shall never become effective.

7.	Modification

The Company and Tetra Tech may jointly consent on behalf of all persons concerned to any modification of, or addition to, this Scheme or to any condition which the Court may approve or impose. Any such modification or addition shall require the consent of the Takeover Panel where such consent is required under the Takeover Code. For the avoidance of doubt, no modifications may be made to the Scheme once it has taken effect.

8.	Governing Law

This Scheme is governed by the laws of England and Wales and is subject to the jurisdiction of the English courts.

Dated: 11 October 2022

UNITED KINGDOM TAXATION

The following information is intended only as a general guide to current UK tax legislation as applied in England & Wales and published HM Revenue and Customs practice (which may not be binding on HM Revenue & Customs) as it applies to disposing of RPS Shares at the date of this document, both which are subject to change, possibly with retrospective effect. In particular, paragraph 1 of this Part 7 (United Kingdom Taxation) of this document applies only to Scheme Shareholders resident and, in the case of an individual, domiciled for tax purposes in (and only in) the UK and to whom “split year” treatment does not apply, who hold their Scheme Shares as an investment (other than where a tax exemption applies, for example, under a pension arrangement or an ISA or a Lifetime ISA) and who are the absolute beneficial owners thereof (“UK Holders”). Scheme Shareholders holding their Scheme Shares via a depository receipt system or a clearance service should note that they may not always be the absolute beneficial owners thereof (although generally HM Revenue and Customs will treat such holders as beneficial owners of the underlying Scheme Shares). The discussion does not address all possible tax consequences relating to the Schemes. Certain categories of Scheme Shareholders, including those carrying on certain financial activities, those subject to specific tax regimes or benefitting from certain reliefs and exemptions, those connected with RPS, and those for whom the Scheme Shares are employment-related securities, may be subject to special rules and this summary does not apply to such Scheme Shareholders.

This section is not intended, and shall not be construed to be, legal or taxation advice to any particular RPS Shareholder. Any RPS Shareholder who is in any doubt as to their tax position, or who is subject to tax in a jurisdiction other than the United Kingdom, should consult their professional adviser. In particular, RPS Shareholders should be aware that the tax legislation of any jurisdiction where the RPS Shareholder is resident or otherwise subject to taxation (as well as the UK) may have an impact on the tax consequences of disposing of the RPS Shares.

1.           UK Taxation of Chargeable Gains

A UK Holder’s liability to UK tax on chargeable gains will depend on the individual circumstances of that UK Holder. The transfer of Scheme Shares under the Schemes in return for the cash consideration will be treated as a disposal of the UK Holder’s Scheme Shares for the purposes of UK tax on chargeable gains. That disposal may, depending on the UK Holder’s individual circumstances (including the availability of exemptions, reliefs or allowable losses), give rise to a liability to UK tax on chargeable gains or, alternatively, an allowable capital loss.

Individual Scheme Shareholders

An RPS Shareholder who is either resident or, in the case of an individual, ordinarily resident for tax purposes in the UK and whose RPS Shares are subject to the Scheme will be treated as making a disposal of such RPS Shares for the purposes of the UK taxation of chargeable gains (“UK CGT”). Such a disposal may, depending upon the RPS Shareholder’s circumstances and subject to available exemptions or reliefs, give rise to a chargeable gain or allowable loss for UK CGT purposes.

For UK resident or ordinarily resident individual RPS Shareholders, any chargeable gain arising after taking account of reliefs and exemptions will generally be subject to capital gains tax at the rate of ten per cent. or, for higher rate taxpayers, twenty per cent. Personal representatives and trustees will also pay capital gains tax at a flat rate of twenty per cent.

The capital gains annual exemption (£12,300 for 2022/2023) may be available for UK resident or ordinarily resident individual RPS Shareholders to offset any chargeable gain (to the extent it has not already been utilised).

Scheme Shareholders within the charge to UK Corporation Tax

Subject to available exemptions, reliefs or allowances, chargeable gains arising on a disposal of Scheme Shares under the Scheme by a UK Holder within the charge to UK corporation tax will be subject to UK corporation tax at the rate of (for the 2022/2023 financial year) 19 per cent.

For UK resident RPS Shareholders within the charge to UK corporation tax, an indexation allowance (frozen at 31 December 2017 in respect of disposals on or after 1 January 2018) may be available to reduce the amount of the chargeable gain realised on a disposal of the Scheme Shares.

2.           Stamp Duty and Stamp Duty Reserve Tax

No UK stamp duty or stamp duty reserve tax should be payable by RPS Shareholders as a result of the disposal of RPS Shares held by them under the Tetra Tech Acquisition.

DEFINITIONS

The following definitions apply throughout this document, other than in Part 6 (The Scheme of Arrangement) of this document and the notices of the Shareholder Meetings, unless the context requires otherwise.

“Aberforth”	Aberforth Partners LLP (acting in its capacity as discretionary fund manager for clients);

“Acquisition Price”	has the meaning given to it in paragraph 2 of Part 1 (Letter from the Chairman of RPS) of this document;

“Adjusted Net Debt”	the sum of net bank borrowings plus deferred considerations as at 30 June 2022;

“AEC Advisors”	AEC Advisors LLC;

“Amended Credit Agreement”	New York law governed second amended and restated credit agreement dated 30 July 2018, with Bank of America, N.A., as administrative agent, and the other financial institutions from time to time party thereto as lenders (as amended on 10 November 2021, 18 February 2022 and 7 October 2022) that provides for the Tetra Term Loan Facility and the Tetra Revolving Credit Facility;

“Announcement”	the joint announcement of the Tetra Tech Acquisition by Tetra Tech, Tetra Tech, Inc. and RPS under Rule 2.7 of the Takeover Code, released on the Announcement Date;

“Announcement Date”	23 September 2022;

“Artemis”	Artemis Investment Management LLP (acting in its capacity as investment adviser for and on behalf of Artemis UK Smaller Companies Fund);

“Authorisations”	regulatory authorisations, orders, recognitions, grants, consents, clearances, confirmations, certificates, licences, permissions or approvals;

“BofA Securities”	Merrill Lynch International;

“Bridge Facility”	a term loan bridge facility in an original principal amount of £714 million (approximately US$800 million) plus US$350 million obtained from Bank of America, N.A. (and as of 7 October 2022 is currently in a principal amount of £391,478,806 (approximately US$424,832,800);

“Bridge Facility Agreement”	the New York law governed bridge credit agreement dated 23 September 2022 between (amongst others) Tetra Tech, Inc. and Bank of America, N.A. to provide, among other things, the funding for the Tetra Tech Acquisition as described in paragraph 7.2(i) (Tetra Tech material contracts) of Part 5 (Additional Information) of this document;

“Bridge Lead Arranger”	BofA Securities, Inc., the lead arranger under the Bridge Facility;

“Business Day”	a day (other than Saturdays, Sundays and public holidays in the UK) on which banks are open for business in London;

“certificated” or “in certificated form”	not in uncertificated form (that is, not in CREST);

“Clearances”	any approvals, consents, clearances, permissions, confirmations, comfort letters and waivers that may need to be obtained and waiting periods that may need to have expired, from or under any of the laws, regulations or practices applied by any Relevant Authority (or under any agreements or arrangements to which any Relevant Authority is a party), in each case that are necessary and/or expedient to satisfy the Regulatory Conditions;

“Closing Price”	the closing middle market price of an RPS Share on a particular trading day as derived from the Daily Official List;

“Companies Act”	the Companies Act 2006, as amended from time to time;

“Completion”	the date on which either: (i) the Scheme becomes effective in accordance with its terms; or (ii) if Tetra Tech elects, and the Takeover Panel consents, to implement the Tetra Tech Acquisition by way of a Takeover Offer (as defined in Chapter 3 of Part 28 of the Companies Act), the date on which such Takeover Offer becomes or is declared unconditional;

Conditions”	the conditions to the Tetra Tech Acquisition and the Scheme, as set out in Part 3 (Conditions and Further Terms of the Tetra Tech Acquisition and the Scheme) of this document;

Confidentiality Agreement”	the agreement dated 17 August 2022 between Tetra Tech, Inc. and RPS, as described in paragraph 7.3(i) (Offer-related arrangements) of Part 5 (Additional Information) of this document;

Confidentiality and Joint Defence Agreement”	the confidentiality and joint defence agreement dated 30 August 2022 between Tetra Tech, Inc., RPS and their respective legal advisers, as described in paragraph 7.3(iv) (Offer-related arrangements) of Part 5 (Additional Information) of this document;

connected person” or “persons connected”	in relation to person A, any person whose interests in shares person A is taken to be interested in pursuant to Part 22 of the Companies Act and related regulations;

Co-operation Agreement”	the agreement dated 23 September 2022 between Tetra Tech, Inc., Tetra Tech and RPS relating to, among other things, the implementation of the Tetra Tech Acquisition, as described in paragraph 7.3(ii) (Offer-related arrangements) of Part 5 (Additional Information) of this document;

Court”	the High Court of Justice in England and Wales;

Court Hearing”	the hearing by the Court of the application to sanction the Scheme under Part 26 of the Companies Act;

Court Meeting”	the meeting of the Scheme Shareholders (and any adjournment, postponement or reconvening thereof) to be convened by order of the Court pursuant to section 896 of the Companies Act to consider and, if thought fit, approve the Scheme (with or without amendment or modification);

Court Order”	the order of the Court sanctioning the Scheme under section 899 of the Companies Act;

CREST”	the relevant system as defined in the Uncertificated Securities Regulations 2001 (SI 2001/3755) (including as it forms part of the domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018) for the paperless settlement of trades in securities and the holding of uncertificated securities operated by Euroclear in accordance with the Regulations;

CREST Manual”	the rules governing the operation of CREST, consisting of the CREST Reference Manual, the CREST International Manual, the CREST Rules, the Registrars Service Standards, the Settlement Discipline Rules, the CCSS Operations Manual, the Daily Timetable, the CREST Application Procedure and the CREST Glossary of Terms (all as defined in the CREST Glossary of Terms promulgated by Euroclear on 15 July 1996);

CREST Proxy Instruction”	a proxy appointment or instruction made using the CREST service, by way of the appropriate CREST message, which must be properly authenticated in accordance with Euroclear’s specifications and must contain the information required for such instructions, as described in the CREST Manual;

Daily Official List”	the Daily Official List published by the London Stock Exchange;

Dealing Disclosure”	has the meaning given by Rule 8 of the Takeover Code;

Disclosed”	the information disclosed by, or on behalf of RPS: (i) in the annual report and accounts of the RPS Group for the financial year ended 31 December 2021; (ii) in the Announcement; (iii) in any other announcement to a Regulatory Information Service by, or on behalf of RPS in the two calendar years prior to the date of publication of the Announcement; or (iv) as otherwise fairly disclosed to Tetra Tech (or its respective officers, employees, agents or advisers) prior to the Announcement Date by or on behalf of RPS;

EBITDA”	earnings before net finance costs, tax expense, depreciation and amortisation;

Effective”	the Scheme having become effective in accordance with its terms upon the delivery of the Court Order to the Registrar of Companies;

Effective Date”	the date upon which the Scheme becomes Effective in accordance with its terms;

Enlarged Group”	the combined Wider RPS Group and Wider Tetra Tech Group following the Effective Date;

Equiniti”	Equiniti Limited, being RPS’ registrars;

Euroclear”	Euroclear UK & International Limited, a company incorporated in England and Wales with registered number 02878738;

Exchange Act”	the United States Securities Exchange Act of 1934, as amended;

FATA”	the Foreign Acquisitions and Takeovers Act 1975 (Cth);

FCA” or “Financial Conduct Authority”	the Financial Conduct Authority acting in its capacity as the competent authority for the purposes of Part VI of the UK Financial Services and Markets Act 2000;

Form of Proxy” or “Forms of Proxy”	the forms of proxy in connection with each of the Court Meeting and/or the General Meeting (including any adjournment thereof), which will accompany the Scheme Document, as the context requires;

General Meeting”	the general meeting of RPS (and any adjournment thereof) to be convened in connection with the Scheme, notice of which is set out in Part 10 (Notice of General Meeting) of this document, to be held at the offices of DLA Piper UK LLP at 160 Aldersgate Street, London EC1A 4HT at 10.15 a.m. on Thursday 3 November 2022 (or as soon thereafter as the Court Meeting is concluded or adjourned);

Gleacher Shacklock”	Gleacher Shacklock LLP;

IFRS”	International Financial Reporting Standards;

holder”	a registered holder and includes any person entitled by transmission;

Listing Rules”	the rules and regulations made by the FCA under the Financial Services and Markets Act 2000 (as amended) and contained in the FCA’s publication of the same name, as amended from time to time;

“London Stock Exchange”	London Stock Exchange plc;

“Long-stop Date”	9 August 2023, or such later date as may be agreed by Tetra Tech and RPS (with the Takeover Panel’s consent and as the Court may approve (if such approval(s) are required));

“M&G”	M&G Investment Management Ltd

“Main Market”	the main market of the London Stock Exchange;

“Market Abuse Regulation”	the UK version of Market Abuse Regulation (EU No 596/2014) which is part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended;

“members”	members of the Company on the register of members at any relevant date or time;

“NSIA”	the National Security and Investment Act 2021;

“Offer Period”	the offer period (as defined by the Takeover Code) relating to RPS, which commenced on 8 August 2022;

“Official List”	the official list published by the London Stock Exchange;

has the meaning given by Rule 8 of the Takeover Code;

“Opening Position Disclosure”	RPS Shareholders (or nominees of, or custodians or trustees for RPS Shareholders) not resident in, or nationals or citizens of the United Kingdom;

“Overseas Shareholders”	earnings before net finance costs, tax expense, depreciation, amortisation, transaction-related costs, impairment charges and reversals thereof, restructuring and rebranding costs, non-recurring legal fees, ERP implementation costs, less operating lease expenses;

“Pre-IFRS 16 Adjusted EBITDA”	the Registrar of Companies in England and Wales;

“Registrar of Companies”	the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755) (including as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2019), as amended from time to time (including by means of the Uncertificated Securities (amendment and EU Exit) Regulations 2019 (SI 2019/679)), as amended from time to time;

“Regulations”	the regulatory clean team protocol put in place on 30 August 2022 by Tetra Tech, Inc. and RPS in relation to the disclosure of competitively sensitive confidential information between Tetra Tech’s external legal counsel and RPS’ external legal counsel for the purposes of obtaining the consent of competition authorities and/or other regulatory clearances in connection with the Tetra Tech Acquisition;

“Regulatory Clean Team Protocol	the Conditions set out in paragraphs 3.1 to 3.4 (inclusive) of Part 3 (Conditions and Further Terms of the Tetra Tech Acquisition and the Scheme) of this document (so far as, in the case of paragraphs 3.3 to 3.4, the relevant Third Party is a Relevant Authority;

“Regulatory Conditions”	any information service authorised from time to time by the FCA for the purpose of disseminating regulatory announcements;

“Regulatory Information Service”	any central bank, ministry, governmental, quasi-governmental, supranational (including the European Union), statutory, regulatory or investigative body, authority or tribunal (including any national or supranational anti-trust, competition or merger control authority, any sectoral ministry or regulator and any foreign investment review body), national, state, municipal or local government (including any subdivision, court, tribunal, administrative agency or commission or other authority thereof), any entity owned or controlled by them, any private body exercising any regulatory, taxing, importing or other authority, trade agency, association, institution or professional or environmental body in any jurisdiction, including, for the avoidance of doubt, the Takeover Panel;

Resolution”	the special resolution to be proposed by RPS at the General Meeting in connection with, among other things, the implementation of the Scheme, the alteration of the RPS Articles and such other matters as may be necessary to implement the Tetra Tech Acquisition, as set out in the notice of General Meeting set out in Part 10 (Notice of General Meeting) of this document;

Restricted Jurisdiction”	any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Tetra Tech Acquisition is sent or made available to RPS Shareholders;

RPS” or the “Company”	RPS Group plc, a public limited company incorporated in England and Wales registered with registered number 2087786;

RPS Articles”	the articles of association of RPS, as amended from time to time;

RPS Board”	the board of RPS Directors from time to time;

RPS Director(s)”	the directors of RPS at the time of this document or, where the context so requires, the directors of RPS from time to time;

RPS ELTIP”	the RPS Group plc Executive Long Term Incentive Plan;

RPS Group”	RPS and its subsidiary undertakings and, where the context permits, each of them;

RPS ISPP”	together, the RPS Group plc 2014 International Share Purchase Plan and the US Share Purchase Plan;

RPS Options”	the options or awards over RPS Shares granted under or pursuant to the RPS Share Plans;

RPS PSP”	the RPS Group plc 2014 Performance Share Plan;

RPS Remuneration Committee”	the remuneration committee of the RPS Board from time to time;

RPS Shareholders”	the registered holders of RPS Shares from time to time;

RPS Share Plan(s)”	each of the RPS ELTIP, the RPS ISPP, the RPS STABP, the RPS SIPs and the RPS PSP, in each case as amended from time to time;

RPS Shares”	the ordinary shares of three pence each in the capital of the Company;

RPS SIPs”	the RPS Group plc Share Incentive Plan (2004) and the RPS Group plc Share Incentive Plan 2014;

RPS STABP”	the RPS Group plc Short Term Annual Bonus Plan;

RWC”	RWC Asset Management LLP;

Scheme”	this scheme of arrangement in its present form or with or subject to any modification, addition or condition approved or imposed by the Court and agreed by RPS;

Scheme Document”	this document, to be sent to RPS Shareholders containing, amongst other things, the Scheme and the notices convening the Court Meeting and the General Meeting;

Scheme Record Time”	6.00 p.m. on the Business Day immediately after the date on which the Court makes its order sanctioning the Scheme (or such other date and/or time as Tetra Tech, Tetra Tech, Inc. and RPS may agree);

Scheme Shareholders”	the holders of Scheme Shares at any relevant date or time;

■Scheme Shares”	the RPS Shares:

(a)    in issue at the date of the Scheme Document;

(b)    (if any) issued after the date of the Scheme Document and prior to the Voting Record Time; and

(c)     (if any) issued at or after the Voting Record Time and on or prior to the Scheme Record Time in respect of which the original or any subsequent holder thereof shall be bound by the Scheme, or in respect of which the holder thereof shall have agreed in writing to be bound by the Scheme, and in each case remaining in issue at the Scheme Record Time;

Secretary of State”	The Secretary of State for Business, Energy and Industrial Strategy;

SEC”	the United States Securities and Exchange Commission;

Shareholder Meetings”	the General Meeting and the Court Meeting;

Significant Interest”	in relation to an undertaking, a direct or indirect interest of 20 per cent. or more of the total voting rights conferred by the equity share capital (as defined in section 548 of the Companies Act) of such undertaking;

Successful Syndication”	the Bridge Lead Arranger having syndicated 50% or more of its commitments under the Bridge Facility;

Takeover Code”	the City Code on Takeovers and Mergers;

Takeover Panel”	the Panel on Takeovers and Mergers;

Takeover Offer”	should the Tetra Tech Acquisition be implemented by way of a takeover offer as defined in Chapter 3 of Part 28 of the Companies Act, the offer to be made by or on behalf of Tetra Tech to acquire the entire issued and to be issued ordinary share capital of RPS and, where the context admits, any subsequent revision, variation, extension or renewal of such takeover offer;

Tetra Tech”	Tetra Tech UK Holdings Limited, a private limited company incorporated in England and Wales with registered number 05909611, a wholly owned subsidiary of Tetra Tech, Inc.;

Tetra Tech Acquisition”	the recommended cash acquisition being made by Tetra Tech to acquire the entire issued and to be issued share capital of RPS (or by way of Takeover Offer under certain circumstances described in this document) to be effected by means of the Scheme and, where the context admits, any subsequent revision, variation, extension or renewal thereof;

Tetra Tech Directors”	the directors of Tetra Tech whose names are set out in paragraph 2.2 (Directors) of Part 5 (Additional Information) of this document and “Tetra Tech Director” shall mean any one of them;

Tetra Tech Group”	Tetra Tech, Tetra Tech, Inc., and any undertaking which is a subsidiary undertaking of Tetra Tech, Tetra Tech, Inc. or of any such parent undertaking;

Tetra Tech, Inc.”	Tetra Tech, Inc., a company incorporated in Delaware;

Tetra Tech, Inc. Directors”	the directors of Tetra Tech, Inc. whose names are set out in paragraph 2.3 (Directors) of Part 5 (Additional Information) of this document and “Tetra Tech, Inc. Director” shall mean any one of them;

Tetra Term Loan Facility”	a US $250,000,000 term loan facility governed by the Amended Credit Agreement;

Tetra Revolving Credit Facility”	a US $500,000,000 revolving credit facility governed by the Amended Credit Agreement;

“The Wellcome Trust”	The Wellcome Trust Limited (as trustee of The Wellcome Trust);

Third Party”	each of a central bank, government or governmental, quasi- governmental, supranational, statutory, regulatory, environmental, administrative, fiscal or investigative body, court, trade agency, association, institution, environmental body, employee representative body or any other body or person whatsoever in any jurisdiction;

UK” or “United Kingdom”	the United Kingdom of Great Britain and Northern Ireland;

uncertificated” or “in uncertified form”	a share or other security recorded on the relevant register as being held in uncertificated form in CREST and title to which, by virtue of the Regulations, may be transferred by means of CREST;

US” or “United States of America” or “United States” or “USA”	the United States of America, its territories and possessions, any state of the United States of America, the District of Columbia and all other areas subject to its jurisdiction and any political sub-division thereof;

US Exchange Act”	the United States Securities Exchange Act 1934, as amended;

US Securities Act”	the United States Securities Act of 1933, as amended;

VAT”	value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature;

Voting Record Time”	6.30 p.m. on the day which is two Business Days before the date of the Court Meeting or, if the Court Meeting is adjourned, 6.30 p.m. on the day which is two Business Days before the date of such adjourned meeting;

Wider RPS Group”	RPS and associated undertakings and any other body corporate, partnership, joint venture or person in which RPS and such undertakings (aggregating their interests) have a Significant Interest;

Wider Tetra Tech Group”	Tetra Tech, Inc. and associated undertakings and any other body corporate, partnership, joint venture or person in which Tetra Tech, Inc. and all such undertakings (aggregating their interests) have a Significant Interest;

Wider WSP Group”	WSP Global and associated undertakings and any other body corporate, partnership, joint venture or person in which WSP Global and all such undertakings (aggregating their interests) have a Significant Interest;

WSP Acquisition”	the cash acquisition made by WSP Holdings to acquire the entire issued and to be issued share capital of RPS (or by way of takeover offer under certain circumstances described in the WSP Scheme Document) to be effected by means of a scheme of arrangement) and, where the context admits, any subsequent revision, variation, extension or renewal thereof;

WSP Announcement”	the joint announcement of the WSP Acquisition by WSP Holdings, WSP Global and RPS under Rule 2.7 of the Takeover Code, released on 8 August 2022;

WSP Global”	WSP Global Inc.;

WSP Global Confidentiality Agreement”	the confidentiality agreement dated 15 July 2022 between WSP Global and RPS;

WSP Global Co-operation Agreement”	the co-operation agreement dated 8 August 2022 between WSP Global, WSP Holdings and RPS;

WSP Holdings”	WSP Group Holdings Limited;

WSP Offer”	the offer by WSP Holdings to acquire the entire issued and to be issued ordinary share capital of RPS for 206 pence per RPS Share;

WSP Scheme Document”	the document sent to RPS Shareholders on 1 September 2022 in relation to the WSP Acquisition; and

“WSP Shareholder Meetings”	the court meeting and the general meeting which were to be held in connection with the WSP Offer at 10.00 a.m. and 10.15 a.m., respectively, on 26 September 2022.

For the purposes of this document, “associated undertaking”, “parent undertaking”, “subsidiary”, “subsidiary undertaking” and “undertaking” have the respective meanings given thereto by the Companies Act.

All references to “sterling”, “£” and “pence” are to the lawful currency of the United Kingdom.

All references to “US$” are to the lawful currency of the United States.

All the times referred to in this document are London times unless otherwise stated.

References to the singular include the plural and vice versa.

References to an enactment include references to that enactment as amended, replaced, consolidated or re-enacted.

PART 9

NOTICE OF COURT MEETING

IN THE HIGH COURT OF JUSTICE	CR - 2022 - 003277

BUSINESS AND PROPERTY COURTS OF ENGLAND AND WALES

COMPANIES COURT (CHD)

INSOLVENCY AND COMPANIES COURT JUDGE JONES

IN THE MATTER OF RPS GROUP PLC

- and -

IN THE MATTER OF THE COMPANIES ACT 2006

NOTICE IS HEREBY GIVEN that by an Order dated 10 October 2022 made in the above matters the Court has given permission for a meeting to be convened of the holders of Scheme Shares as at the Voting Record Time (each as defined in the scheme of arrangement referred to below), for the purpose of considering and, if thought fit, approving (with or without modification) a scheme of arrangement proposed to be made pursuant to Part 26 of the Companies Act 2006 (the “Companies Act”) between RPS Group plc (the “Company”) and the holders of the Scheme Shares (the “Scheme”), and that such meeting shall be held at the offices of DLA Piper UK LLP at 160 Aldersgate Street, London EC1A 4HT on Thursday 3 November 2022 at 10.00 a.m., at which place and time all holders of Scheme Shares are requested to attend.

At the meeting the following resolution will be proposed:

“That the scheme of arrangement dated 11 October 2022, between the Company and the Scheme Shareholders (as defined in the scheme of arrangement), a print of which has been produced to this meeting and, for the purposes of identification, signed by the Chair hereof, in its original form or with or subject to any modification, addition or condition which may be agreed in writing by the Company and Tetra Tech UK Holdings Limited and approved or imposed by the Court, be approved and the directors of the Company be authorised to take all such actions as they consider necessary or appropriate for carrying the scheme of arrangement into effect.”

A copy of the said scheme of arrangement and a copy of the explanatory statement required to be furnished pursuant to section 897 of the Companies Act 2006 are incorporated in the document of which this notice forms part.

Voting on the resolution to approve the scheme of arrangement will be by poll, which shall be conducted as the Chair may be determine.

Unless the context requires otherwise, any capitalised term used but not defined in this notice shall have the meaning given to such term in the document of which this notice forms part.

Holders of Scheme Shares entitled to attend and vote at the meeting may vote in person at the said meeting or they may appoint another person, whether a member of the Company or not, as their proxy to attend and vote at the Court Meeting. A proxy need not be a member of the Company.

It is important that, for the Court Meeting, as many votes as possible are cast so that the Court may be satisfied that there is a fair and reasonable representation of the opinion of Scheme Shareholders. Whether or not you intend to attend and/or vote at the Shareholder Meetings, you are therefore strongly encouraged to complete, sign and return your Forms of Proxy or transmit a proxy instruction (either electronically or through CREST) as soon as possible and, in any event, by no later than 10.00 a.m. on Tuesday 1 November 2022 in the case of the Court Meeting and by 10.15 a.m. on Tuesday 1 November 2022 in the case of the General Meeting (or in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned meeting, in each case excluding any part of such 48 hour period falling on a day that is not a working day).

A BLUE Form of Proxy for use at the meeting is enclosed with this notice. Completion and return of the Form of Proxy (or transmission of a proxy appointment or voting instruction online or electronically through CREST as set out below) shall not prevent a holder of Scheme Shares from attending and voting at the meeting if they are entitled to and wish to do so.

Voting Record Time

Entitlement to attend and vote (in person or by proxy) at the Court Meeting or any adjournment thereof and the number of votes which may be cast at the Court Meeting shall be determined by reference to the register of members of the Company at 6.30 p.m. on Tuesday 1 November 2022 or, if the Court Meeting is adjourned, on the day which is two Business Days before the date of such adjourned meeting. In each case, changes to the register of members of the Company after such time shall be disregarded in determining the rights of any person to attend and vote (in person or by proxy) at the Court Meeting.

By the said Order, the Court has appointed Kenneth Lever or, failing him, Judith Cottrell, or failing her, any other RPS Director to act as Chair of the meeting and has directed the Chair to report the result of the Court Meeting to the Court.

The said scheme of arrangement shall be subject to the subsequent sanction of the Court.

DLA Piper UK LLP 160 Aldersgate Street, London EC1A 4HT Solicitors for the Company

Dated: 11 October 2022

Notes:

(1)	Scheme Shareholders entitled to attend and vote at the Court Meeting may vote in person at the said Court Meeting or they may appoint another person, whether a member of the Company or not, as their proxy to attend and vote at the Court Meeting. A proxy need not be a member of the Company.
(2)	A BLUE Form of Proxy is enclosed with this notice. Instructions for use are shown on the form. Completing and returning a Form of Proxy will not prevent a Scheme Shareholder from attending and voting at the Court Meeting (or any adjournment thereof) in person, if they are entitled to and wish to do so.
(3)	To be valid, a BLUE Form of Proxy, together with any power of attorney or other authority (if any) under which it is signed, or a notarially certified or office copy of such power or authority, must be received at the offices of Equiniti Limited, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA not less than 48 hours before the time of the Court Meeting (in other words, by 10.00 a.m. on Tuesday 1 November 2022) or, as the case may be, the adjourned meeting (in each case excluding any part of such 48 hour period falling on a day that is not a working day). BLUE Forms of Proxy not so received may be handed to the Chair of the Court Meeting or the Equiniti representative who will be present at the Court Meeting before the commencement of the Court Meeting. A reply-paid envelope has been provided for this purpose for use in the United Kingdom only. Forms of proxy returned by fax will not be accepted.
(4)	If you wish to appoint multiple proxies, you may: (a) photocopy a BLUE Form of Proxy, fill in each copy in respect of different Scheme Shares and send the multiple forms together to Equiniti Limited, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, or alternatively (b) call Equiniti Limited on the number in note (22) below who will then issue you with multiple proxy forms. In each case, please ensure that all of the multiple proxy forms in respect of one registered holding are sent in the same envelope if possible.
(5)	Subject to the following principles where more than one proxy is appointed, where a BLUE Form of Proxy does not state the number of Scheme Shares to which it applies (a “blank proxy”) then that proxy is deemed to have been appointed in relation to the total number of Scheme Shares registered in your name (the “member’s entire holding”). In the event of a conflict between a blank proxy and BLUE Form of Proxy which does state the number of Scheme Shares to which it applies (a “specific proxy”), the specific proxy shall be counted first, regardless of the time it was sent or received (on the basis that as far as possible, the conflicting forms of proxy should be judged to be in respect of different Scheme Shares) and remaining Scheme Shares will be apportioned to the blank proxy (pro rata if there is more than one).
(6)	Where there is more than one proxy appointed and the total number of Scheme Shares in respect of which proxies are appointed is no greater than your entire holding, it is assumed that proxies are appointed in relation to different Scheme Shares, rather than that conflicting appointments have been made in relation to the same Scheme Shares.
(7)	If two or more valid but different instruments of proxy are received in respect of the same Scheme Share for use at the same Court Meeting or on the same poll, the one which is last received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that Scheme Share and if the Company is unable to determine which was the last received, none of them shall be treated as valid in respect of that Scheme Share.
(8)	If conflicting proxies are sent or received at the same time in respect of (or deemed to be in respect of) your entire holding, none of them shall be treated as valid.
(9)	Where the aggregate number of Scheme Shares in respect of which proxies are appointed exceeds your entire holding and it is not possible to determine the order in which they were sent or received (or they were all sent or received at the same time), the number of votes attributed to each proxy will be reduced pro rata (on the basis that as far as possible, conflicting forms of proxy should be judged to be in respect of different Scheme Shares).
(10)	Where the application of note (9) above gives rise to fractions of Scheme Shares, such fractions will be rounded down.

(11)	If you appoint a proxy or proxies and then decide to attend the Court Meeting in person and vote using your poll card, then your vote in person will override the proxy vote(s). If your vote in person is in respect of your entire holding then all proxy votes will be disregarded. If, however, you vote at the Court Meeting in respect of less than your entire holding, if you indicate on your polling card that all proxies are to be disregarded, that shall be the case; but if you do not specifically revoke proxies, then your vote in person will be treated in the same way as if it were the last received proxy and earlier proxies will only be disregarded to the extent that to count them would result in the number of votes being cast exceeding your entire holding.
(12)	In relation to note (11) above, in the event that you do not specifically revoke proxies, it will not be possible for the Company to determine your intentions in this regard. However, in light of the aim to include votes wherever and to the fullest extent possible, it will be assumed that earlier proxies should continue to apply to the fullest extent possible.
(13)	Entitlement to attend and vote at the Court Meeting or any adjournment thereof and the number of votes which may be cast thereat shall be determined by reference to the register of members of the Company at 6.30 p.m. on Tuesday 1 November 2022 or, if the Court Meeting is adjourned, at 6.30 p.m. on the day which is two days before the date of such adjourned meeting, excluding any part of a day which is a non-working day. In each case, changes to the register of members of the Company after such time shall be disregarded in determining the rights of any person to attend and/or vote (and the number of votes they may cast) at the Court Meeting.
(14)	Scheme Shareholders who hold Scheme Shares through CREST and who wish to appoint a proxy or proxies for the Court Meeting or any adjournment(s) by using the CREST electronic proxy appointment service may do so in accordance with the procedures set out in the CREST Manual which can be viewed at http://www.euroclear.com/. CREST personal members or other CREST sponsored members, and those CREST members who have appointed a voting service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.
(15)	In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear UK & International Limited’s specifications and must contain the information required for such instructions, as described in the CREST Manual. The appointment must, in order to be valid, be transmitted so as to be received by Equiniti (CREST Participant ID RA19) at least 48 hours prior to the Court Meeting (excluding any part of such 48 hour period falling on a day that is not a working day). No message received through the CREST network after this time will be accepted. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which Equiniti is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.
(16)	CREST members and, where applicable, their CREST sponsors or voting service providers, should note that Euroclear UK & International Limited does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider(s), to procure that his or her CREST sponsor or voting service provider(s) take(s)) such action as will be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

(17)	The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.
(18)	Scheme Shareholders entitled to attend and vote at the Court Meeting may appoint a proxy electronically by logging on to www.sharevote.co.uk (“Sharevote”), selecting “Register for the Share Portal” and entering “RPS” in the box provided. To use Sharevote, you will need the Voting ID, Task ID and Shareholder Reference Number contained on the BLUE Form of Proxy. Scheme Shareholders who have registered with Equiniti’s online portfolio service, Shareview, can appoint their proxy electronically by logging onto their portfolio at www.shareview.co.uk using their usual user ID and password by clicking on the “My Investments” page, then clicking on the link to vote, then following the on-screen instructions. A proxy appointment made electronically will not be valid if sent to any address other than those provided or if received after 10.00 a.m. on Tuesday 1 November 2022 (or, if the Court Meeting is adjourned, no later than 48 hours before the time of any adjourned meeting excluding any part of such 48 hour period falling on a day that is not a working day). Please note that any electronic communication found to contain a computer virus will not be accepted.
(19)	A Scheme Shareholder which is a corporation may authorise one or more persons to act as its representative(s) at the Court Meeting. Each such representative may exercise (on behalf of the corporation) the same powers as the corporation could exercise if it were an individual Scheme Shareholder, provided that (where there is more than one representative and the vote is otherwise than on a show of hands) they do not do so in relation to the same Scheme Shares.
(20)	Where a copy of this notice is being received by a person who has been nominated to enjoy information rights under section 146 of the Companies Act (“nominee”):
(a)	the nominee may have a right under an agreement between the nominee and the member by whom they were nominated, to be appointed, or have someone else appointed, as a proxy for the Court Meeting; or
(b)	if the nominee does not have any such right or does not wish to exercise such right, the nominee may have a right under any such agreement to give instructions to the member as to the exercise of voting rights.

The statement of the rights of Scheme Shareholders in relation to the appointment of proxies in notes (1) to (12) (inclusive) and (14) to (18) (inclusive) does not apply to a nominee. The rights described in such notes can only be exercised by Scheme Shareholders of the Company.

(21)	In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of any conflicting votes of other joint holders. For this purpose, seniority will be determined by the order in which the names stand in the Company’s register of members in respect of the joint holding.
(22)	If you are in any doubt about completing the BLUE Form of Proxy please telephone Equiniti on +44 (0)345 504 9911. Calls are charged at the standard geographic rate and will vary by provider. Calls outside the United Kingdom will be charged at the applicable international rate. Lines will be open between 8.30 a.m. to 5.30 p.m., Monday to Friday excluding public holidays in England and Wales. Different charges may apply to calls from mobile telephones. Calls may be recorded and randomly monitored for security and training purposes. The helpline cannot provide advice on the merits of the Tetra Tech Acquisition nor give any financial, legal or tax advice.
(23)	As at 10 October 2022 (being the latest practicable date before the publication of this notice), the Company’s issued share capital consisted of 277,510,925 ordinary shares of three pence each, carrying one voting right each. The Company does not hold any ordinary shares in treasury. Therefore, the total voting rights in the Company as at 10 October 2022 were 277,510,925.
(24)	Any question relevant to the business of the Court Meeting may be asked at the Court Meeting by anyone permitted to speak at the Court Meeting. You may alternatively submit your question in advance by way of a letter addressed to the Chair.
(25)	Voting on the resolution at the Court Meeting will be conducted on a poll rather than a show of hands.

(26)	Except as provided above, members who wish to communicate with the Company in relation to the Court Meeting should do so using the following means:
(a)	calling our shareholder helpline on +44 (0)345 504 9911 (between 8.30 a.m. and 5.30 p.m., Monday to Friday, excluding public holidays in England and Wales); or
(b)	contacting the Company Secretary at the address shown above.

No other methods of communication will be accepted and you may not use any electronic address provided either in this notice or any related documents (including the proxy form) to communicate with the Company for any purposes other than those expressly stated.

PART 10

NOTICE OF GENERAL MEETING

RPS GROUP PLC

(Incorporated in England and Wales with registered number 2087786)

NOTICE IS HEREBY GIVEN that a general meeting of RPS Group plc (the “Company”) shall be held at the offices of DLA Piper at 160 Aldersgate Street, London EC1A 4HT on Thursday 3 November 2022 at 10.15 a.m. (or as soon thereafter as the Court Meeting (as defined in Part 8 (Definitions) of this document) has concluded or been adjourned) for the purpose of considering and, if thought fit, passing the following resolution, which shall be proposed as a special resolution (terms defined in the document of which this notice forms part shall have the same meaning in this notice unless otherwise expressly defined):

Unless the context requires otherwise, any capitalised term used but not defined in this notice shall have the meaning given to such term in the document of which this notice forms part.

SPECIAL RESOLUTION

1.	THAT:

(a)	for the purpose of giving effect to the scheme of arrangement dated 11 October 2022 (as amended or supplemented) (the “Scheme”) between the Company and the holders of Scheme Shares (as defined in the Scheme), a copy of which has been produced to this meeting and for the purposes of identification signed by the Chair of the meeting, in its original form or subject to any modification, addition or condition agreed in writing by the Company and Tetra Tech UK Holdings Limited and approved or imposed by the High Court of Justice of England and Wales, the directors of the Company (or a duly authorised committee thereof) be authorised to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect;

(b)	with effect from the passing of this resolution, the articles of association of the Company be and are hereby amended by the adoption and inclusion of the following new article 173:

“173 SCHEME OF ARRANGEMENT

173.1	In this Article 173, references to the “Scheme” are to the scheme of arrangement dated 11 October 2022 between the Company and the holders of Scheme Shares (as defined in the Scheme) under Part 26 of the 2006 Act in its original form or with or subject to any modification, addition or condition agreed by the Company and Tetra Tech UK Holdings Limited approved or imposed by the High Court of Justice of England and Wales. Terms defined in the Scheme shall have the same meanings in this Article 173 (save as expressly defined in these Articles).

173.2	Notwithstanding any other provision of these Articles, if the Company issues or transfers out of treasury any RPS Shares (other than to Tetra Tech UK Holdings Limited, Tetra Tech, Inc., or any subsidiary of Tetra Tech, Inc., (each a “Tetra Tech Company”) or any nominee of a Tetra Tech Company) at or after the adoption of this Article 173 and at or before the Scheme Record Time, such RPS Shares shall be issued or transferred subject to the terms of the Scheme (and shall be Scheme Shares for the purposes thereof) and the original or subsequent holders of such RPS Shares shall be bound by the Scheme accordingly.

173.3	Subject to the Scheme becoming Effective (as defined in the Scheme) and notwithstanding any other provisions of these Articles, if any RPS Shares are issued or transferred out of treasury to any person or his nominee (other than a Tetra Tech Company or any nominee of a Tetra Tech Company) (a “New Member”) after the Scheme Record Time (each a “Post-Scheme Share” and together the “Post-Scheme Shares”) they shall be immediately transferred to Tetra Tech UK Holdings Limited (or to such person as it may direct in writing) (the “Purchaser”), who shall be obliged to acquire each Post-Scheme Share in consideration for the payment by or on behalf of Tetra Tech UK Holdings Limited to the New Member of an amount in cash for each Post-Scheme Share equal to the consideration to which that New Member would have been entitled pursuant to the Scheme becoming Effective had such Post-Scheme Share been a Scheme Share, provided that the value of the consideration per Post-Scheme Share to be paid to a New Member pursuant to this paragraph 173.3 of this Article shall be adjusted by the Company, on any reorganisation of or material alteration to the share capital of the Company (including, without limitation, any subdivision and/or consolidation) effected after the Effective Date (as defined in the Scheme), in such manner as the auditors of the Company or an investment bank selected by the Company may determine is appropriate to reflect such reorganisation or material alteration to the capital of the Company. References in this Article to RPS Shares shall, following such adjustment, be construed accordingly.

173.4	To give effect to any transfer of Post-Scheme Shares pursuant to this Article 173, the Company may appoint any person as attorney or agent for the New Member to transfer the Post-Scheme Shares to the Purchaser and/or its nominee(s) and do all such other things and execute and deliver all such documents or deeds as may in the opinion of the attorney or agent be necessary or desirable to vest the Post-Scheme Shares in the Purchaser and/or its nominee(s) and do all such other things and execute and deliver all such documents or deeds as may in the opinion of the Purchaser or its attorney or agent be necessary or desirable to vest the Post-Scheme Shares in the Purchaser and/or its nominee(s) and pending such vesting to exercise all such rights attaching to the Post-Scheme Shares as the Purchaser may direct. If an attorney or agent is so appointed, the New Member shall not thereafter (except to the extent that the attorney fails to act in accordance with the directions of the Purchaser) be entitled to exercise any rights attaching to the Post-Scheme Shares unless so agreed in writing by the Purchaser. The attorney or agent shall be empowered to execute and deliver as transferor a form or forms of transfer or other instrument(s) or instruction(s) of transfer on behalf of the New Member (or any subsequent holder) in favour of the Purchaser and/or its nominee(s) and the Company may give a good receipt for the consideration for the Post-Scheme Shares and may register the Purchaser and/or its nominees as holder thereof and issue to it certificate(s) for the same. The Company shall not be obliged to issue a certificate to the New Member for the Post-Scheme Shares.

173.5	The Purchaser shall settle or procure the settlement of the consideration due under paragraph 173.3 of this Article either:

(a)	by sending a cheque drawn on a UK clearing bank in favour of the New Member (or any subsequent holder) for the purchase price of such Post-Scheme Shares within 14 days after the date on which the Post-Scheme Shares are issued or transferred to the New Member; or

(b)	in the event that the relevant Post-Scheme Shares are acquired by directors or employees of the RPS Group pursuant to the settlement of RPS Options, by such method as shall be determined by the Company (including, but not limited to, procuring that payments are made through payroll as soon as practicable after the date on which the Post-Scheme Shares are issued or transferred to the New Member, and that payments may be made subject to the deduction of any applicable exercise price, income taxes and social security contributions).

173.6	Notwithstanding any other provision of these Articles, neither the Company nor the Directors shall register the transfer of any Scheme Shares effected between the Scheme Record Time and the Effective Date other than to the Purchaser and/or its nominees.”

By order of the Board	Registered office

20 Western Avenue

Milton Park

Abingdon Oxfordshire OX14 4SH Company Secretary

Notes:

(1)	RPS Shareholders entitled to attend and vote at the General Meeting may vote in person at the said General Meeting or they may appoint another person, whether a member of the Company or not, as their proxy to attend and vote in their stead. A proxy need not be a member of the Company.

(2)	A PINK Form of Proxy is enclosed with this notice. Instructions for use are shown on the form. Completing and returning a Form of Proxy will not prevent an RPS Shareholder from attending and voting at the General Meeting (or any adjournment thereof) in person, should he subsequently decide to do so.

(3)	To be valid, a PINK Form of Proxy, together with any power of attorney or other authority (if any) under which it is signed, or a notarially certified or office copy of such power or authority, must be received at the offices of Equiniti Limited, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA not less than 48 hours before the time of the General Meeting (in other words, by 10.15 a.m. on Tuesday 1 November 2022) or, as the case may be, the adjourned meeting (in each case excluding any part of such 48 hour period falling on a day that is not a working day). The PINK Form of Proxy cannot be handed to the Chair of the General Meeting or the Equiniti representative at that meeting and will be invalid if submitted after these deadlines. A reply-paid envelope has been provided for this purpose for use in the United Kingdom only. Forms of proxy returned by fax will not be accepted.
(4)	If you wish to appoint multiple proxies, you may: (a) photocopy a PINK Form of Proxy, fill in each copy in respect of different RPS Shares and send the multiple forms together to Equiniti Limited, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, or alternatively (b) call Equiniti Limited on the number in note (22) below who will then issue you with multiple proxy forms. In each case, please ensure that all of the multiple proxy forms in respect of one registered holding are sent in the same envelope if possible.
(5)	Subject to the following principles where more than one proxy is appointed, where a PINK Form of Proxy does not state the number of RPS Shares to which it applies (a “blank proxy”) then that proxy is deemed to have been appointed in relation to the total number of RPS Shares registered in your name (the “member’s entire holding”). In the event of a conflict between a blank proxy and PINK Form of Proxy which does state the number of RPS Shares to which it applies (a “specific proxy”), the specific proxy shall be counted first, regardless of the time it was sent or received (on the basis that as far as possible, the conflicting forms of proxy should be judged to be in respect of different RPS Shares) and remaining RPS Shares shall be apportioned to the blank proxy (pro rata if there is more than one).
(6)	Where there is more than one proxy appointed and the total number of RPS Shares in respect of which proxies are appointed is no greater than your entire holding, it is assumed that proxies are appointed in relation to different RPS Shares, rather than that conflicting appointments have been made in relation to the same RPS Shares.
(7)	If two or more valid but different instruments of proxy are received in respect of the same RPS Share for use at the same General Meeting or on the same poll, the one which is last received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that RPS Share and if the Company is unable to determine which was the last received, none of them shall be treated as valid in respect of that RPS Share.
(8)	If conflicting proxies are sent or received at the same time in respect of (or deemed to be in respect of) your entire holding, none of them shall be treated as valid.
(9)	Where the aggregate number of RPS Shares in respect of which proxies are appointed exceeds your entire holding and it is not possible to determine the order in which they were sent or received (or they were all sent or received at the same time), the number of votes attributed to each proxy will be reduced pro rata (on the basis that as far as possible, conflicting forms of proxy should be judged to be in respect of different RPS Shares).
(10)	Where the application of note (9) above gives rise to fractions of RPS Shares, such fractions will be rounded down.
(11)	If you appoint a proxy or proxies and then decide to attend the General Meeting in person and vote using your poll card, then your vote in person will override the proxy vote(s). If your vote in person is in respect of your entire holding then all proxy votes will be disregarded. If, however, you vote at the General Meeting in respect of less than your entire holding, if you indicate on your polling card that all proxies are to be disregarded, that shall be the case; but if you do not specifically revoke proxies, then your vote in person will be treated in the same way as if it were the last received proxy and earlier proxies will only be disregarded to the extent that to count them would result in the number of votes being cast exceeding your entire holding.
(12)	In relation to note (11) above, in the event that you do not specifically revoke proxies, it will not be possible for the Company to determine your intentions in this regard. However, in light of the aim to include votes wherever and to the fullest extent possible, it will be assumed that earlier proxies should continue to apply to the fullest extent possible.
(13)	Entitlement to attend and vote at the General Meeting or any adjournment thereof and the number of votes which may be cast thereat shall be determined by reference to the register of members of the Company at 6.30 p.m. on Tuesday 1 November 2022 or, if the General Meeting is adjourned, at 6.30 p.m. on the day which is two days before the date of such adjourned meeting, excluding any part of a day which is a non-working day. In each case, changes to the register of members of the Company after such time shall be disregarded in determining the rights of any person to attend and/or vote (and the number of votes they may cast) at the General Meeting.
(14)	RPS Shareholders who hold RPS Shares through CREST and who wish to appoint a proxy or proxies for the General Meeting or any adjournment(s) by using the CREST electronic proxy appointment service may do so in accordance with the procedures set out in the CREST Manual which can be viewed at http://www.euroclear.com/. CREST personal members or other CREST sponsored members, and those CREST members who have appointed a voting service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.
(15)	In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear UK & International Limited’s specifications and must contain the information required for such instructions, as described in the CREST Manual. The appointment must, in order to be valid, be transmitted so as to be received by Equiniti (CREST Participant ID RA19) at least 48 hours prior to the General Meeting (excluding any part of such 48 hour period falling on a day that is not a working day). No message received through the CREST network after this time will be accepted. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which Equiniti is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.
(16)	CREST members and, where applicable, their CREST sponsors or voting service providers, should note that Euroclear UK & International Limited does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider(s), to procure that his or her CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.
(17)	The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.
(18)	RPS Shareholders entitled to attend and vote at the General Meeting may appoint a proxy electronically by logging on to www.sharevote.co.uk (“Sharevote”), selecting “Register for the Share Portal” and entering “RPS” in the box provided. To use Sharevote, you will need the Voting ID, Task ID and Shareholder Reference Number contained on the proxy card. RPS Shareholders who have registered with Equiniti’s online portfolio service, Shareview, can appoint their proxy electronically by logging onto their portfolio at www.shareview.co.uk using their usual user ID and password by clicking on the “My Investments” page, then clicking on the link to vote, then following the on-screen instructions. A proxy appointment made electronically will not be valid if sent to any address other than those provided or if received after 10.15 a.m. on Tuesday 1 November 2022 (or, if the General Meeting is adjourned, no later than 48 hours before the time of any adjourned meeting excluding any part of such 48 hour period falling on a day that is not a working day). Please note that any electronic communication found to contain a computer virus will not be accepted.
(19)	An RPS Shareholder which is a corporation may authorise one or more persons to act as its representative(s) at the General Meeting. Each such representative may exercise (on behalf of the corporation) the same powers as the corporation could exercise if it were an individual RPS Shareholder, provided that (where there is more than one representative and the vote is otherwise than on a show of hands) they do not do so in relation to the same RPS Shares.

(20)	Where a copy of this notice is being received by a person who has been nominated to enjoy information rights under section 146 of the Companies Act (“nominee”):
(a)	the nominee may have a right under an agreement between the nominee and the member by whom they were nominated, to be appointed, or have someone else appointed, as a proxy for the General Meeting; or
(b)	if the nominee does not have any such right or does not wish to exercise such right, the nominee may have a right under any such agreement to give instructions to the member as to the exercise of voting rights.

The statement of the rights of RPS Shareholders in relation to the appointment of proxies in notes (1) to (12) (inclusive) and (14) to (18) (inclusive) does not apply to a nominee. The rights described in such notes can only be exercised by RPS Shareholders of the Company.

(21)	In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of any conflicting votes of other joint holders. For this purpose, seniority will be determined by the order in which the names stand in the Company’s register of members in respect of the joint holding.
(22)	If you are in any doubt about completing the PINK Form of Proxy please telephone Equiniti on +44 (0)345 504 9911. Calls are charged at the standard geographic rate and will vary by provider. Calls outside the United Kingdom will be charged at the applicable international rate. Lines will be open between 8.30 a.m. to 5.30 p.m., Monday to Friday excluding public holidays in England and Wales. Different charges may apply to calls from mobile telephones. Calls may be recorded and randomly monitored for security and training purposes. The helpline cannot provide advice on the merits of the Tetra Tech Acquisition nor give any financial, legal or tax advice.
(23)	As at 10 October 2022 (being the latest practicable date before the publication of this notice), the Company’s issued share capital consisted of 277,510,925 ordinary shares of three pence each, carrying one voting right each. The Company does not hold any ordinary shares in treasury. Therefore, the total voting rights in the Company as at 10 October 2022 were 277,510,925.
(24)	Any question relevant to the business of the General Meeting may be asked at the General Meeting by anyone permitted to speak at the General Meeting. You may alternatively submit your question in advance by way of a letter addressed to the Chair.
(25)	Voting on the resolution at the General Meeting will be conducted on a poll rather than a show of hands.
(26)	Except as provided above, members who wish to communicate with the Company in relation to the General Meeting should do so using the following means:
(a)	calling our shareholder helpline on +44 (0)345 504 9911 (between 8.30 a.m. and 5.30 p.m., Monday to Friday, excluding public holidays in England and Wales); or
(b)	contacting the Company Secretary at the address shown above.

No other methods of communication will be accepted and you may not use any electronic address provided either in this notice or any related documents (including the proxy form) to communicate with the Company for any purposes other than those expressly stated.

(1)	The dates and times given are indicative only, are based on current expectations, are subject to change (including as a result of changes to the regulatory timetable) and will depend, among other things, on the date on which: (i) the Conditions are either satisfied, or (if capable of waiver) waived; (ii) the Court sanctions the Scheme; and (iii) the Court Order sanctioning the Scheme is delivered to the Registrar of Companies. References to times are to London, United Kingdom time unless otherwise stated. If any of the times and/or dates above change, the revised times and/or dates will be notified to RPS Shareholders by announcement through a Regulatory Information Service and, if required by the Takeover Panel, notice of the change(s) will be sent to RPS Shareholders and other persons with information rights. Participants in the RPS Share Plans will be contacted separately to inform them of the effect of the Scheme on their rights under the RPS Share Plans.
(2)	The BLUE Form of Proxy for the Court Meeting should be received by Equiniti before 10.00 a.m. on Tuesday 1 November 2022, or, if the Court Meeting is adjourned, not later than 48 hours before the time fixed for the holding of the adjourned meeting, excluding any part of such 48 hour period falling on a day that is not a working day. BLUE Forms of Proxy not so received may be handed to the Chair of the Court Meeting or the Equiniti representative who will be present at the Court Meeting before the commencement of the Court Meeting.
(3)	The PINK Form of Proxy for the General Meeting must be lodged with Equiniti before 10.15 a.m. on Tuesday 1 November 2022 in order for it to be valid, or, if the General Meeting is adjourned, not later than 48 hours before the time fixed for the holding of the adjourned meeting, excluding any part of such 48 hour period falling on a day that is not a working day. The PINK Form of Proxy cannot be handed to the Chair of the General Meeting or the Equiniti representative at that meeting and will be invalid if submitted after these deadlines.
(4)	If a Shareholder Meeting is adjourned, the Voting Record Time for the relevant adjourned meeting will be 6.30 p.m. on the day which is two Business Days before the adjourned meeting will be entitled to attend and vote.